UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

☒	Filed by the Registrant

☐	Filed by a Party other than the Registrant

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

KOHL’S CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

KOHL’S CORPORATION

N56 W17000 Ridgewood Drive

Menomonee Falls, Wisconsin 53051

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 13, 2010

To Our Shareholders:

The Annual Meeting of Shareholders of Kohl’s Corporation will be held at the Pilot House at Pier Wisconsin, 500 N. Harbor Drive, Milwaukee, Wisconsin 53202, on May 13, 2010, at 1:00 p.m. local time, for the following purposes:

1.	To elect the eleven individuals nominated by our Board of Directors to serve as directors for a one-year term and until their successors are duly elected and qualified;

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 29, 2011;

3.	To vote on a proposal to approve our 2010 Long Term Compensation Plan;

4.	To vote on the shareholder proposals described below, if properly presented at the meeting; and

5.	To act upon any other business that may properly come before the meeting or any adjournment thereof.

PLEASE NOTE: The meeting is expected to last less than 30 minutes.

Only shareholders of record at the close of business on March 10, 2010 are entitled to notice of and to vote at the meeting.

We are pleased to once again take advantage of the Securities and Exchange Commission’s rules that allow companies to furnish their proxy materials over the Internet. We believe that this e-proxy process expedites shareholders’ receipt of proxy materials and has lowered the costs and reduced the environmental impact of our annual meeting of shareholders. Accordingly, we have mailed to our shareholders of record and beneficial owners a Notice of Internet Availability of Proxy Materials containing instructions on how to access the attached proxy statement and our Annual Report on Form 10-K via the Internet and how to vote online. The Notice of Internet Availability of Proxy Materials and the attached proxy statement also contain instructions on how you can receive a paper copy of the proxy materials.

The Notice of Internet Availability of Proxy Materials was mailed to our shareholders beginning on or about March 26, 2010.

You are cordially invited to attend the Annual Meeting in person. Your vote is important no matter how large or small your holdings may be. Please vote as soon as possible in one of these three ways, whether or not you plan to attend the meeting:

•	Visit the website shown on your Notice of Internet Availability of Proxy Materials (www.proxyvote.com) to vote over the Internet;

•	Use the toll-free telephone number provided on the voting website (www.proxyvote.com) to vote over the telephone; or

•	If you have received a printed proxy card, you may complete, sign, date and return your proxy card by mail.

If you send in your proxy card or vote by telephone or the Internet, you may still decide to attend the Annual Meeting and vote your shares in person. Your proxy is revocable in accordance with the procedures set forth in this proxy statement.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on May 13, 2010: The 2009 Annual Report on Form 10-K and proxy statement of Kohl’s Corporation are available at www.proxyvote.com.

By Order of the Board of Directors

Richard D. Schepp
Secretary

Menomonee Falls, Wisconsin

March 26, 2010

KOHL’S CORPORATION

N56 W17000 Ridgewood Drive

Menomonee Falls, Wisconsin 53051

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

May 13, 2010

GENERAL INFORMATION ABOUT THESE MATERIALS

This proxy statement describes matters on which we would like you, as a shareholder, to vote at our 2010 Annual Meeting of Shareholders. It also gives you information on these matters so that you can make informed decisions. You are receiving notice because our records indicate that you owned shares of our common stock at the close of business on March 10, 2010. Our Board of Directors has chosen March 10, 2010 as the “record date” for the meeting, which is the date used to determine which shareholders will be able to attend and vote at the meeting.

Our Board of Directors is soliciting your proxy to be used at the meeting. When you complete the proxy, you appoint two of our officers, Richard D. Schepp and Kevin Mansell, as your representatives at the meeting. These individuals will vote your shares at the meeting as you have instructed them on the proxy card. This way, your shares will be voted whether or not you attend the meeting. Even if you plan to attend the meeting, it is a good idea to vote your shares in advance of the meeting just in case your plans change. The Notice of Internet Availability of Proxy Materials was mailed to our shareholders beginning on or about March 26, 2010.

QUESTIONS AND ANSWERS

ABOUT OUR 2010 ANNUAL MEETING OF SHAREHOLDERS

When and where will the meeting take place?

The annual meeting will be held on Thursday, May 13, 2010, at 1:00 p.m., local time, at the Pilot House at Pier Wisconsin, 500 N. Harbor Drive, Milwaukee, Wisconsin 53202.

How long is the meeting expected to last?

The meeting is expected to last less than 30 minutes.

What is the purpose of the meeting?

At the annual meeting, you will be asked to vote on the following matters:

•	the election of the eleven individuals nominated by our Board of Directors to serve as directors for a one-year term and until their successors are duly elected and qualified;

•	the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 29, 2011;

•	approval of our 2010 Long Term Compensation Plan;

•	the shareholder proposals described below, if properly presented at the meeting; and

•	any other business that may properly come before the meeting or any adjournment of the meeting.

Could other matters be decided at the meeting?

Our by-laws require prior notification of a shareholder’s intent to request a vote on other matters at the meeting. The deadline for notification has passed, and we are not aware of any other matters that could be brought before the meeting. However, if any other business is properly presented at the meeting, your completed proxy gives authority to Richard D. Schepp and Kevin Mansell to vote your shares on such matters at their discretion.

Who is entitled to attend the meeting?

All shareholders who owned our common stock at the close of business on March 10, 2010 (which is called the record date for the meeting) or their duly appointed proxies, may attend the meeting. Registration begins at 12:30 p.m.

Who is entitled to vote at the meeting?

All shareholders who owned our common stock at the close of business on the record date are entitled to attend and vote at the meeting and at any adjournment or postponement of the meeting.

How many votes do I have?

Each share of our common stock outstanding on the record date is entitled to one vote on each of the eleven director nominees and one vote on each other matter.

How many votes must be present to hold the annual meeting?

The presence in person or by proxy of the holders of a majority of the outstanding shares of our common stock entitled to vote at the meeting will constitute a quorum for the transaction of business at the meeting. Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining whether there is a quorum. A broker “non-vote” occurs when a broker or nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker or nominee does not have the necessary voting power for that particular item and has not received instructions from the beneficial owner. In order for us to determine that enough votes will be present to hold the meeting, we urge you to vote in advance by proxy even if you plan to attend the meeting.

How many votes may be cast by all shareholders?

A total of 306,974,796 votes may be cast at the meeting, consisting of one vote for each share of our common stock outstanding on the record date.

How do I vote?

You may vote in person at the meeting or vote by proxy as described below.

Whether or not you intend to attend the meeting, you can vote by proxy in three ways:

•	Visit the website shown on your Notice of Internet Availability of Proxy Materials (www.proxyvote.com) to vote over the Internet;

•	Use the toll-free telephone number provided on the voting website (www.proxyvote.com) to vote over the telephone; or

•	If you have received a printed proxy card, you may complete, sign, date and return your proxy card by mail.

If you vote by proxy, your shares will be voted at the meeting in the manner you indicate. If you sign and return your proxy card, but don’t specify how you want your shares to be voted, they will be voted as the Board of Directors recommends.

May I change or revoke my vote after I submit my proxy?

Yes. To change your vote previously submitted by proxy, you may:

•	cast a new vote by mailing a new proxy card with a later date; or

•	cast a new vote by calling the toll-free telephone number provided on the voting website (www.proxyvote.com);

•	cast a new vote over the internet by visiting the voting website (www.proxyvote.com); or

•	if you hold shares in your name, attend the annual meeting and vote in person.

If you wish to revoke rather than change your vote, written revocation must be received by our corporate Secretary prior to the meeting.

What are the Board’s voting recommendations?

Unless you give other instructions on your proxy, the persons named as proxy holders on the proxy will vote in accordance with the recommendations of our Board of Directors. Our Board of Directors recommends a vote:

•	FOR the election of the eleven nominees named under the caption “ITEM ONE — ELECTION OF DIRECTORS” to serve as directors (see page 16);

•

FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 29, 2011 (see “ITEM TWO — RATIFICATION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM” on page 58);

•	FOR the approval of our 2010 Long Term Compensation Plan (see “ITEM THREE — APPROVAL OF OUR 2010 LONG TERM COMPENSATION PLAN” on page 59);

•	AGAINST the approval of the shareholder proposal on simple majority vote requirements (see “ITEM FOUR — SHAREHOLDER PROPOSAL” on page 66); and

•	AGAINST the approval of the shareholder proposal on an independent chairman of the Board of Directors (see “ITEM FIVE — SHAREHOLDER PROPOSAL” on page 68); and

How many votes will be required to approve each of the proposals?

•

ITEM ONE: Our Board of Directors has instituted a majority vote requirement for the election of directors in uncontested elections. This means that a director nominee will be elected if the number of votes cast “for” that nominee exceeds the number of votes cast “against” that nominee. If you return a signed proxy card or otherwise complete your voting by proxy over the Internet or over the telephone but abstain from voting on any of the nominees, your shares will not be voted with respect to those nominees. Your shares will be counted for purposes of determining whether there is a quorum, but will have no effect on the election of those nominees.

•

ITEMS TWO, THREE, FOUR and FIVE: The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm, the approval of our 2010 Long Term Compensation Plan and each of the shareholder proposals will be approved if the number of votes cast “for” that proposal exceeds the number of votes cast “against” it, provided that in the case of ITEM THREE, the total votes cast on the proposal represents over fifty percent of the shares entitled to vote on the proposal. If you return a signed proxy card or otherwise complete your voting by proxy over the Internet or over the telephone but abstain from voting on any of these proposals, your shares will be counted as present for purposes of determining whether there is a quorum, but will have no effect on the outcome of such proposal or proposals.

What if I do not indicate my vote for one or more of the matters on my proxy?

If you return a signed proxy card or otherwise complete your voting by proxy over the Internet or over the telephone without indicating your vote on a matter to be considered at the annual meeting, your shares will be voted in accordance with the Board of Directors’ recommendations described above. In the event any other matters are brought before the meeting, Richard D. Schepp and Kevin Mansell will vote your shares on such matters at their discretion.

What happens if I do not vote by proxy?

If you do not vote by proxy, the shares held in your name will not be voted unless you vote in person at the meeting. If you hold your shares through a broker and you do not provide your broker with specific instructions, your shares may be voted with respect to certain proposals at your broker’s discretion. If the broker does not vote those shares, those broker non-votes will have no effect on the outcome of any of the proposals.

How can I attend the annual meeting?

Only shareholders as of the close of business on the record date, March 10, 2010, may attend the annual meeting. To be admitted to the meeting, you will be required to present photo identification and an admission ticket or proof of ownership of your shares as of the record date, such as a letter or account statement from your bank or broker.

IF YOU DO NOT HAVE AN ADMISSION TICKET (OR PROOF OF OWNERSHIP) AND VALID PICTURE IDENTIFICATION, YOU WILL NOT BE ADMITTED TO THE MEETING.

The use of cameras, recording devices and other electronic devices at the meeting is prohibited, and such devices will not be allowed in the meeting or any other related areas, except by credentialed media. We realize that many cellular phones have built-in digital cameras, and while you may bring these phones into the venue, you may not use the camera function at any time.

What happens if the annual meeting is postponed or adjourned?

If the meeting is postponed or adjourned, your proxy will remain valid and may be voted when the meeting is convened or reconvened. You may change or revoke your proxy as set forth above under the caption “May I change or revoke my vote after I submit my proxy?”.

Will our independent registered public accounting firm participate in the meeting?

Yes. Our independent registered public accounting firm is Ernst & Young LLP. A representative of Ernst & Young LLP will be present at the meeting, will be available to answer any appropriate questions you may have and will have the opportunity to make a statement.

Are members of the Board of Directors required to attend the meeting?

While the Board has not adopted a formal policy regarding director attendance at annual shareholder meetings, directors are encouraged to attend. Seven of our eleven directors attended the 2009 Annual Meeting of Shareholders.

Who will pay the expenses incurred in connection with the solicitation of my vote?

We pay all costs and expenses related to preparation of these proxy materials and solicitation of your vote. We also pay all annual meeting expenses. In addition to soliciting proxies by mail, we may solicit proxies by telephone, personal contact, and electronic means. None of our directors, officers, or employees will be specially compensated for these activities. We have hired The Altman Group to assist with the solicitation of proxies for a fee not to exceed $7,000, plus reimbursement for out-of-pocket expenses. We also reimburse brokers, fiduciaries, and custodians for their costs in forwarding proxy materials to beneficial owners of our common stock, but we will not pay any compensation for their services.

Can I view these proxy materials electronically?

Yes. You may view our 2010 proxy materials at www.proxyvote.com. You may also use our websites at www.kohls.com or www.kohlscorporation.com to view all of our filings with the Securities and Exchange Commission, including this proxy statement and our Annual Report on Form 10-K for the fiscal year ended January 30, 2010.

How can I receive copies of Kohl’s year-end Securities and Exchange Commission filings?

We will furnish without charge to any shareholder who requests in writing, a copy of this proxy statement and/or our Annual Report on Form 10-K, including financial statements, for the fiscal year ended January 30, 2010, as filed with the Securities and Exchange Commission (the “Commission”). Any such request should be directed to Kohl’s Corporation, N56 W17000 Ridgewood Drive, Menomonee Falls, Wisconsin 53051, Attention: Investor Relations.

How do shareholders submit proposals for Kohl’s 2011 Annual Meeting of Shareholders?

You may present matters for consideration at our next annual meeting either by having the matter included in our proxy statement and listed on our proxy or by conducting your own proxy solicitation.

To have your proposal included in our proxy statement and listed on our proxy for the 2011 annual meeting, we must receive your proposal by November 26, 2010. You may submit your proposal in writing to: Corporate Secretary, Kohl’s Corporation, N56 W17000 Ridgewood Drive, Menomonee Falls, Wisconsin 53051. You may submit a proposal only if you have continuously owned at least $2,000 worth of our common stock for at least one year before you submit your proposal, and you must continue to hold this level of stock through the date of the 2011 annual meeting.

If you decide to conduct your own proxy solicitation, you must provide us with written notice of your intent to present your proposal at the 2011 annual meeting, and the written notice must be received by us by January 13, 2011. If you submit a proposal for the 2011 annual meeting after that date, your proposal cannot be considered at the annual meeting.

QUESTIONS AND ANSWERS

ABOUT OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE MATTERS

What is the makeup of the Board of Directors and how often are members elected?

Our Board of Directors currently has eleven members. Each director stands for election every year.

How often did the Board of Directors meet in fiscal 2009?

The full Board of Directors formally met five times during fiscal 2009 and otherwise accomplished its business through the work of the committees described below or otherwise without formal meetings. Each incumbent director attended at least 75% of the meetings of the Board and of the standing committees of which he or she was a member during fiscal 2009.

Do the non-management directors meet in regularly scheduled executive sessions?

Yes. The non-management members of our Board of Directors meet in regularly scheduled executive sessions without any members of management present. Our Board of Directors, upon the recommendation of the Governance & Nominating Committee, appointed Mr. Burd as the independent “Lead Director” for fiscal 2009. In this capacity, Mr. Burd presided over the meetings of non-management Directors.

Has the Board of Directors adopted written Corporate Governance Guidelines?

Yes. Our Board has adopted written Corporate Governance Guidelines. To view these guidelines, access www.kohlscorporation.com, then “Investor Relations,” then “Corporate Governance,” then “Corporate Governance Guidelines.” Paper copies will be provided to any shareholder upon request.

How does the Board determine which directors are independent?

Our Board of Directors has established independence guidelines that are described in our Corporate Governance Guidelines. The independence guidelines require a finding that the individual director satisfies all of the independence standards of the New York Stock Exchange, as such standards may be amended from time to time, and also that the director has no material relationships with us (either directly or as a partner, shareholder or officer of any entity) which would be inconsistent with a finding of independence.

Which directors have been designated as independent?

Based on the analysis described below on page 20 under the caption “Independence Determinations & Related Person Transactions,” the Board affirmatively determined that nine of the eleven directors that will continue to serve on the Board following the annual meeting are independent: Peter Boneparth, Steven A. Burd, John F. Herma, Dale E. Jones, William S. Kellogg, Frank V. Sica, Stephanie A. Streeter, Nina G. Vaca and Stephen E. Watson. Wayne Embry, who had reached mandatory retirement age and retired from the Board on May 14, 2009 was also determined to be independent.

What are the standing committees of the Board?

Our Board of Directors has three standing committees: the Audit Committee, the Governance & Nominating Committee and the Compensation Committee.

Who are the members of the standing committees?

During fiscal 2009 the members of our Board of Directors’ standing committees were:

Committee	Members	Chairperson

Audit Committee	Peter Boneparth John F. Herma Stephanie A. Streeter Stephen E. Watson	Stephen E. Watson

Governance & Nominating Committee	Peter Boneparth Steven A. Burd John F. Herma Dale E. Jones Frank V. Sica Stephanie A. Streeter Stephen E. Watson	Stephen E. Watson

Compensation Committee	Steven A. Burd Dale E. Jones Frank V. Sica	Frank V. Sica

Are all of the members of the standing committees independent?

Yes. The members of each of the standing committees have been deemed independent by the Board of Directors.

Do all of the standing committees operate under a written charter?

Yes. The charters of each of the standing committees are available for viewing by accessing our website at www.kohlscorporation.com, then “Investor Relations,” then “Corporate Governance.” Paper copies will be provided to any shareholder upon request.

What are the functions of the standing committees?

Audit Committee

It is the responsibility of the Audit Committee to assist the Board of Directors in its oversight of our financial accounting and reporting practices. The specific duties of the Audit Committee include:

•	monitoring the integrity of our financial process and systems of internal controls regarding finance, accounting and legal compliance;

•	selecting our independent registered public accounting firm;

•	monitoring the independence and performance of our independent registered public accounting firm and internal auditing functions;

•	providing oversight and guidance to management with respect to management’s enterprise risk assessment and risk mitigation processes; and

•	providing an avenue of communication among the independent registered public accounting firm, management, the internal auditing functions and the Board of Directors.

The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent registered public accounting firm as well as any of our employees. The Audit Committee has the ability to retain, at our expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties. The Board has determined that each member of the Audit Committee is “financially literate,” as that term is defined under New York Stock Exchange rules, and qualified to review and assess financial statements. The Board has also determined that more than one member of the Audit Committee qualifies as an “audit committee financial expert,” as defined by the SEC, and has specifically designated Stephen E. Watson, Chairman of the Audit Committee, as an audit committee financial expert. Each member of the Audit Committee is also “independent” as that term is defined under the rules of both the Commission and the New York Stock Exchange.

Governance & Nominating Committee

The duties of the Governance & Nominating Committee are to provide assistance to the Board of Directors in the selection of candidates for election and re-election to the Board and its committees; advise the Board on corporate governance matters and practices, including developing, recommending, and thereafter periodically reviewing the Corporate Governance Guidelines and principles applicable to us; and coordinate an annual evaluation of the performance of the Board and each of its standing committees.

Compensation Committee

The duties of the Compensation Committee are to discharge the Board’s responsibilities related to compensation of our directors and officers, as well as those with respect to our general employee compensation and benefit policies and practices to ensure that they meet corporate objectives. The Compensation Committee has overall responsibility for evaluating and approving our executive officer benefit, incentive compensation, equity based or other compensation plans, policies and programs. The Compensation Committee also approves goals for incentive plans and evaluates performance against these goals. Furthermore, the Compensation Committee has the ability to retain, at our expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties. Further information regarding the Committee’s processes and procedures for the consideration of executive and director compensation is included in the Compensation Discussion & Analysis section of this proxy statement.

How many times did each standing committee meet in fiscal 2009?

During fiscal 2009, the Audit Committee formally met eight times and otherwise accomplished its business without formal meetings. The Compensation Committee formally met five times and otherwise accomplished its business without formal meetings. The Governance & Nominating Committee formally met two times and otherwise accomplished its business without formal meetings.

Are there currently any other committees of the Board of Directors?

The Board of Directors has also established an Executive Committee, the primary function of which is to act on behalf of the Board of Directors in the intervals between the Board’s meetings. The Executive Committee may not, however, take any actions that: (a) are prohibited by applicable law or our Articles of Incorporation or Bylaws, or (b) are required by law or by rule of the New York Stock Exchange to be performed by a committee of independent directors, unless the composition of the Executive Committee complies with such law or rule. The members of the Executive Committee during fiscal 2009 were Messrs. Burd, Kellogg, Mansell, Montgomery, Sica, Sommerhauser and Watson.

What is the leadership structure of Kohl’s Board of Directors?

The Board of Directors has no formal policy on separation of the position of Chairman of the Board and Chief Executive Officer, but generally believes that separation of the roles is unnecessary under normal circumstances. The Board currently combines the role of Chairman of the Board with the role of Chief Executive Officer. To further strengthen the Board’s governance structure, our Corporate Governance Guidelines provide for an independent Lead Director to be elected annually by the independent directors. The role of our Lead Director closely parallels the role of an independent chairman. Furthermore, all members of the Board’s Audit Committee, Compensation Committee and Nominating and Governance Committee, including the chairs of those committees, are independent directors. Non-management directors meet privately in executive sessions presided over by the independent Lead Director in conjunction with each regular Board meeting. Following these executive sessions, the Lead Director provides the Board’s guidance and feedback to the Chairman. Consistent with good corporate governance principles, the Board expects that its Governance and Nominating Committee will review the Board's leadership structure on an ongoing basis and recommend changes as deemed appropriate from time to time. A full discussion of this approach, including the role of the independent Lead Director and a discussion of why the Board believes this leadership structure is appropriate for Kohl’s can be found below in these proxy materials (see “STATEMENT OF THE BOARD OF DIRECTORS IN OPPOSITION TO THIS SHAREHOLDER PROPOSAL” on page 69).

How Does Kohl’s Manage Risk and What is the Board’s Role in the Risk Management Processes?

We have developed a robust enterprise risk management program that is driven by management and overseen by the Board’s Audit Committee, with progress reports given periodically to the full Board. Our enterprise risk management program was designed to monitor Kohl’s ongoing progress in managing the potential impact of key regulatory, operational, financial and reputational risks across the organization. Management has compiled a comprehensive list of enterprise risks. These risks have been prioritized based upon the potential financial and reputational damage posed by each risk. A member of senior management has been assigned as the “owner” of each risk based upon who is most likely to be able to impact the effects of that particular risk. Each risk owner has been required to develop action plans to reduce, mitigate or eliminate the risk, identify barriers to risk reduction efforts, and establish key metrics to objectively measure the impacts of risk management efforts. A risk reduction committee has been formed among key senior managers from across our company to actively review each risk owner’s progress toward reduction, mitigation or elimination of each particular risk. The risk management committee meets regularly to review the status of risk management efforts directed toward each identified risk element. Our principal officers are periodically updated on the status of all risk management efforts, and are regularly consulted for additional direction.

Pursuant to its charter, the Board’s Audit Committee actively oversees and monitors our enterprise risk management program. The Audit Committee receives a full annual status report on all of our risk management activities. Between these annual reports, the Audit Committee receives regular updates from members of senior management on various elements of material risk. Some of these reports are scheduled because of their particular significance, and others may be scheduled at the request of any Audit Committee member for any reason. These reports are given by the appropriate risk owner within the organization to enable the Audit Committee members to understand our risk identification, risk management and risk mitigation strategies, and to provide regular feedback and general direction to management. Following each of these updates, the Audit Committee Chairman reports on the discussion to the full Board during the committee reports portion of the next full Board meeting. On an annual basis, the full Board also receives a comprehensive update on our current risk profile and our activities related to the enterprise risk management program. This enables all members of the Board to understand our overall risk profile and efforts being made to reduce, mitigate or eliminate each element of risk.

How does the Board identify and evaluate nominees for director?

The Governance & Nominating Committee regularly assesses the appropriate size of the Board, whether any vacancies on the Board are expected due to retirement or otherwise, and whether the Board is comprised of individuals with the experience, qualifications, attributes and skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively. To assist in these considerations, the Board has completed a comprehensive skills assessment to determine which particular skills or areas of expertise would most help the Board of Directors carry out its significant responsibilities. In the event that vacancies are anticipated or otherwise arise, the Governance & Nominating Committee utilizes a variety of methods for identifying and evaluating director candidates that would best satisfy areas of opportunity identified during the course of the skills assessment. Candidates may come to the attention of the Committee through current directors, members of management, eligible shareholders or other persons. From time to time the Governance & Nominating Committee may also engage a search firm to assist in identifying potential Board candidates, although such a firm was not used to identify any of the nominees for director proposed for election at the 2010 annual meeting. Once the Committee has identified a prospective nominee, the Committee carefully evaluates the nominee’s potential contributions in providing advice and guidance to the Board and management.

What are the minimum required qualifications for directors?

Members of the Board and director nominees must share with the other directors the following attributes:

•	Unquestionable ethics and integrity;

•	A demonstrated record of success, leadership and solid business judgment;

•	Intellectual curiosity;

•	Strong reasoning skills;

•	Strong strategic aptitude;

•	Independence and objectivity — willingness to challenge the status quo;

•	A demonstrated record of social responsibility;

•	A commitment to enhancing long-term shareholder value;

•	A willingness to represent the interests of all of our shareholders;

•	A willingness and ability to spend sufficient time to carry out their duties; and

•	A good cultural fit with Kohl’s and the Board.

Does Kohl’s have a formal diversity policy for directors?

The Board is committed to an inclusive membership, embracing diversity with respect to background, experience, skills, education, special training, race, age, gender, national origin and viewpoints.

How does the Board evaluate director candidates recommended by shareholders?

The Governance & Nominating Committee evaluates shareholder nominees in the same manner as any other nominee. Pursuant to procedures set forth in our Bylaws, our Governance & Nominating Committee will consider shareholder nominations for directors if we receive timely written notice, in proper form, of the intent to make a nomination at a meeting of shareholders. To be timely for the 2011 annual meeting of shareholders, the notice must be received within the time frame discussed above on page 5 under the heading “How do shareholders submit proposals for Kohl’s 2011 Annual Meeting of Shareholders?” To be in proper form, the notice must, among other things, include each nominee’s written consent to serve as a director if elected, a description of all arrangements or understandings between the nominating shareholder and each nominee and information about the nominating shareholder and each nominee. In 2009, we changed the beneficial ownership required to be disclosed by a shareholder proposing a director nomination to require disclosure of any hedging, derivative or other complex transactions involving our common stock to which the shareholder is a party. These requirements are detailed in our Bylaws, a copy of which will be provided to you upon request.

How are directors compensated?

Pursuant to our 2009 Non-Employee Director Compensation Program, directors who are not our employees or employees of our subsidiaries received an annual retainer fee of $100,000. The independent Lead Director received an additional retainer fee of $15,000. Chairpersons of the Compensation Committee and the Audit

Committee received an additional $20,000 retainer fee, and the Chairperson of the Governance & Nominating Committee received an additional $10,000 retainer fee. Non-employee directors also received retainer fees for membership on the Compensation, Audit and Executive Committees. Committee member retainers are $10,000 for Compensation Committee members and $15,000 for Audit Committee and Executive Committee members. Directors received no additional compensation for participation in Board of Directors’ or committee meetings. Directors are, however, reimbursed for travel and other expenses related to attendance at these meetings as well as travel and other expenses related to attendance at educational seminars approved in advance by the Governance & Nominating Committee.

Stock options are granted to non-employee directors from time to time pursuant to our 1997 Stock Option Plan for Outside Directors. These grants are typically made following a director’s initial election to the Board and each time the director is re-elected by the shareholders to serve a new term. Ten-year options to purchase 4,776 shares of our common stock were granted to each of the non-employee directors that were re-elected to the Board at the 2009 Annual Meeting of Shareholders. All of the options granted to non-employee directors in 2009 were at the closing market price on the date of grant and vest on the first anniversary of the date of grant.

We believe that director stock ownership is important to align the interests of our directors with those of our shareholders. New directors are expected to own or acquire 1,000 shares of our common stock within a reasonable period of time following their initial election to the board, and to own 2,500 shares within three years of such initial election.

Director Compensation Table

The following table provides each element of compensation paid or granted to each non-employee director for services rendered during fiscal 2009. Retainer fees are paid on a quarterly basis in arrears, so some of the retainer fees in this table may have been paid in the first quarter of fiscal 2010 for services rendered in fiscal 2009.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Peter Boneparth	$115,000	—	$99,989	—	—	—	$214,989
Steven A. Burd	$140,000	—	$99,989	—	—	—	$239,989
Wayne Embry(2)	$31,250	—	—	—	—	—	$31,250
John F. Herma	$115,000	—	$99,989	—	—	—	$214,989
Dale E. Jones	$110,000	—	$99,989	—	—	—	$209,989
William S. Kellogg	$115,000	—	$99,989	—	—	—	$214,989
Frank V. Sica	$145,000	—	$99,989	—	—	—	$244,989
Peter M. Sommerhauser	$115,000	—	$99,989	—	—	—	$214,989
Stephanie A. Streeter	$115,000	—	$99,989	—	—	—	$214,989
Stephen E. Watson	$160,000	—	$99,989	—	—	—	$259,989

(1)

The amounts shown represent the aggregate grant date fair value for awards granted in 2009, computed in accordance with FASB ASC Topic 718 (formerly FAS 123(R)). Upon their re-election to the Board of Directors in fiscal 2009, each director was granted an award of 4,776 stock options. Due to his retirement, Mr. Embry did not receive any option awards in fiscal 2009. For a discussion of the valuation assumptions used for all option awards, see Note 7 to our fiscal 2009 audited financial statements included in our Annual Report on Form 10-K. As of January 30, 2010, the aggregate number of vested and unvested stock options held by each incumbent non-employee director were: Mr. Boneparth: 4,173 vested, 4,776 unvested; Mr. Burd: 16,373 vested, 4,776 unvested; Mr. Herma: 13,873 vested, 4,776 unvested; Mr. Jones: 4,173 vested, 4,776 unvested; Mr. Kellogg: 18,373 vested, 4,776 unvested; Mr. Sica: 13,873 vested, 4,776 unvested; Mr. Sommerhauser: 17,373 vested, 4,776 unvested; Ms. Streeter: 7,873 vested, 4,776 unvested; and Mr. Watson: 15,373 vested, 4,776 unvested.

(2)	Mr. Embry retired from the Board of Directors in May 2009.

Do you have a written Code of Ethics?

Yes. Our Board of Directors, through its Governance & Nominating Committee, has adopted a code of ethical standards that describes the ethical and legal responsibilities of all of our employees and, to the extent applicable, members of our Board of Directors. This code includes (but is not limited to) the requirements of the Sarbanes-Oxley Act of 2002 pertaining to codes of ethics for chief executives and senior financial and accounting officers. We provide educational seminars with respect to the code for all of our employees, and all employees agree in writing to comply with the code at the time they are hired and periodically thereafter. Our employees are encouraged to report suspected violations of the code through various means, including through the use of an anonymous toll-free hotline. This code, known as “Kohl’s Ethical Standards and Responsibilities” can be viewed on our website by accessing www.kohlscorporation.com, then “Investor Relations,” then “Corporate Governance,” then “Code of Ethics.” We intend to satisfy our disclosure requirements under Item 5.05 of Form 8-K, regarding any amendments to, or waiver of, a provision of our Code of Business Conduct that applies to our principal executive officer, principal financial officer or our Directors by posting such information at this location on our website. Paper copies of the code of ethics will be provided to any shareholder upon request.

How can I obtain copies of your corporate governance documents?

You may obtain a copy of our Corporate Governance Guidelines, our Code of Ethics and the charters for each of the committees of our Board of Directors on our website at www.kohlscorporation.com, under the section entitled “Investor Relations,” or by contacting our Investor Relations staff by e-mail at investor.relations@kohls.com or by mail at N56 W17000 Ridgewood Drive, Menomonee Falls, Wisconsin 53051.

How can I communicate with members of the Board of Directors?

You may contact any member of the Board of Directors, including the independent Lead Director, as follows (these instructions are also available on our website):

Write to our Board of Directors or Lead Director Steven A. Burd:

Kohl’s Board of Directors

c/o Brian Miller, Senior Vice President — Corporate Governance

N56 W17000 Ridgewood Drive

Menomonee Falls, WI 53051

Or

E-mail our Board of Directors or Lead Director Steven A. Burd:

directors@kohls.com

Or

Contact Brian Miller, Senior Vice President — Corporate Governance

N56 W17000 Ridgewood Drive

Menomonee Falls, WI 53051

Phone: (262) 703-1723

Fax: (262) 703-6143

brian.f.miller@kohls.com

All questions or concerns will be received and processed by Brian F. Miller, our Senior Vice President — Corporate Governance, who reports directly to the Audit Committee. Mr. Miller will forward communications to the appropriate members of management or the Board of Directors and provide a quarterly recap of all such communications to the Audit Committee. Correspondence relating to accounting, internal controls or auditing matters is immediately brought to the attention of our internal audit department and, if appropriate, to the Audit Committee.

All such communications are treated confidentially. You can remain anonymous when communicating your concerns.

When do your fiscal years end?

References in this proxy statement to a “fiscal year” are to the calendar year in which the fiscal year begins. For example, the fiscal year ended January 30, 2010 is referred to as “fiscal 2009”.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT

The following table presents information concerning the beneficial ownership of the shares of our common stock as of January 30, 2010 (unless otherwise noted) by:

•	each of our directors and nominees;

•	each of our named executive officers;

•	all of our executive officers, directors and nominees as a group; and

•	each person who is known by us to beneficially own more than 5% of our common stock.

Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting and investment power. The beneficial ownership includes shares owned by the individual in his or her 401(k) Plan and our Employee Stock Ownership Plan. Indicated options are all exercisable within 60 days of January 30, 2010.

Name of Beneficial Owner	Amount Beneficially Owned		Percent of Class
Peter Boneparth	6,673	(1)	*

Steven A. Burd	31,318	(2)	*

John F. Herma	6,753,180	(3)	2.2%

Dale E. Jones	4,318	(4)	*

William S. Kellogg	10,220,364	(5)	3.3%

Frank V. Sica	45,501	(6)	*

Peter M. Sommerhauser	15,785,065	(7)	5.1%
780 N. Water Street Milwaukee, WI 53202

Stephanie A. Streeter	8,873	(8)	*

Nina G. Vaca	0	(9)	*

Stephen E. Watson	16,873	(10)	*

Kevin Mansell	1,621,552	(11)	*

R. Lawrence Montgomery	2,168,767	(12)	*

Donald A. Brennan	328,260	(13)	*

John Worthington	173,372	(14)	*

Wesley S. McDonald	151,005	(15)	*

All directors and executive officers as a group (14 persons)	22,804,968	(16)	7.4%

BlackRock Inc.	18,820,683	(17)	6.1%
40 East 52nd Street New York, NY 10022

AXA Financial, Inc.	17,153,217	(18)	5.6%
1290 Avenue of the Americas New York, New York 10104

*	Less than 1%.
(1)	Includes 4,173 shares represented by stock options.

(2)	Includes 16,373 shares represented by stock options.
(3)

Includes 5,074,340 shares held in trust for the benefit of Mr. Herma’s family but as to which Mr. Sommerhauser has sole voting and investment power, 172,948 shares held by a charitable foundation for which Mr. Herma serves as a director and president and 13,873 shares represented by stock options.

(4)	Includes 4,173 shares represented by stock options.
(5)

Includes 8,977,309 shares held in trust for the benefit of Mr. Kellogg’s family but as to which Mr. Sommerhauser has sole voting and investment power, 82,970 shares held by a charitable foundation for which Mr. Kellogg serves as a director and president, 658,532 shares held in trust for the benefit of a former director’s family and as to which Mr. Kellogg and Mr. Sommerhauser have shared voting and investment power, but no pecuniary interest, and 18,373 shares represented by stock options.

(6)	Includes 13,873 shares represented by stock options and 21,628 shares held by Mr. Sica’s spouse, individually and as trustee of a trust for the benefit of Mr. Sica’s children.
(7)

Includes 15,532,980 shares held in trust for the benefit of the families of current and former executive officers of Kohl’s or in charitable foundations established by executive officers of Kohl’s for which Mr. Sommerhauser has sole or shared voting and investment power but no pecuniary interest. Includes 84,697 shares held in trusts for the benefit of Mr. Sommerhauser’s family as to which Mr. Sommerhauser has no voting or investment power. Includes 9,150 shares held by a charitable foundation for which Mr. Sommerhauser acts as president and a director, 15,422 shares held in trust for the benefit of Mr. Sommerhauser’s spouse and 11,675 shares held by Mr. Sommerhauser’s spouse and 17,373 shares represented by stock options.

(8)	Includes 7,873 shares represented by stock options.
(9)	Ms. Vaca was first elected to the Board of Directors on March 22, 2010.
(10)	Includes 15,373 shares represented by stock options.
(11)

Includes 138,000 shares held in trust for the benefit of Mr. Mansell’s family but as to which Mr. Sommerhauser has sole voting and investment power. Also includes 64,586 shares held in trusts for the benefit of Mr. Mansell and his spouse, for which Mr. Mansell or his spouse is a co-trustee, 31,743 shares held by Mr. Mansell’s spouse and dependent children, 37,447 unvested performance shares, 127,694 unvested restricted shares, and 1,146,350 shares represented by stock options.

(12)

Includes 251,896 shares held in trust for the benefit of Mr. Montgomery’s family but as to which Mr. Sommerhauser has sole voting and investment power. Also includes 15,194 shares held in trusts for the benefit of Mr. Montgomery and his spouse, for which Mr. Montgomery or his spouse is a co-trustee, 10,100 shares held by a charitable foundation for which Mr. Montgomery acts as president and a director, 58,685 shares held by Mr. Montgomery’s spouse and 1,414,750 shares represented by stock options.

(13)	Includes 24,451 unvested restricted shares and 290,900 shares represented by stock options.
(14)	Includes 22,434 unvested restricted shares and 146,297 shares represented by stock options.
(15)	Includes 27,115 unvested restricted shares and 113,705 shares represented by stock options.
(16)	Includes 3,223,459 shares represented by stock options.
(17)

According to the Schedule 13G filed January 29, 2010 by BlackRock, Inc. According to the filing, BlackRock, Inc., through its subsidiaries (collectively “Blackrock”), was the beneficial owner of 18,820,683 shares of Kohl’s common stock as of December 31, 2009. The filing indicates that Blackrock has sole voting power and sole dispositive power with respect to all 18,820,683 shares.

(18)

According to a Schedule13G filed with the Securities and Exchange Commission on February 12, 2010 by AXA Assurances I.A.R.D. Mutuelle and AXA Assurances Vie Mutuelle; AXA; and AXA Financial, Inc. (collectively, the “AXA Group”). According to the filing, as of December 31, 2009, the AXA Group was the beneficial owner of 17,153,217 shares of Kohl’s common stock, with sole voting power with respect to 13,646,300 shares and sole dispositive power with respect to 17,153,217 shares.

ITEM ONE

ELECTION OF DIRECTORS

Our Articles of Incorporation provide that our Board of Directors shall consist of five to fifteen members. The size of our Board of Directors was reduced to ten members in fiscal 2009 in conjunction with the planned retirements of Wayne R. Embry and R. Lawrence Montgomery. The Board was then expanded to eleven members upon the Board’s election of Nina G. Vaca in March, 2010. Ms. Vaca was initially recommended for Board of Directors membership by Mr. Mansell. Upon the recommendation of the Governance & Nominating Committee, Ms. Vaca was unanimously elected by the full Board of Directors to serve until this May 13, 2010 annual meeting of shareholders and until her successor is duly elected and shall qualify.

Under our Articles of Incorporation, our Board of Directors is elected annually to serve until the next annual meeting of shareholders and until the directors’ successors are duly elected and shall qualify. OUR BOARD OF DIRECTORS HAS INSTITUTED A MAJORITY VOTE REQUIREMENT FOR THE ELECTION OF DIRECTORS IN UNCONTESTED ELECTIONS. THIS MEANS THAT A DIRECTOR NOMINEE WILL BE ELECTED IF THE NUMBER OF VOTES CAST “FOR” THAT NOMINEE EXCEEDS THE NUMBER OF VOTES CAST “AGAINST” THAT NOMINEE. If you abstain from voting on any of the nominees, your shares will not be voted with respect to those nominees. Your shares will be counted for purposes of determining whether there is a quorum, but will have no effect on the election of those nominees.

You may vote for all, some or none of the eleven nominees to be elected to the Board. However, you may not vote for more individuals than the number nominated. Unless you direct otherwise, your proxy will be voted for the election of the eleven nominees described below. The Board of Directors has no reason to believe that any nominee is not available or will not serve if elected. If for any reason a nominee becomes unavailable for election, the Board of Directors may reduce the size of the Board or may designate a substitute nominee, in which event the shares represented by your signed proxy will be voted for any such substitute nominee, unless you have given different instructions on the proxy.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS

VOTE FOR THE ELECTION OF THE NOMINEES TO SERVE AS DIRECTORS.

IF NO INSTRUCTIONS ARE SPECIFIED ON YOUR OTHERWISE PROPERLY COMPLETED PROXY, THAT PROXY WILL BE VOTED TO ELECT ALL OF THE NOMINEES.

Information about Director Nominees

The Board of Directors and particularly its Governance & Nominating Committee regularly considers whether the Board is comprised of individuals with the experience, qualifications, attributes and skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively. In making these considerations, the Board of Directors and its Governance & Nominating Committee has focused primarily on the information in each of the nominee’s individual biographies set forth below. These biographies are based upon information provided by each of the nominees. There are no family relationships between the nominees. Unless otherwise indicated, the nominees have had the indicated principal occupation for at least the past five years. The directorships listed for each nominee are those public company directorships that have been held by the nominee at any time during the past five years.

	Age	Director Since
Peter Boneparth	50	2008

Senior Advisor, Irving Capital Partners, a private equity group, since February 2009. Former President and Chief Executive Officer of Jones Apparel Group, a designer and marketer of apparel and footwear, from March 2002 to July 2007. Mr. Boneparth was a director of McNaughton Apparel Group, a producer of apparel, from April 1997 to July 2001 and of Jones Apparel Group a provider of apparel and footwear, from July 2001 to July 2007. He is currently a director of JetBlue Airways Corporation, a commercial airline.

The Governance & Nominating Committee believes Mr. Boneparth’s qualifications to serve on our Board of Directors include his experience as President and Chief Executive Officer of several large companies that specialize in the production and sale of apparel and footwear, his experience as a director of other public companies and his broad-based knowledge in the areas of retail sales, corporate finance, consumer products, and the design and manufacture of apparel and other products.

Steven A. Burd	60	2001

Chairman, President and Chief Executive Officer of Safeway, Inc., an operator of grocery store chains. Mr. Burd has served as Safeway’s Chairman of the Board of Directors since 1998, Chief Executive Officer since 1993 and President since 1992.

The Governance & Nominating Committee believes Mr. Burd’s qualifications to serve on our Board of Directors include his experience as President, Chief Executive Officer and Chairman of the board of directors of a large retail company and his broad-based knowledge in the areas of retail operations, corporate finance, accounting and marketing.

John F. Herma	62	1988

Our former Chief Operating Officer and Secretary. Mr. Herma retired from Kohl’s effective June 1999, after 21 years of service.

The Governance & Nominating Committee believes Mr. Herma’s qualifications to serve on our Board of Directors include his extensive retail experience, his 21 years of service with Kohl’s during which he held several executive leadership positions including Chief Operating Officer, and his broad-based knowledge in the areas of retail operations, retail accounting, real estate and human resources.

Dale E. Jones	50	2008

Vice Chairman and partner of the CEO and Board Practice in the Americas at Heidrick and Struggles, an executive development and search firm, since January 2009. Chief Executive Officer of PlayPumps International, a provider of children’s play equipment that also pumps water for African communities, from September 2007 to January 2009. Held several executive leadership positions at Heidrick and Struggles from 1999 to 2007. Mr. Jones also serves on the Board of Trustees at Northwestern Mutual Life Insurance Company.

	Age	Director Since
The Governance & Nominating Committee believes Mr. Jones’ qualifications to serve on our Board of Directors include his extensive experience as a senior advisor to chief executives and boards of directors in the areas of executive recruiting, succession planning and talent management, his experience as a director of another public company and his broad-based knowledge in the areas of consumer products, executive compensation and general human resources.

William S. Kellogg	66	1988

Our former Chairman and Chief Executive Officer. Mr. Kellogg retired from Kohl’s at the end of fiscal 2000, after 34 years of service. He was a director of CarMax, Inc., an automotive retailer, from April 2003 through June 2008.

The Governance & Nominating Committee believes Mr. Kellogg’s qualifications to serve on our Board of Directors include his extensive retail experience, his 34 years of service with Kohl’s during which he held several executive leadership positions including Chairman of the Board of Directors and Chief Executive Officer, his experience as a director of another retail — oriented public company and his broad-based knowledge in the areas of retail operations, real estate and human resources.

Kevin Mansell	57	1999

Our President since February 1999, our Chief Executive Officer since August 2008, and Chairman of the Board of Directors since September 2009. Mr. Mansell served as Executive Vice President — General Merchandise Manager from 1987 to 1998. He joined us in 1982.

The Governance & Nominating Committee believes Mr. Mansell’s qualifications to serve on our Board of Directors include his 35 years of retail experience, including 28 years with Kohl’s and 11 years as our President. His insight and direct knowledge of Kohl’s current operations and strategic opportunities within the retail industry is also invaluable.

Frank V. Sica	59	1988

Managing Partner, Tailwind Capital, a private investment firm, since 2006. Senior Advisor to Soros Private Funds Management from 2003 to 2006. President of Soros Private Funds Management from 2000 to 2003. Managing Director of Soros Funds Management from 1998 to 2000. From 1998 through February 2007, Mr. Sica was a director of Emmis Communications Corporation, a radio broadcasting company. From September 2004 through February 2010, he was a director of NorthStar Realty Finance Corporation, a real estate finance company. Mr. Sica is currently a director of CSG Systems International, an account management and billing software company for communication industries and JetBlue Airways Corporation, a commercial airline.

The Governance & Nominating Committee believes Mr. Sica’s qualifications to serve on our Board of Directors include his years of executive experience in the investment banking and private equity field, his experience as a director and as an advisor to the boards of many other public companies, and his broad-based knowledge in the areas of corporate finance, executive compensation, information technology and real estate.

Peter M. Sommerhauser	67	1988

Shareholder of the law firm of Godfrey & Kahn, S.C., Milwaukee, Wisconsin. Mr. Sommerhauser also serves on the Board of Trustees of The Northwestern Mutual Life Insurance Company.

	Age	Director Since

The Governance & Nominating Committee believes Mr. Sommerhauser’s qualifications to serve on our Board of Directors include his many years of experience as an attorney who has represented corporate clients in a wide variety of corporate and financial matters, his experience as a director and as an advisor to the boards of many other public companies, and his broad-based knowledge in the areas of corporate finance, consumer financial services, and executive compensation issues.

Stephanie A. Streeter	52	2007

Interim Chief Executive Officer, United States Olympic Committee from March 2009 to January, 2010. Former Chairman, President, and Chief Executive Officer of Banta Corporation, a global technology, printing and supply-chain management company from 2004 until 2007; served as Banta Corporation’s President and Chief Executive Officer from 2002 to 2004 and President and Chief Operating Officer from 2001 to 2002. From 2001 to 2007, Ms. Streeter was a director of Banta Corporation and she is currently a director of Goodyear Tire & Rubber Company, a manufacturer and distributor of tires and related products and services.

The Governance & Nominating Committee believes Ms. Streeter’s qualifications to serve on our Board of Directors include her experience as President, Chief Executive Officer and Chairman of the board of directors of a complex printing and graphics business with worldwide operations; her experience as a director of other public companies and her broad-based knowledge in the areas of marketing, consumer products, information technology and e-commerce.

Nina G. Vaca(1)	39	2010

Chairman and Chief Executive Officer of Pinnacle Technical Resources, Inc., a staffing, vendor management and information technology services firm, since October 1996. She also has been Chairman and Chief Executive Officer of Vaca Industries Inc., a management company, since April 1999. Ms. Vaca is also a director of Comerica Incorporated, a banking and financial services company.

The Governance & Nominating Committee believes Ms. Vaca’s qualifications to serve on our Board of Directors include her experience as Chief Executive Officer, Chairman of the Board of Directors and founder of a rapidly-growing business; her experience as a director of another public company and her broad-based knowledge in the areas of information technology, human resources, marketing and e-commerce.

Stephen E. Watson	65	2006

Former President and Chief Executive Officer of Gander Mountain, L.L.C., a private specialty retailer, from 1997 until his retirement in 2002; held various executive officer positions with Dayton-Hudson Corporation from 1972 until his retirement in 1996, including President, Chairman/Chief Executive Officer of the Department Store Division. From 1997 through December 2005, Mr. Watson was a director of ShopKo Stores, Inc., an operator of general merchandise stores. From 2004 through May 2007, Mr. Watson was a director of Smart & Final, Inc., an operator of grocery stores. Mr. Watson is currently a director of Eddie Bauer Holdings, Inc., an apparel retailer, and Regis Corporation, an operator of beauty salons.

The Governance & Nominating Committee believes Mr. Watson’s qualifications to serve on our Board of Directors include his experience as the leading senior executive officer of several complex retail businesses; his experience as a director of other retail-oriented public companies; and his broad-based knowledge in the areas of retail operations, corporate finance, accounting, marketing and merchandise procurement.

(1)	Professional name of Ximena G. Humrichouse.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee is or has been one of our officers or employees.

Independence Determinations & Related Person Transactions

Our Board of Directors has established independence guidelines that are described in our Corporate Governance Guidelines. The independence guidelines require a finding that the individual director satisfies all of the independence standards of the New York Stock Exchange, as such standards may be amended from time to time, and also that the director has no material relationships with us (either directly or as a partner, shareholder or officer of any entity) which would be inconsistent with a finding of independence. In accordance with its written charter, the Governance & Nominating Committee is charged with the ongoing review of transactions that could affect a director’s independence.

In February 2010, the Governance & Nominating Committee reviewed a summary of directors’ responses to a questionnaire asking about their relationships with us (and those of their immediate family members) and other potential conflicts of interest, as well as material provided by management related to transactions, relationships, or arrangements between us and the directors or parties related to the directors. During the course of this review, the Committee broadly considered all relevant facts and circumstances, recognizing that material relationships can include commercial, banking, consulting, legal, accounting, charitable and familial relationships, among others. Based on this review, the Committee affirmatively determined that the following continuing directors are independent: Peter Boneparth, Steven A. Burd, John F. Herma, Dale E. Jones, William S. Kellogg, Frank V. Sica, Stephanie A. Streeter, Nina G. Vaca and Stephen E. Watson. Wayne Embry, who had reached mandatory retirement age and retired from the Board on May 14, 2009 was determined to be independent. The Committee also determined that all of the members of the Audit, Compensation, and Governance & Nominating Committees meet our independence requirements.

The Committee determined that Kevin Mansell is not considered an independent director because of his employment as our Chairman, President and Chief Executive Officer. The Committee also determined that Mr. Sommerhauser is not an independent director because he is a shareholder with the law firm Godfrey & Kahn, S.C. which provides legal services to us. R. Lawrence Montgomery, who retired from Kohl’s and the Board as of January 30, 2010 was not determined to be independent, as he was an employee of the Company through the date of his retirement.

The following transactions were reviewed and considered by the Committee, but were not deemed to affect the independence of the applicable director or directors:

•	Blackhawk Agreements.

In 2004, Kohl’s entered into an agreement with Blackhawk Marketing Services, Inc. (now known as Blackhawk Network, Inc.), pursuant to which Blackhawk distributes Kohl’s gift cards for sale in various retail outlets across the country. Blackhawk is a subsidiary of Safeway, Inc. Mr. Burd is Chairman, President and Chief Executive Officer of Safeway. He holds a small minority ownership interest in Blackhawk and serves on Blackhawk’s Board of Directors, but is not an employee or officer of that entity. The 2004 agreement provides that in return for its services, Blackhawk receives a fee that is calculated as a percentage of the gift card sales volume. The term of this agreement extends through July 2011. Blackhawk’s compensation under the 2004 Agreement was approximately $8 million for fiscal 2009.

In 2007, Blackhawk and Kohl’s entered into a “Blackhawk Network Gift Card Alliance Partners Agreement,” pursuant to which we sell gift cards of other retailers in our stores. Blackhawk provides services to facilitate these sales, and we receive a commission for each card sold at our stores. The term of this agreement is three years. We began selling cards of other retailers pursuant to this agreement in the second quarter of fiscal 2008. The commissions we earned under this agreement for gift cards were approximately $2 million in fiscal 2009.

The agreements described above were entered into at arm’s length and Mr. Burd was not involved in any of the negotiations. Blackhawk is a leading provider of these services in the retail industry, and Safeway has confirmed that the terms of our agreements with Blackhawk are substantially similar to those of agreements Blackhawk has entered into with similarly situated retailers.

•

Prior to their retirement from Kohl’s, Messrs. Herma, Kellogg and Montgomery had employment agreements that provided post-retirement health benefits for them and their eligible dependants. Each of these former executives is required to reimburse us for a portion of the premiums paid for these benefits.

•

Several of our directors or their family members serve as non-employee directors of non-profit organizations that receive charitable contributions from us. All of these charitable contributions were made in the ordinary course of our charitable contributions programs.

•

Several of our directors serve on the boards of directors of companies with which we may do relatively small amounts of ordinary course business from time to time. The Governance & Nominating Committee has reviewed each of these instances and has determined that in each case, the amount of business involved was immaterial to both companies, all such transactions were entered into at arms length, and that our directors were not in any way involved in the negotiations or discussions leading up to the business relationships.

The Committee recommended all of the above-described conclusions to the full Board of Directors and explained the basis for its decisions. Upon discussion and further consideration, these conclusions were adopted by the full Board.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion & Analysis included in this proxy statement. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion & Analysis be included in this proxy statement.

Compensation Committee:

Frank V. Sica, Chairman

Dale E. Jones

Steven A. Burd

COMPENSATION DISCUSSION & ANALYSIS

Executive Summary

The Compensation Committee discharges the Board of Directors’ responsibilities related to the compensation of our directors and officers, ensuring our executive compensation program meets our corporate objectives. This Compensation Discussion & Analysis (“CD&A”) provides insight into the Committee’s decision-making process for determining the compensation for our named executive officers, or NEOs.1 Specifically, it discusses and analyzes the Committee’s executive compensation philosophy, the various objectives, policies, programs, and practices developed and used by the Committee and the executive compensation decisions made by the Committee.

The Committee has designed our executive compensation program to reflect its philosophy that executive compensation should be directly linked to corporate performance with the ultimate objective of increasing shareholder value. The Committee believes that our executive compensation program is conservative relative to market practice. In fact, each primary element of our executive compensation program is tied to company performance, including base salary increases.

For our most senior executives, our executive compensation program consists primarily of three elements: base salary, an opportunity for annual cash incentive awards, and an opportunity for a long-term compensation award (historically, stock options and restricted stock). Base salary increases, annual cash incentive awards, and long-term incentive awards are linked to our performance and shareholder value. The size of the base salary increases and incentive awards is determined in large part by net income and return on investment goals established by the Committee at the beginning of each year. These goals, even at the lowest level at which compensation can be awarded, are intended to be difficult to achieve relative to our prior year’s performance and relative to our competitors’ projected performance for the year. In addition, not only is the size of long-term incentive awards tied to performance, but the actual value they provide to the NEOs depends on the price of our common stock.

While our fiscal 2009 performance was affected by the national economic downturn and recession, our sales and earnings performance for the year was superior to that of our peer group of companies and significantly exceeded our own internal financial plans and projections from the beginning of the year. As a result, the Committee awarded annual incentives to the NEOs for the first time since 2007. Long-term incentive awards granted to our NEOs based on fiscal 2009 performance were also larger than grants made for the two previous fiscal years. Considering our strong performance, the Committee felt these awards were appropriate and in line with its philosophy.

The Committee took several actions in 2009 in connection with Mr. Montgomery’s retirement and Mr. Mansell’s election as Chairman of our Board of Directors. As a part of his promotion, the Committee increased Mr. Mansell’s base salary and granted him “career shares”, which are restricted shares that vest over a 5-year period. The Committee also increased the base salaries of Messrs. Brennan and Worthington and granted them additional stock options. These decisions recognize a significant increase in their responsibilities, align their pay with our internal pay equity structure, and provide competitive compensation relative to similarly situated executives within our peer group. The Committee also felt it was appropriate to enter into a Non-Competition and Consulting Agreement with Mr. Montgomery. This agreement secured Mr. Montgomery’s consulting services for a period of three years following his retirement and, importantly, ensured that Mr. Montgomery would not engage in activities that are competitive with ours for a period of five years. All of these actions are discussed in greater detail below.

[1]	Our NEOs for fiscal 2009 were: R. Lawrence Montgomery (Chairman until September 1, 2009), Kevin Mansell (Chairman since September 1, 2009, President and Chief Executive Officer), Wesley S. McDonald (Executive Vice President, Chief Financial Officer), Donald A. Brennan (Senior Executive Vice President), and John M. Worthington (Senior Executive Vice President). Our top officers in 2009, who we refer to as principal officers, were Messrs. Montgomery, Mansell, Brennan, and Worthington. Mr. Montgomery retired as of January 30, 2010, the last day of our fiscal year 2009.

Philosophy and Objectives

The Committee believes executive compensation should be directly linked to corporate performance with the ultimate objective of increasing long-term shareholder value. The Committee’s objectives include:

•	Providing a competitive total compensation package that enables us to attract and retain key personnel;

•	Providing short-term compensation opportunities through our annual incentive program that are directly linked to corporate performance goals;

•	Providing long-term compensation opportunities through equity awards that align executive compensation with value received by our shareholders;

•	Ensuring compensation awarded to our executives is linked to our performance during the fiscal year; and

•	Promoting ownership of our stock by our executive officers in order to align the economic interests of our executive officers more closely with those of our shareholders.

These objectives are implemented by the Committee through our executive compensation program, which is comprised of three primary elements:

•	Base salary

•	Annual incentive compensation

•	Long-term compensation

The Committee has the flexibility to use these elements, along with certain benefits and perquisites, in proportions that will most effectively accomplish its objectives. For instance, the Committee may decide to realign the total compensation package to place greater emphasis on annual or long-term incentive compensation, depending on the focus of the business and the market cycle. Each of the elements of our executive compensation program is discussed in more detail below.

Risk Assessment

We have conducted a review of our compensation policies and practices, including how we set base salaries, our annual incentive programs and our long-term incentive programs. We believe that our policies and practices are designed to reward individual performance that contributes to overall company performance and the achievement of long term and short term company goals. The amount of each type of compensation awarded to or earned by our management team is determined either solely by reference to company-wide performance (e.g., annual incentive payments and the value of long-term incentive awards) or a combination of company-wide performance and individual performance (e.g., base salary increases and the size of long-term incentive awards).

Our long-term compensation is typically paid in the form of equity. Equity based long-term incentives align our executives’ long-term interests with those of our shareholders and discourage excessive risk taking intended to drive short term results at the expense of long-term shareholder value enhancement. The Committee believes our long-term compensation program motivates and rewards our executives for decisions that may not produce short-term results but will likely have a positive long-term effect, such as those related to investments in our infrastructure. Our executives are not compensated for discrete decisions or actions. Our policies and practices do not encourage and do not reward individuals for taking actions that may result in higher personal compensation, but that expose the company to risks that are inconsistent with the company’s strategic plan. Based on this review, we concluded that there are no risks arising from our compensation policies and practices that are reasonably likely to have a material adverse effect on our company.

Determining Executive Compensation

Process

The Committee meets several times during the course of a fiscal year to review issues with respect to executive compensation matters. Prior to each meeting, the Chairman of the Compensation Committee prepares and/or approves the agenda. In the first quarter of each year, the Committee grants base salary increases and awards annual and long-term incentives based on the Company’s performance in the prior year. At this meeting, the Committee also establishes base salary increase opportunities and award opportunities under our annual and long-term incentive programs and the goals that must be achieved or the factors that will be considered in the current fiscal year to earn these increases and awards in the following fiscal year. The Chairman of the Committee may, but is not required to, invite members of management or other members of our Board of Directors to attend portions of meetings as deemed appropriate. The Chief Executive Officer and our Executive Vice President-Human Resources typically attend Committee meetings, but do not attend executive sessions unless invited by the Committee for a specific purpose. During 2009, the Committee held several executive sessions without management present to make compensation related decisions. In 2009, the Committee continued to retain Watson Wyatt, an independent global management-consulting firm with expertise in executive compensation, to analyze our executive compensation arrangements compared to those of our competitors. In 2009, Watson Wyatt and Towers Perrin merged to form Towers Watson. In December of 2009, the Committee learned that its lead consultant decided to leave Towers Watson and form an independent advisory firm called Ira T. Kay & Company. In the interests of continuity and efficiency, the Committee decided to retain this firm and Towers Watson as its advisors through the February 23, 2010 meeting. Following that meeting, the Committee will evaluate the direction it wishes to take with regard to its outside advisor. Ira T. Kay & Company and Towers Watson continue to work at the direction of the Committee and work with management as approved by the Committee.

Our compensation programs are administered by management in accordance with the policies developed by the Committee. Information concerning the structure, roles and responsibilities of the Committee can be found in the “Questions and Answers about our Board of Directors and Corporate Governance Matters” section of this proxy statement.

Tally Sheets

The Committee annually reviews tally sheets for each of our NEOs, which present a comprehensive summary of the executive’s compensation, including the following information:

1.	The total compensation paid to each executive during the prior fiscal year, including base salary, annual cash incentives, long-term incentive awards, health and welfare benefits, and perquisites;

2.	The fair market value of stock holdings, including the value of in-the-money stock option awards; and

3.	A summary of the potential severance benefits payable to the executive upon certain employment termination events.

Tally sheets provide the Committee with an overview of our compensation programs. While not used explicitly for determining compensation levels, they are useful in several other ways. Tally sheets inform the Committee about the relationship between different components of pay. They also show the Committee the level of wealth creation available and the retention value that exists from unvested equity. Finally, tally sheets provide context for decisions about compensation arrangements and the level of benefits they provide (e.g., severance benefits).

Benchmarking Analysis

The Committee considers all aspects of compensation for the NEOs and other senior officers. The Committee reviews each component of executive compensation independently and it reviews aggregate compensation levels paid to the senior officers against that paid by retail competitors in an effort to design the executive compensation program to result in a competitive pay package. In general, the Committee believes that total direct compensation between the 50th and 75th percentiles of compensation levels paid by its retail competitors is appropriate, given the generally greater responsibilities that our executives have relative to comparable positions at other retail competitors.

At its August 2009 meeting, the Committee conducted a review of certain market data in an effort to ensure that the compensation granted and paid to the NEOs remained competitive in the industry. The market data reviewed by the Committee indicated that the potential realizable pay — the sum of base salary, actual bonus received and the value of equity as of the end of the 2008 fiscal year — for the NEOs was below the median of the peer group, but that Kohl’s performance has been above the 75th percentile of the peer group. This result is largely due to the emphasis on the use of stock options as long-term incentive awards. The Committee took this information into consideration in awarding the long-term incentives in fiscal 2010.

At its February 2010 meeting, the Committee reviewed benchmarking data for each of the NEOs as it reviewed current year payments and 2010 compensation opportunities. This benchmarking data indicated that Mr. Mansell’s total compensation, including the amortized value of the equity awards made to him at the time of his promotions to Chief Executive Officer and Chairman, is still below the market median. The total compensation of Messrs. Brennan, Worthington and McDonald, including the amortized value of the recognition grants of restricted stock that were awarded to each of them in 2009, were also below the median. The Committee took this information into consideration in establishing incentive opportunities based on fiscal 2010 performance.

The market data reviewed by the Committee consisted of newly available data from the Hay Group’s 2009 Retail Industry Survey and information prepared by Towers Watson with management’s assistance derived from publicly filed data from 2009 proxies, Forms 8-K, and Forms 4 of a peer group of companies. The peer group used for the 2009 analysis was the same as last year, but with the addition of Limited Brands, Inc. to further balance the revenue and market capitalization scope of the peer group. The group consists of:

•	Target Corporation

•	Macy’s, Inc.

•	Sears Holdings Corporation

•	J.C. Penney Company, Inc.

•	The Gap, Inc.

•	Lowe’s Companies, Inc.

•	Best Buy Co., Inc.

•	Staples, Inc.

•	The TJX Companies, Inc.

•	Nordstrom, Inc.

•	Bed, Bath & Beyond Inc.

•	Urban Outfitters, Inc.

•	Limited Brands, Inc.

The Committee believes that this peer group includes well-run companies with similar business concepts to ours and should provide a stable group of companies representing an appropriate range of revenue and market capitalization against which to compare our pay practices in the future.

The Committee was provided with detailed information on the following components of pay:

•	Base Salaries

•	Target Annual Incentives

•	Actual Annual Incentives paid in fiscal 2009 based on fiscal 2008 performance

•	Target Annual Compensation

•	Long-Term Incentives

•	Target Total Compensation

Pay-for-Performance

The Committee believes that it is important that a significant portion of our NEOs’ compensation is tied to our future performance — both on an absolute basis and relative to other companies in the retail industry — in order to maximize shareholder value creation. Accordingly, the aggregate compensation paid to our NEOs is heavily weighted towards annual incentive and long-term compensation. The Committee sets difficult goals relative to our prior years’ performance and relative to our core peer group’s performance that must be met in order for the NEOs to earn this compensation. The Committee set company and individual performance goals and general factors in 2009 that were used to determine whether base salaries would be increased and the size of long-term incentives awarded in 2010. Similarly, the Committee set goals based on the company’s performance and the company’s performance relative to the core peer group in 2009 that were used to determine whether an annual cash incentive would be awarded in 2010. Vesting of a portion of the restricted stock granted to Mr. Mansell upon his promotion to Chief Executive Officer in fiscal 2008 is also tied to the company’s performance relative to the performance of our core peer group. The core peer group consists of J.C. Penney Company Inc., Macy’s, Inc., The Gap, Inc., Target Corporation and Sears Holdings Corporation. Furthermore, the value of any long-term incentives awarded is dependent upon the future performance of our stock price.

The difficulty of attaining the performance goals set by the Committee is demonstrated by the fact that the threshold goals were not achieved in fiscal 2007 and 2008, notwithstanding the fact that during those periods, the company maintained one of the highest operating margin rates in the industry, opened 187 new stores, and made significant progress on each of our four strategic initiatives: merchandise content, marketing, inventory management, and the in-store shopping experience. Our performance for both fiscal 2007 and 2008, as measured by the average growth in total sales, comparable store sales growth and operating margin, exceeded the blended performance of our core peer group based on the same factors. Despite our performance relative to our core peer group in fiscal 2007 and 2008, no annual incentive awards were paid for either year because the threshold performance goals had not been achieved. Furthermore, certain tranches of unexercised annual option grants made since 2000 are still underwater and have provided no value to the recipients as of February 28, 2010. The Committee has taken and continues to take these factors into account in establishing the elements of our executive compensation program in both 2009 and 2010.

Performance Evaluation Process

The Committee’s primary consideration when setting compensation is the performance of our NEOs against pre-established performance objectives, which the Committee feels will increase long-term shareholder value. The Committee uses a disciplined process to assess performance. This detailed process attempts to ensure that we reward and retain top talent while aligning those executives’ interests with those of our shareholders.

Chairman, President and CEO

The factors considered by the Committee to evaluate the performance of Mr. Montgomery and Mr. Mansell in fiscal years 2007, 2008, and 2009 included: (i) corporate net income for the prior fiscal year (adjusted for any extraordinary items), weighted 50%; (ii) corporate return on investment for the prior fiscal year (calculated by dividing our reported EBITDAR by our average quarterly investment for the fiscal year), weighted 30%; and (iii) other qualitative criteria, including leadership and vision, long-term strategic planning, succession planning, keeping our Board of Directors informed, enhancing our diversity, and social responsibility, collectively weighted 20%. As such, 80% of Mr. Montgomery’s and Mr. Mansell’s evaluation is and has been tied directly to our corporate performance, subject to adjustment where the Committee deems appropriate.

The Committee awards Mr. Montgomery and Mr. Mansell points in the three categories described above based upon corporate performance and their respective individual performance with respect to the qualitative criteria. Depending on the total points awarded, they receive one of the following ratings: (1) does not meet expectations, (2) meets expectations, (3) exceeds expectations, and (4) consistently exceeds expectations. In order to receive the minimum base salary increase or minimum stock option award indicated by the guidelines described below, they must achieve the threshold evaluation score in the “meets expectations” range. In order to receive the maximum base salary increase or maximum stock option award indicated by the guidelines described below, they must achieve the maximum evaluation score in the “consistently exceeds expectations” range. In February 2008, the Committee established the corporate performance objectives in the following ranges for fiscal 2008 that were used in February 2009 to evaluate Mr. Montgomery and Mr. Mansell:

Performance Objective	Threshold (Meets Expectations)	Maximum (Consistently Exceeds Expectations)
Net Income (in millions)	$1,160.0	> $	1,255
Return on Investment	19.7%		> 20.8%

For 2009 and the foreseeable future, the Committee decided to change Messrs. Montgomery and Mansell’s performance scale to a 6-point scale to better differentiate performance levels. Depending on the total points awarded, Mr. Mansell may now receive one of the following ratings: (1) unsatisfactory, (2) inconsistent, (3) satisfactory, (4) effective, (5) highly effective, or (6) outstanding. If he receives a rating of “unsatisfactory,” he would not receive a base salary increase or long-term incentive grant. In order to receive the threshold base salary increase or threshold stock option award indicated by the guidelines described below, (a) Mr. Mansell must achieve the threshold evaluation score in the “inconsistent” range, and (b) the company’s performance must beat our peer performance index as described below in the section discussing our annual incentive compensation. In order to receive the maximum base salary increase or maximum stock option award indicated by the guidelines described below, Mr. Mansell must achieve the maximum evaluation score in the “outstanding” range.

In February 2009, the Committee established the corporate performance objectives in the following ranges for fiscal 2009 that were used in February 2010 to evaluate Mr. Mansell:

Performance Objective	Threshold (Inconsistent)	Maximum (Outstanding)
Net Income (in millions)	$620.0	> $	810.0
Return on Investment	13.7%		> 15.9%
Company Exceeds Peer Performance Index	Yes		N/A

There were no numerical targets established in fiscal 2008 or fiscal 2009 for the qualitative criteria. The level of performance with respect to these criteria was based on the Committee’s subjective review of the respective officers’ performance.

Other NEOs

The Committee approves the general factors considered in evaluating the performance of Messrs. Brennan, Worthington and McDonald and the weighting of those factors. For performance evaluations conducted in fiscal 2009 and fiscal 2010, the factors considered for Messrs. Brennan and Worthington and their respective weightings included: (i) sales variance to plan for the prior fiscal year, weighted 30%, (ii) financial management, weighted 25%, (iii) other qualitative criteria, consisting of leadership and effectiveness, weighted 25%, and long- term strategic planning, weighted 20%. For Mr. McDonald’s performance evaluations conducted in fiscal 2009 and fiscal 2010, the factors considered for Mr. McDonald and their respective weightings included: (i) financial management, weighted 85%; and (ii) other qualitative criteria, consisting of managerial effectiveness, weighted 15%. The Committee delegates to Mr. Mansell the authority to establish the performance criteria underlying each of the factors, which are generally expected to align with the company’s financial plan for that year. The Committee also delegates to Mr. Mansell the authority to assess the performance of Messrs. Brennan, Worthington and McDonald at the end of the fiscal year in accordance with the methodology approved by the Committee. While the Committee does not review the performance of each executive with respect to the performance criteria underlying each factor, the performance ratings assigned to these individuals based on this assessment are reviewed by the Committee and taken into consideration in making decisions regarding annual base salary increases and equity grants.

Elements of Executive Compensation

As described earlier, the aggregate compensation paid to our senior officers is comprised of three primary components each of which is directly linked to company performance: base salary, annual incentive compensation, and long-term compensation. The amount of each of these compensation components is determined based largely upon corporate performance against pre-established performance goals. Additionally, individual performance factors are included in the analysis to ensure we attract and retain our executive officers as well as align their interests with the interests of our shareholders.

The Committee believes it is important that a significant portion of our NEOs’ compensation be tied to our future performance in order to maximize shareholder value creation. Accordingly, aggregate compensation paid to our NEOs is heavily weighted towards annual incentive and long-term compensation, both of which are “at risk” if we do not achieve our financial and strategic objectives. Additionally, our NEOs’ base salary increases are determined based in large part on company performance. This strategy reflects the Committee’s pay-for-performance philosophy.

Base Salary

Base salaries provide our NEOs with a regular source of income to compensate them for their day-to-day efforts in managing our company. Base salaries vary depending on the executive’s experience, responsibilities, the importance of the position to the Company, and/or changes in the competitive marketplace. The Committee reviews and adjusts base salaries annually at the beginning of the fiscal year. Any increases in base salary for our NEOs are based heavily on corporate performance, although individual performance is also taken into account. The Committee has the right, however, to deviate from those guidelines in order to address other factors, including the officer’s responsibilities and experience, competitive market data for that officer’s position and retention concerns. In making adjustments, the Committee reviews the NEOs’ performance rating, and then, taking these ratings into consideration, makes a determination regarding the NEOs’ base salary increases. At the same meeting, the Committee sets guidelines for base salary increases to take effect in the following fiscal year based on corporate and individual performance in the current fiscal year.

Committee Decisions and Analysis

Fiscal 2009 Actions

In February 2008, the Committee established the following range of base salary increases as a guideline for increases that could be awarded in fiscal 2009 based on corporate and individual performance in fiscal 2008:

	Meets Expectations – Threshold	Consistently Exceeds Expectations – Maximum
Base Salary Increase	2.5%	9.0%

Although each of the NEOs was eligible for a base salary increase based on the performance evaluations conducted in February 2009, the Committee determined not to award merit base salary increases to our NEOs in light of our performance. However, due to a significant increase in their respective responsibilities and in an effort to align their pay with our internal pay equity structure and make their base salaries more market competitive considering their experience and responsibilities, the Committee increased Mr. Brennan’s base salary from $768,000 to $850,000 and Mr. Worthington’s base salary from $735,000 to $850,000. Mr. Mansell’s base salary was subsequently increased from $1,150,000 to $1,300,000 when he was elected Chairman of our Board of Directors, effective September 1, 2009. The Committee made this determination based on Mr. Mansell’s assumption of additional responsibilities in connection with his promotion and the Committee’s desire to help ensure his base salary remains competitive within the company’s peer group, to help ensure management continuity, to assist in management succession and to recognize his many contributions over 27 years of service to our company.

For 2008 performance, executive vice presidents, including Mr. McDonald, were eligible for a lump sum payment calculated as a percentage of their base salary in lieu of merit-based salary adjustments. These lump sum payments were chosen by the Committee as an alternative to typical merit-based salary adjustments to protect the company’s favorable financial position by avoiding the long-term implications of permanent salary increases. Mr. McDonald was eligible for a lump sum payment of 0.5% to 3.0% of his current base salary, with the exact amount to be determined based upon the results of his individual performance review for fiscal 2008. Based on these results, Mr. McDonald received a lump-sum payment of 1.5% of his base salary.

In February 2009, the Committee also established the following range of base salary increases as a guideline for increases that could be awarded to Messrs. Montgomery, Mansell, Brennan, Worthington, and McDonald in fiscal 2010 based on corporate and individual performance in fiscal 2009:

	Threshold (Inconsistent)	Maximum (Outstanding)
Base Salary Increase	0-1.5%	8.0-9.0%

Fiscal 2010 Actions

At its February 2010 meeting, the Committee considered various actions related to the base salaries of our NEOs. The Committee reviewed each NEO’s fiscal 2009 performance. Although Mr. Mansell achieved an “Outstanding” performance review rating for the year, the Committee decided not to increase his salary or award him a lump sum payment in lieu of an increase because his salary was recently adjusted in conjunction with his promotion to Chairman. Messrs. Brennan, Worthington and McDonald were all awarded lump sum payments in lieu of salary increases based upon their 2009 performance. Each executive received a performance review rating of “Highly Effective” and was eligible for a base salary merit increase of 6% to 7%, based upon the guidelines established in February 2009. However, as it did with respect to merit increases in fiscal 2009, the Committee elected to award a lesser percentage, and all three executives were awarded a lump sum payment of 5% of their respective salaries in lieu of a salary adjustment.

Annual Incentive Compensation

Annual incentive compensation is a key component of the Committee’s pay-for-performance strategy. All five of our NEOs have annual incentive payment opportunities pursuant to our Executive Bonus Plan. Messrs. Brennan, Worthington and McDonald also participate in our Strategic Action Committee Incentive Program.

Executive Bonus Plan

The purpose of the Executive Bonus Plan is to provide eligible executives, including the NEOs, with a financial incentive that encourages them to perform in a manner which will enable Kohl’s to meet or exceed its profitability plans each fiscal year. Over 2,000 of our management associates participate in this Plan. In order for bonuses to be granted under the Plan, Kohl’s performance for a fiscal year must equal or exceed net income goals established by the Committee at the beginning of the year. The Committee directly ties such awards to performance tiers based on our net income above certain income levels and to the peer performance index below certain income levels, providing incentives to our executives to maximize shareholder value. These bonus tiers reflected our financial goals and strategic plan for the fiscal year. Target performance levels are intended to be reasonably attainable, taking into account market conditions and industry trends. The Committee considers the top tier a significant, meaningful, and realistic challenge to the management team to increase our earnings. The threshold tier requires we achieve a level of earnings growth that is minimally acceptable, but more likely to be attained based on our business plans. Following certification by the Committee of the Company’s year-end results, Executive Bonus Plan participants are granted a bonus based on a percentage of their base pay. The earned percentage is based on their level within the organization.

Strategic Action Committee Incentive Program

In addition to the Executive Bonus Plan, Executive Vice Presidents and Senior Executive Vice Presidents are eligible to receive an additional incentive payment upon the achievement of certain performance targets tied to the officers’ work on one of our two strategic action committees, the Regional Assortment Committee and the Store Experience Committee. Mr. Brennan chairs the Regional Assortment Committee. Mr. Worthington chairs the Store Experience Committee. Mr. McDonald serves on the Store Experience Committee. In order for the incentive to be awarded to a participant in the program, Kohl’s performance must exceed the peer performance index and the committee on which the participant serves must achieve its goal, as described below.

Committee Decisions and Analysis

Fiscal 2009 Actions

Executive Bonus Plan

In fiscal 2008, the Committee added a relative performance consideration referred to as the peer performance index feature to the Executive Bonus Plan. Under the relative performance component, our NEOs were eligible to receive a bonus for achievement of net income goals implied by comparable store sales growth between (3)% and 0% if our performance for fiscal 2008, as measured by blended growth in total sales, comparable store sales growth and operating margin, exceeded the blended performance of a peer group in fiscal 2008 based on the same factors. Although our performance exceeded the peer performance index for fiscal 2008, the net income goal for the threshold level incentive payment was not achieved. Accordingly, we did not pay a bonus to any of the NEOs for fiscal 2008 performance.

The Committee continued to use the peer performance index as part of the annual incentive plan for 2009. In February 2009, the Committee determined that if our performance, as measured by blended growth in total sales, comparable store sales growth and operating margin, exceeded the blended performance of the core peer group in fiscal 2009, a minimum bonus payment would be made to our executives, including the NEOs, even if our net income fell short of the level required to achieve the threshold tier.

The net income objectives and corresponding annual incentive opportunities for fiscal 2009 were as follows:

	Peer Performance Index Tier		Threshold Tier	Target Tier	Top Tier
Net Income Goal (in millions)	Below $	620 (1)	$620	$720	$840
Award Opportunity (as a percent of base salary):
CEO and Chairman		30%	50%	90%	200%
Sr. EVPs		10%	25%	65%	175%
Mr. McDonald		10%	25%	55%	100%

(1)	Assumes Kohl’s performance exceeded that of the peer performance index.

In recognition of their key roles and final accountability for our results, the Committee increased the amount of Mr. Mansell’s and Mr. Montgomery’s award opportunity for performance that exceeds the peer performance index relative to the other principals beginning in 2009.

While the Committee would not typically set net income goals that were lower than the goals for the prior year, the Committee determined that it was appropriate to do so based on its review of the fiscal 2009 financial plan, the Company’s strategy of increasing market share in fiscal 2009 and the uncertain market conditions that existed at the beginning of 2009. Considering all of these factors, as well as the earnings guidance of the members of the peer performance index, the Committee determined that the net income goals were aggressive and would be difficult to attain.

Strategic Action Committee Incentive Program

During fiscal 2008, the Committee established the 2008 strategic action committee incentive program. For 2008, Kohl’s had to achieve its annual sales plan before any awards could be made under this program. Kohl’s did not achieve its sales plan in fiscal 2008, so no awards were made.

In February 2009, the Committee approved the 2009 strategic action committee incentive program. The program establishes 2009 performance targets for both the Regional Assortment Committee and the Store Experience Committee. The Regional Assortment Committee’s performance targets were related to our comparable store sales in hot and warm climate markets in relation to comparable store sales in cold climate markets. The Store Experience Committee’s performance targets were related to year-over-year improvements in our Customer Service Scorecard scores. Each committee has various levels of performance targets, with corresponding payouts ranging from 5 percent to 10 percent of the executive’s base salary. In addition, if we achieve our sales plan for the year, the payouts are enhanced to a range of 8 percent to 12 percent, depending on the performance level achieved. In order for any incentive payment to be paid out, Kohl’s performance, as measured by our growth in total sales, comparable store sales growth and operating margin must exceed the blended performance of the companies within our core peer group. The specific targets and associated payouts for 2009 were:

	Unsatisfactory	Inconsistent	Satisfactory	Effective (Target)	Highly Effective	Outstanding
Hot & Warm Market Comparable Store Sales (Variance to Cold Markets)	—	<2%	2%	3%	4%	5%

Customer Service Score Improvement Over Last Year	—	<3%	3%	5%	7%	9%

Incentive Payment as Percentage of Base Salary (Sales Plan Not Met)	0%	0%	5%	8%	10%	10%

Incentive Payment as Percentage of Base Salary (Sales Plan Met)	0%	0%	8%	10%	12%	12%

Fiscal 2010 Actions

Executive Bonus Plan

As previously noted, Kohl’s performance in fiscal 2009 substantially exceeded both internal and external expectations. Our net income in fiscal 2009 was $991 million. As this exceeded the previously-established top tier for incentive plan payouts, the NEOs each received maximum bonuses under the Executive Bonus Plan — the first payment made to the NEOs under this Plan since 2007. Our performance in fiscal 2009 also exceeded the average performance of our core peer group. This did not, however, affect annual incentive plan payouts.

Strategic Action Committee Incentive Program

Our comparable store sales performance in hot and warm climate markets was 3.4% better than such sales performance in cold climate markets in fiscal 2009. Our fiscal 2009 Customer Service survey scores were 7.1% higher than those from fiscal 2008. Additionally, Kohl’s achieved its sales plan for the year. Based on these results, the Committee determined that all Strategic Action Committee Incentive Program participants, including Messrs. Brennan, McDonald and Worthington, had earned an incentive payments equal to 10%, 12% and 12% of their respective base salaries.

Long-Term Compensation

The Committee grants long-term compensation awards to our NEOs under our 2003 Long-Term Compensation Plan to reward past performance, create an incentive for future performance, and create a retention incentive. Under this plan, the Committee has the flexibility to choose between a number of forms of long-term compensation, including stock options, stock appreciation rights, stock awards, performance units, performance shares, or other incentive awards. Historically, the Committee has primarily used stock options. Since 2007, our non-principal senior officers, including Mr. McDonald were given the option of having up to 50% of their annual long-term compensation awards granted in the form of restricted stock. Beginning in 2010, our non-principal senior officers, including Mr. McDonald, are given the option to receive any blend, in 25% increments, of their annual long-term compensation awards in the form of restricted stock and stock options. The Committee believes giving flexibility to the executives to elect to receive a mix of the two forms of awards accommodates the differing needs of the executives with respect to this form of compensation. The Committee reviews each quarter our share overhang (the stock options outstanding, plus remaining stock options that may be granted, as a percentage of our total outstanding shares) and our run rate (the number of stock options granted each year as a percentage of our total outstanding shares) to monitor how our share pool is being utilized.

The Committee determines the amount of stock option grants to be awarded to our principal officers using the same methodology that it uses for awarding base salary increases. The points received by the principal officer in each category are totaled and used to determine the size of the stock option grant indicated by pre-determined guidelines. The Committee retains the right, however, to deviate from those guidelines where appropriate.

Committee Decision and Analysis

Fiscal 2009 Actions

In February 2008, the Committee established the following range of stock option grants as a guideline for grants that could be awarded to the principal officers in fiscal 2009 based on corporate performance and each officers’ respective individual performance in fiscal 2008:

	Meets Expectations	Consistently Exceeds Expectations
Chief Executive Officer and Chairman	14,300	143,000
Other Principal Officers	8,000	80,400

In February 2009, after taking into consideration their performance review scores for fiscal 2008 and their assumption of additional responsibilities, Messrs. Brennan and Worthington each received grants of 68,500 options. At the same meeting, the Committee awarded Messrs. Montgomery and Mansell each grants of 50,000 options.

In February 2008, the Committee established a range of stock option grants between 2,600 options (for an “Inconsistent” performance review rating) and 38,250 options (for an “Outstanding” performance review rating) as a guideline for grants that could be awarded to Mr. McDonald in fiscal 2009 based on individual performance in fiscal 2008.

In February 2009, based on his performance review score for fiscal 2008, Mr. McDonald received a grant of 10,300 options and 3,433 shares of restricted stock. He received both options and restricted stock because he made an election to receive half of his long-term incentive in the form of restricted stock.

In February 2009, the Committee established the following range of stock option grants as a guideline for grants that could be awarded to the principal officers in fiscal 2010 based on corporate and individual performance in fiscal 2009:

	Inconsistent	Outstanding
Chief Executive Officer and Chairman	14,300	143,000
Other Principal Officers	8,000	80,400

The Committee established a range of stock option grants between 2,000 options and 25,500 options as a guideline for grants that could be awarded to Mr. McDonald in fiscal 2010 based on individual performance in fiscal 2009. In August 2009, the Committee adopted a new methodology for calculating the size of long-term incentive awards to executives, with the exception of the principal officers. This new methodology will be based upon targeted dollar values of the equity award as opposed to a targeted number of option shares. The performance requirements for Mr. McDonald to receive equity awards have not changed. At threshold, which was increased to a “satisfactory” rating, Mr. McDonald is eligible to receive an equity grant with a value equal to 40% of his base salary. At target, he is eligible to receive an equity grant with a value equal to 80% of his base salary. At maximum, he is eligible to receive an equity grant with a value equal to 120% of his base salary. These changes were made to improve the competitiveness of our long-term incentive program, increase our return on investment for this program, and provide a more direct connection between pay and performance.

In recognition of the efforts of our executive management team to outperform its peers, the Committee decided to award certain executives, including Messrs. Montgomery, Mansell, Brennan, Worthington, and McDonald a recognition grant of restricted shares. The number of shares awarded to each of the NEO’s, determined by dividing each executive’s annual base salary by the closing stock price on the day of grant, was: Mr. Montgomery: 27,624 shares; Mr. Mansell: 27,624 shares; Mr. Brennan: 20,418 shares; Mr. Worthington, 20,418 shares; and Mr. McDonald: 17,790 shares. The awards vest in five equal annual installments on the first through fifth anniversaries of the grant date. The restricted shares granted to Mr. Montgomery were forfeited upon his retirement in January 2010.

Upon his election to Chairman in September 2009, Mr. Mansell received a grant of career shares consisting of 50,000 restricted shares. The restrictions on these shares lapse in five equal installments on each of the first five anniversaries of the date of grant.

Fiscal 2010 Actions

At its February 2010 meeting, the Committee adopted certain changes to our principal officers’ long-term incentive program to be effective for grants made in 2011 based on their performance reviews for 2010. These changes were adopted after taking into consideration the benchmarking analysis described above and the recommendations of the Committee’s compensation consultant:

•

The size of long-term equity incentive awards would no longer be calculated based upon fixed numbers of shares for various performance ratings, but would instead be based upon a targeted award value, with the 2011 target for an “Effective” performance rating being set to approximate the market median value for long-term incentives reflected in the benchmarking analysis described above after making adjustments for special awards;

•

The executives could receive a maximum award with a value of 200% of the target value for achievement of an “Outstanding” performance rating and would receive no award if they receive anything below a “Satisfactory” performance rating;

•	These long-term equity incentives would no longer be awarded solely in the form of stock options, but as 50% stock options and 50% performance shares;

•	Vesting of the performance shares would be contingent upon Kohl’s beating its peer performance index for the fiscal year ending prior to either the first or second anniversary of the grant date.

The following table illustrates the long-term incentive program award opportunities:

	Grant Date Dollar Value of Award (in thousands)
	Satisfactory (Threshold)	Effective (Target)	Outstanding (Maximum)
Chief Executive Officer and Chairman	$700	$2,800	$5,600
Other Principal Officers	$375	$1,500	$3,000

Perquisites

We provide our NEOs with certain perquisites in order to provide a competitive total rewards package that supports retention of key talent. These include automobile expense reimbursement, which for Mr. McDonald is limited to $1,500 per month (with no fixed limit for principal officers); personal financial advisory services for the principal officers having a value of up to $3,500 and tax-related advisory services having a value of up to $1,000 for Mr. McDonald (with no fixed limit for the principal officers); a supplemental health care plan, covering up to $50,000 for the principal officers and $25,000 for Mr. McDonald, for medical expenses not covered by insurance; and supplemental company-paid life and disability insurance coverage. Mr. Mansell and Mr. Montgomery (through the date of his retirement) have been permitted to use the company’s aircraft for personal flights as well as business flights. This benefit increases the efficiency of travel for these executives. We believe these perquisites are reasonable based upon the relatively small expense in relation to both executive pay and our total benefit expenditures. Details regarding these benefits are disclosed in the Summary Compensation Table and the accompanying schedule elsewhere in this proxy statement.

Deferred Compensation

We maintain non-qualified deferred compensation plans for approximately 300 of our executives, including our NEOs. Details regarding the contributions and benefits of these non-qualified plans are disclosed in the Non-Qualified Deferred Compensation table and the accompanying narrative contained elsewhere in this proxy statement.

Stock Ownership and Stock Sale Guidelines

The Committee believes that executive stock ownership is important to align the interests of our executives with those of our shareholders. Principal officers are required to achieve Kohl’s stock ownership that is equal to three times their base salary within five years of January 1, 2007. Executive Vice Presidents are required to achieve stock ownership that is equal to their base salary within five years of November 8, 2006.

The Committee has established stock sale guidelines that restrict the percentage of a principal officer’s vested stock options or shares of Kohl’s common stock that may be sold by such officer in any fiscal year. From time to time, our principal officers will engage in sales of Kohl’s common stock in accordance with these guidelines. These sales may be accomplished pursuant to SEC Rule 144 during our scheduled insider trading window periods or pursuant to pre-arranged trading plans adopted in accordance with Rule 10b5-1 of the Exchange Act. Compliance with our executive stock sale guidelines is monitored by the Committee and exceptions are granted by the Committee only in extraordinary circumstances.

The guidelines adopted by the Committee restrict our principal officers from selling more than 20% of their vested stock options or shares of Kohl’s common stock owned outright in any one year.

Other Material Tax and Accounting Implications of the Program

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 for any fiscal year paid to a company’s Chief Executive Officer and three most highly compensated executive officers in service as of the end of any fiscal year (other than the Chief Executive Officer and Chief Financial Officer). However, Section 162(m) also provides that qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Committee does not have a policy requiring aggregate compensation to meet the requirements for deductibility under Section 162(m). Where compensation is awarded in excess of the limits established by Section 162(m), the Committee encourages, but does not require, deferral of such excess amounts by the officer.

Employment Agreements

We have entered into employment agreements with each of our NEOs. Our agreement with Mr. Montgomery was terminated upon his retirement on January 30, 2010. Our only remaining obligation to Mr. Montgomery pursuant to his former employment agreement is to continue providing certain health insurance benefits to Mr. Montgomery and his family, subject to his payment of a portion of the applicable premiums.

Our employment agreements with Messrs. Mansell, Brennan and Worthington, as amended and restated on September 1, 2009, contain substantially similar terms described elsewhere in these proxy materials that reflect current trends in the marketplace. Under their prior employment agreements, Messrs. Mansell, Brennan and Worthington had been entitled to a gross-up payment in the event that any amounts payable to them in connection with a change of control would have been subject to the excise tax imposed by Section 4999 of the Internal Revenue Code. This gross up has been eliminated in the amended and restated agreements signed in 2009.

Our agreement with Mr. McDonald is comparable to the agreement that we have entered into with each of our Executive Vice Presidents, focusing primarily on severance/post-employment provisions.

The Committee believes that employment agreements are important to both our executives and to us in that the executive benefits from clarity of the terms of his or her employment, as well as protection from wrongful termination, while we benefit from nondisclosure and non-competition protection, enhancing our ability to retain the services of our executives. The Committee periodically reviews the terms of the employment agreements and amends them as necessary to remain competitive and to carry out its objectives. Details of the terms of the specific employment agreements are discussed below.

Non-Competition and Consulting Agreement

In connection with his retirement, the Company entered into a Noncompetition and Consulting Agreement with Mr. Montgomery effective September 1, 2009. The agreement provides that following his retirement, Mr. Montgomery will be subject to a five-year noncompetition agreement, effectively extending the term of his former noncompetition agreement from two years to five years. Mr. Montgomery agreed to perform specified consulting services for the first three years following his retirement, through January 30, 2013. In consideration for his agreement not to compete and his consulting services, Mr. Montgomery will receive payments of $750,000 per year for the first three years of the term of the agreement, and $375,000 for each of the fourth and fifth years of the agreement term.

The Committee believes that entry into this agreement with Mr. Montgomery was in the best interests of Kohl’s and its shareholders, as it ensures a smooth transition and prohibits Mr. Montgomery from engaging in competitive activities for a five year period.

SUMMARY COMPENSATION TABLE

The table below summarizes information concerning compensation for fiscal 2009 of those persons who were at January 30, 2010: (i) our Chief Executive Officer, (ii) our Chief Financial Officer and (iii) our three other most highly compensated executive officers.

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)(1)		Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Non-qualified Deferred Compen- sation Earnings ($)(3)	All Other Compen- sation ($)(4)	Total ($)
R. Lawrence Montgomery	2009	$1,150,000		—	$1,149,987	(6)	$853,625	$2,300,000	—	$291,102	$5,744,714
Former Chairman(5)	2008	1,150,000		—	—		3,292,695	—	—	205,851	4,648,546
	2007	1,141,667		—	—		4,149,585	—	—	143,395	5,434,647

Kevin Mansell	2009	$1,212,500		—	$4,161,487		$853,625	$2,600,000	—	$210,350	$9,037,962
Chairman, President, Chief Executive Officer	2008	1,067,500		—	5,007,000		5,416,570	—	—	146,979	11,638,049
	2007	992,833		—	—		3,457,988	—	—	93,739	4,544,560

Donald A. Brennan	2009	$837,031		—	$850,001		$1,169,466	$1,572,500	—	$94,799	$4,523,797
Sr. Executive Vice President	2008	765,667		—	—		764,379	—	—	86,097	1,616,143
	2007	683,333		—	612,689		2,268,654	—	—	82,565	3,647,241

John Worthington	2009	$830,903		—	$850,001		$1,169,466	$1,589,500	—	$100,581	$4,540,451
Sr. Executive Vice President	2008	714,583		—	—		764,379	—	—	95,821	1,574,783

Wesley McDonald	2009	$751,700	(7)	—	$883,514		$175,847	$829,472	—	$58,511	$2,687,944
Executive Vice President, Chief Financial Officer	2008	737,000		—	114,731		126,477	—	—	57,920	1,036,128
	2007	711,667		—	590,359		645,122	—	—	58,287	2,005,435

(1)

The amounts shown represent the aggregate grant date fair value for awards granted in 2009, 2008 and 2007, computed in accordance with FASB ASC Topic 718 (formerly FAS 123(R)). For a discussion of the valuation assumptions used, see Note 7 to our fiscal 2009 audited financial statements included in our Annual Report on Form 10-K.

(2)

Incentive payments awarded under our Executive Bonus Plan based on our performance during fiscal 2009, but actually paid during fiscal 2010 were as follows: Mr. Montgomery, $2,300,000; Mr. Mansell, $2,600,000; Mr. Brennan, $1,487,500; Mr. Worthington, $1,487,500; and Mr. McDonald, $740,600. Incentive payments awarded under our Strategic Action Committee Incentive Program based on our performance during fiscal 2009, but actually paid during fiscal 2010 were as follows: Mr. Brennan, $85,000; Mr. Worthington, $102,000; and Mr. McDonald, $88,872.

(3)	We have no defined benefit or actuarial pension plans. All earnings in our nonqualified deferred compensation plan are at market values and are therefore omitted from the table.
(4)	A detailed breakdown of “All Other Compensation” is provided in the table below.
(5)	Mr. Montgomery retired as of January 30, 2010.
(6)	This award was forfeited upon Mr. Montgomery’s retirement on January 30, 2010.
(7)	Includes an $11,100 payment made to Mr. McDonald in lieu of a merit-based salary adjustment.

Details of amounts included in “All Other Compensation” column of Summary Compensation Table

The table below provides the details of amounts included in the “All Other Compensation” table for each named executive officer.

Name	Our Contributions to Executive Officer’s Defined Contribution Plan Accounts	Payments made by us for Term Life, Long-Term Disability and Accidental Death and Dismemberment Insurance	Our Reimbursement of Financial Planning and Tax Advice Expenses	Automobile Expense Allowance	Supplemental Health Care Coverage(1)	Utilization of Company- Owned Aircraft(2)	Total
R. Lawrence Montgomery	$12,756	$3,640	$41,286	$25,675	$50,000	$157,745	$291,102
Kevin Mansell	$12,737	$3,640	$7,424	$28,188	$50,000	$108,360	$210,349
Donald A. Brennan	$12,536	$3,175	$900	$28,188	$50,000	—	$94,799
John Worthington	$12,811	$3,160	$190	$34,420	$50,000	—	$100,581
Wesley McDonald	$12,280	$2,886	$345	$18,000	$25,000	—	$58,511

(1)

Amounts shown are coverage limits. Our actual expense for providing this benefit may have been substantially less than the amounts shown. Coverage limits are presented for purposes of protecting the confidentiality of our executives’ actual medical expenses.

(2)

Amounts shown are the incremental costs of personal use of Company-owned aircraft, and are based on the direct cost of use per hour, which includes fuel, maintenance, engine restoration cost reserves, crew travel expenses, landing and parking fees and supplies.

GRANTS OF PLAN-BASED AWARDS IN 2009

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Under- lying Options (#)(2)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Equity Awards ($)(3)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
R. Lawrence Montgomery		$345,000	$1,035,000	$2,300,000	—	—	—	—	—	—	—
	03/30/2009	—	—	—	—	—	—	—	50,000	$41.63	$853,625
	03/30/2009	—	—	—	—	—	—	27,624	—	—	$1,149,987

Kevin Mansell		$390,000	$1,170,000	$2,600,000	—	—	—	—	—	—	—
	03/30/2009	—	—	—	—	—	—	—	50,000	$41.63	$853,625
	03/30/2009	—	—	—	—	—	—	27,624	—	—	$1,149,987
	10/15/2009	—	—	—	—	—	—	50,000	—	—	$3,011,500

Donald A. Brennan		$127,500	$620,500	$1,589,500	—	—	—	—	—	—	—
	03/30/2009	—	—	—	—	—	—	—	68,500	$41.63	$1,169,466
	03/30/2009	—	—	—	—	—	—	20,418	—	—	$850,001

John Worthington		$127,500	$620,500	$1,589,500
	03/30/2009	—	—	—	—	—	—	—	68,500	$41.63	$1,169,466
	03/30/2009	—	—	—	—	—	—	20,418	—	—	$850,001

Wesley McDonald		$111,090	$466,578	$829,472	—	—	—	—	—	—	—
	03/30/2009	—	—	—	—	—	—	—	10,300	$41.63	$175,847
	03/30/2009	—	—	—	—	—	—	17,790	—	—	$740,598
	03/30/2009	—	—	—	—	—	—	3,433	—	—	$142,916

(1)

Shown are the Threshold, Target and Maximum payouts for which each executive was eligible under our Executive Bonus Plan and our Strategic Action Committee Incentive Program with respect to fiscal 2009 performance. Amounts actually earned with respect to these awards are included in the Summary Compensation Table as Non-Equity Incentive Plan compensation. Further detail regarding potential 2009 awards can be found in the “Compensation Discussion & Analysis” beginning on page 23.

(2)	Awarded under our 2003 Long-Term Compensation Plan.
(3)

Amounts shown represent the full grant value of the awards computed in accordance with FASB ASC Topic 718 (formerly FAS 123(R)). For a discussion of the valuation assumptions used, see Note 7 to our fiscal 2009 audited financial statements included in our Annual Report on Form 10-K.

Equity incentives granted to our executives have historically been limited to stock options and restricted stock grants. Our executives do not participate in any other long- or short-term incentive plans, with the exception of Mr. Mansell who was awarded performance shares in 2008.

We are currently authorized to issue equity awards under our 2003 Long-Term Compensation Plan. Awards under our 2003 Plan may be in the form of stock options, stock appreciation rights, common stock including restricted stock, common stock units, performance units and performance shares.

On March 30, 2009, the Board of Directors’ Compensation Committee approved annual equity compensation awards to approximately 2,300 of our management associates. Among the recipients were Messrs. Montgomery, Mansell, Brennan, Worthington and McDonald, who received options to purchase 50,000, 50,000, 68,500, 68,500 and 10,300 shares of our stock, respectively. All of those options were evidenced by written agreements that allow the recipient to purchase the vested portion of the option shares for a price of $41.63 per share, which was the closing price of a share of our stock on the date of the grant. These agreements include the following terms and conditions:

•	vesting of the options occurs in five equal installments on the first through fifth anniversaries of the date of the grant;

•	the term of the option is seven years from the date of grant;

•

if the recipient’s employment with us ends for a reason other than death, disability, retirement or any specifically approved reason, all unvested options will be canceled and forfeited and the recipient will have 90 days to exercise any vested and non-expired options;

•

if the recipient’s employment with us ends due to the recipient’s disability or retirement, all unvested options will be canceled and forfeited and the recipient will have one year to exercise any vested and non-expired options;

•	if the recipient dies while an active employee of ours all of the unvested options will immediately become vested, and the recipient’s estate will have one year to exercise all non-expired options;

•

if the recipient, at any time during the period of his or her employment and for one year following the end of employment, (a) engages directly or indirectly in any business or activity competitive with the business conducted by us or (b) engages in any activity which in the opinion of the Compensation Committee is adverse to our best interests, as described in the agreement, the option shall immediately lapse, and the recipient could be required to return fifty percent of the profit the recipient had gained from the exercise of any portion of the option over the previous twelve months;

•	payment of the option exercise price may be made in cash, or in shares of our stock, or a combination of cash and shares of our stock; and

•	the option is personal to the recipient and generally may not be assigned, transferred or pledged in any manner.

In fiscal 2006, upon the advice of its compensation consultant, the Compensation Committee adopted a change to our equity compensation awards program, allowing senior executives other than principal officers to designate an allocation of long-term compensation awarded to them between stock options and restricted stock. Mr. McDonald elected to allocate 50% of his equity award to restricted stock in 2009, and accordingly he was granted 3,433 shares of restricted stock. These restricted shares were evidenced by a written agreement that provides:

•	the restrictions lapse in five equal installments on the first through fifth anniversaries of the date of the grant;

•

if Mr. McDonald’s employment is terminated by us for “cause” (as defined in his compensation agreement) or ends as a result of his disability or if he voluntarily resigns, the vesting of the restricted shares shall immediately cease and any unvested restricted shares shall revert to us;

•	if Mr. McDonald’s employment is terminated due to his death, the restrictions on all of the restricted shares shall immediately lapse and the shares shall be fully vested;

•

if Mr. McDonald’s employment is terminated by us without “cause,” or by Mr. McDonald for “good reason” (both as defined in his compensation agreement), any restricted shares that are scheduled to vest in the two-year period following the date of his termination of employment shall immediately vest;

•

the restrictions on all unvested shares do not lapse or become fully vested upon a “change of control” of Kohl’s, as defined in our 2003 Long Term Compensation Plan, without further action of the Board of Directors (except upon Mr. McDonald’s termination of employment within one year following the “change of control”, in accordance with Mr. McDonald’s Executive Compensation Agreement described below in these proxy materials);

•	restricted shares may not be assigned, transferred or pledged in any manner; and

•

prior to the vesting of the restricted shares, Mr. McDonald has the right to vote his shares, to receive and retain all regular cash dividends paid or distributed in respect of the shares, and has all other rights as a holder of outstanding shares of our stock.

In recognition of the efforts of our executive management team to outperform its peers, the Compensation Committee decided to award certain executives, including Messrs. Montgomery, Mansell, Brennan, Worthington, and McDonald a recognition grant of restricted shares in March 2009. The number of shares awarded to each of the executives, determined by dividing each executive’s annual base salary by the closing stock price on the day of grant, was: Mr. Montgomery: 27,624 shares; Mr. Mansell: 27,624 shares; Mr. Brennan: 20,418 shares; Mr. Worthington, 20,418 shares; and Mr. McDonald: 17,790 shares. The awards vest in five equal annual installments on the first through fifth anniversaries of the grant date. These awards were evidenced by a written agreement, the terms of which were substantially the same as the agreement described above except if the employment of Messrs. Mansell, Brennan or Worthington is terminated by us without “cause,” or by those executives for “good reason” (both as defined in their respective employment agreements), any restricted shares that are scheduled to vest during the remaining term of their employment agreements (currently three years) shall immediately vest. The restricted shares granted to Mr. Montgomery were forfeited upon his retirement in January 2010.

In October 2009, the Compensation Committee approved an award of restricted stock to Mr. Mansell upon his promotion to Chairman of the Board of Directors. This award was evidenced by a written agreement, the terms of which was substantially the same as those agreements described above, except if Mr. Mansell’s employment is terminated by us without “cause,” or by Mr. Mansell for “good reason” (both as defined in his employment agreement), any restricted shares that are scheduled to vest during the remaining term of his employment agreement (currently three years) shall immediately vest.

In connection with his promotion to the position of Chief Executive Officer in 2008, Mr. Mansell received 49,930 performance shares. The performance shares vest in equal installments following the end of each of the remaining performance periods described below if the Compensation Committee certifies that our performance exceeded the performance index, as described below, for each remaining performance period. The remaining performance periods are:

Performance Period #3:	Fiscal Year 2010
Performance Period #4:	Fiscal Year 2011

The performance index is a measurement of a blended group of peer companies’ sales growth over a period of time. The peer group is comprised of: (i) J.C. Penney Company, Inc.; Macy’s, Inc.; The Gap, Inc.; Target Corporation; and Sears Holdings Corporation. Sales growth is defined as the average growth of (A) total sales and (B) comparable store sales for each company for that performance period. If our performance is higher than the blended performance index for the performance period, the performance shares for that performance period vest. The terms of these performance shares also provide that:

•	all performance shares shall automatically become fully vested upon a “change of control” of Kohl’s, as defined in our 2003 Long Term Compensation Plan; and

•	performance shares may not be assigned, transferred or pledged in any manner.

In November 2008, the Compensation Committee awarded Mr. Montgomery 250,000 at-the-money options to compensate him for losses he suffered in April 2004 due to a corporate administrative error. As a result of this error, 120,000 of Mr. Montgomery’s vested, in-the-money options expired without his knowledge. The expired options had an in-the-money value of approximately $5 million on the date they expired. The corrective options are subject to a written agreement with terms that are substantially similar to the option agreements described above, except the corrective options vest in five equal annual installments on the first through fifth anniversaries of the grant date provided that, upon a termination of Mr. Montgomery’s employment, the remaining unvested portion of the corrective options shall vest in equal installments on an annual basis over the period of time Mr. Montgomery is then contractually prohibited from engaging in activities which are competitive with our operations, provided that such period shall not extend beyond the fifth anniversary of the grant date. Mr. Montgomery retired on January 30, 2010 and is contractually prohibited from engaging in such competitive activities for five years. Accordingly, the remaining unvested portion of the corrective options shall vest in three equal installments on the next three anniversaries of his retirement date, provided that he does not violate his noncompetition restrictions. In addition, the corrective options become fully vested upon a “change of control” as defined in our 2003 Long Term Compensation Plan or upon his death.

Employment Agreements

Prior to his retirement on January 30, 2010, we had an employment agreement with Mr. Montgomery. That agreement was terminated upon his retirement. We have employment agreements with Messrs. Mansell, Brennan and Worthington. These agreements include the following terms:

•	the term of each agreement is three years, extended on a daily basis until either party notifies the other that the term shall no longer be so extended;

•	each executive shall receive an annual base salary, which, as of January 31, 2010 was $1,300,000 for Mr. Mansell and $850,000 each for Messrs. Brennan and Worthington;

•

the executives may be entitled to certain payments and other benefits upon termination of their employment or a change of control of Kohl’s, as described below in the section captioned “Potential Payments Upon Termination or Change of Control,” beginning on page 47.

Executive Compensation Agreements

We have also entered into Executive Compensation Agreements with certain key executives who do not have employment agreements, including Mr. McDonald. A description of the terms of Mr. McDonald’s Executive Compensation Agreement, which is virtually identical to the agreements entered into with other key executives, is included below in the section captioned “Potential Payments Upon Termination or Change in Control,” beginning on page 47.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards(1)					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
R. Lawrence Montgomery	200,000	—		$30.500	01/22/2014
	400,000	—		$33.375	02/01/2014	—		—
	200,000	—		$35.500	01/27/2015	—		—
	130,000	—		$66.250	01/10/2016	—		—
	130,000	—		$66.300	01/30/2017	—		—
	123,500	—		$50.390	02/13/2018	—		—
	93,750	—		$51.810	03/27/2013	—		—
	75,000	—		$75.950	03/26/2014	—		—
	12,500	—		$42.890	03/31/2015	—		—
	50,000	200,000	(3)	$27.450	11/17/2015	—		—

Kevin Mansell	140,000	—		$17.000	01/13/2013	—		—
	60,000	—		$23.906	10/30/2013	—		—
	100,000	—		$30.500	01/22/2014	—		—
	140,000	—		$33.375	02/01/2014	—		—
	150,000	—		$35.500	01/27/2015	—		—
	97,500	—		$66.250	01/10/2016	—		—
	97,500	—		$66.300	01/30/2017	—		—
	92,600	—		$50.390	02/13/2018	—		—
	67,500	22,500		$51.810	03/27/2013	—		—
	62,500	62,500		$75.950	03/26/2014	—		—
	12,500	37,500		$42.890	03/31/2015	—		—
	50,000	200,000	(4)	$50.070	09/15/2015	—		—
	—	50,000	(4)	$41.630	03/30/2016	—		—
	—	—		—	—	50,070	(5)	$2,522,026
	—	—		—	—	37,447	(6)	$1,886,205
	—	—		—	—	27,624	(7)	$1,391,421
	—	—		—	—	50,000	(8)	$2,518,500

Donald A. Brennan	70,000	—		$61.700	04/02/2016	—		—
	33,000	—		$66.300	01/30/2017	—		—
	31,000	—		$50.390	02/13/2018	—		—
	20,000	—		$49.560	02/25/2019	—		—
	17,500	—		$46.200	02/23/2020	—		—
	15,000	—		$54.750	08/11/2020	—		—
	22,725	7,575		$51.810	03/27/2013	—		—
	12,100	12,100		$75.950	03/26/2014	—		—
	30,000	45,000	(4)	$58.540	10/15/2014	—		—
	125	36,375		$42.890	03/31/2015	—		—
	—	48,500	(4)	$41.630	03/30/2016	—		—
	—	20,000	(4)	$41.630	03/30/2016	—		—
	—	—		—	—	4,033	(9)	$203,142
	—	—		—	—	20,418	(10)	$1,028,455

John M. Worthington	5,850	—		$66.250	01/10/2016	—		—
	6,000	—		$66.500	02/01/2017	—		—
	6,400	—		$66.300	01/30/2017	—		—
	—	4,286	(11)	$44.430	02/02/2019
	1,250	—		$49.560	02/25/2019	—		—
	14,286	21,429	(12)	$50.040	03/02/2020	—		—
	13,450	6,725		$51.810	03/27/2013	—		—
	18,150	18,150		$75.950	03/26/2014	—		—
	30,000	45,000	(4)	$58.540	10/15/2014	—		—
	—	36,375		$42.890	03/31/2015	—		—
	—	48,500	(4)	$41.630	03/30/2016	—		—
	—	20,000	(4)	$41.630	03/30/2016	—		—
	—	—		—	—	2,016	(13)	$101,546
	—	—		—	—	20,418	(14)	$1,028,455

	Option Awards(1)					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Wesley McDonald	32,142	5,358	(15)	$60.170	08/04/2018	—		—
	20,000	—		$49.560	02/25/2019	—		—
	15,000	—		$46.200	02/23/2020	—		—
	18,750	6,250		$51.810	03/27/2013	—		—
	11,660	11,660		$75.950	03/26/2014	—		—
	7	6,018		$42.890	03/31/2015	—		—
	—	10,300	(4)	$41.630	03/30/2016	—		—
	—	—		—	—	3,886	(16)	$195,738
	—	—		—	—	2,006	(17)	$101,042
	—	—		—	—	17,790	(18)	$896,082
	—	—		—	—	3,433	(19)	$172,920

(1)

Unless otherwise noted, all option awards with unexercisable shares listed in this table vest at a rate of 25% per year over the first four years of the option term. Options granted prior to 2006 have a fifteen-year term. Options granted in 2006 and thereafter have a seven-year term.

(2)	Based upon the $50.37 closing price of our common stock on January 29, 2010.
(3)

Options within this award were to vest in five equal annual installments on the first through fifth anniversaries of the November 17, 2008 grant date provided that, upon a termination of Mr. Montgomery’s employment, the remaining unvested portion of the options shall vest in equal installments on an annual basis over the period of time Mr. Montgomery is then contractually prohibited from engaging in activities which are competitive with our operations. Provided Mr. Montgomery does not violate his non-competition restriction, each installment of the remaining unvested portion of the corrective options are to vest on the anniversary of the date of termination of his employment until the end of the then-applicable non-competition period, provided that such period shall not extend beyond the fifth anniversary of the grant date. Mr. Montgomery retired as of January 30, 2010, and will be contractually prohibited from engaging in activities which are competitive with our operations for a period of five years. The remaining 200,000 options will therefore vest in approximately equal installments on the first three anniversaries of his retirement date.

(4)	Options within this award vest at a rate of 20% per year over the first five years of the option term.
(5)	On September 15, 2008, Mr. Mansell was awarded 50,070 restricted shares that cliff vest on the fourth anniversary of the date of grant.
(6)

On September 15, 2008, Mr. Mansell was awarded 49,930 performance shares that vest in four equal installments following the end of Fiscal Years 2008, 2009, 2010 and 2011 provided our performance exceeded the performance index described above. Of the performance shares in this grant, 12,483 shares vested on each of February 26, 2009 and February      2010, following the Committee’s certification that our performance exceeded the performance index for Fiscal Years 2008 and 2009, respectively.

(7)	On March 30, 2009, Mr. Mansell was awarded 27,624 restricted shares. The restrictions lapse in five equal installments on the first through fifth anniversaries of the date of the grant.
(8)	On October 15, 2009, Mr. Mansell was awarded 50,000 restricted shares. The restrictions lapse in five equal installments on the first through fifth anniversaries of the date of the grant.
(9)	On March 26, 2007, Mr. Brennan was awarded 8,067 restricted shares. The restrictions lapse in four equal installments on the first through fourth anniversaries of the date of the grant.
(10)	On March 30, 2009, Mr. Brennan was awarded 20,418 restricted shares. The restrictions lapse in five equal installments on the first through fifth anniversaries of the date of the grant.
(11)	Options within this award vest at a rate of 25% per year over the fourth through seventh anniversaries of the option term.

(12)	Options within this award vest at a rate of 20% per year over the third through seventh anniversaries of the option term.
(13)	On March 26, 2007, Mr. Worthington was awarded 4,033 restricted shares. The restrictions lapse in four equal installments on the first through fourth anniversaries of the date of the grant.
(14)	On March 30, 2009, Mr. Worthington was awarded 20,418 restricted shares. The restrictions lapse in five equal installments on the first through fifth anniversaries of the date of the grant.
(15)	Options within this award vest at a rate of 14.29% per year over the first seven years of the option term.
(16)	On March 26, 2007, Mr. McDonald was awarded 7,773 restricted shares. The restrictions lapse in four equal installments on the first through fourth anniversaries of the date of the grant.
(17)	On March 31, 2008, Mr. McDonald was awarded 2,675 restricted shares. The restrictions lapse in four equal installments on the first through fourth anniversaries of the date of the grant.
(18)	On March 30, 2009, Mr. McDonald was awarded 17,790 restricted shares. The restrictions lapse in five equal installments on the first through fifth anniversaries of the date of the grant.
(19)	On March 30, 2009, Mr. McDonald was awarded 3,433 restricted shares. The restrictions lapse in five equal installments on the first through fifth anniversaries of the date of the grant.

OPTION EXERCISES AND STOCK VESTED IN 2009

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
R. Lawrence Montgomery	240,000	$9,009,000	—	—
Kevin Mansell	—	—	12,483	$440,026
Donald A. Brennan	12,000	$193,321	4,301	$202,958
John Worthington	20,661	$250,198	1,008	$41,469
Wesley McDonald	7,000	$95,220	2,612	$107,785

PENSION BENEFITS

We do not maintain any pension benefit plans for our officers or directors that would otherwise be disclosable in these proxy materials.

NONQUALIFIED DEFERRED COMPENSATION

We have no retirement plans for our executive officers other than defined contribution plans and a retiree health plan for certain former principal officers. Over 300 of our executives are eligible for participation in the Kohl’s Deferred Compensation Plans, which are unfunded, unsecured plans. The Deferred Compensation Plans allow our executives to defer all or a portion of their base salary and bonuses. Elections to participate in these plans are made by our executives on an annual basis, prior to the beginning of the year in which the compensation is earned.

We do not make any company contributions to the Deferred Compensation Plans. The aggregate balance of each participant’s account consists of amounts that have been deferred by the participant, plus earnings (or minus losses). We deposit the deferred amounts into a trust for the benefit of plan participants. In accordance with tax requirements, the assets of the trust are subject to claims of our creditors. Account balances are deemed invested in accordance with investment elections designated by the executive from time to time but no more frequently than monthly. There are several investment options available to plan participants, including money market/fixed income funds, domestic and international equity funds, blended funds and pre-allocated lifestyle fund investments.

Deferred account balances are distributed to the plan participants in accordance with elections made by the executive at the time the deferral is made. These distributions may be scheduled for future years while the executive remains our employee or following the participant’s termination of employment, either in a lump sum or in installments. A separate distribution election is made by plan participants with respect to account balance distributions in the event of a change of control of Kohl’s.

The following table shows the executive contributions, earnings and account balances for the persons named in the Summary Compensation Table.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(2)
R. Lawrence Montgomery	$164,400	—	$182,907	—	$4,459,792
Kevin Mansell	—	—	$163,433	—	$2,316,840
Donald A. Brennan	—	—	—	—	—
John Worthington	—	—	—	—	—
Wesley McDonald	$111,090	—	$97,845	—	$479,881

(1)	All executive contributions are included as compensation in the Summary Compensation Table. Earnings on account balances are not included in the Summary Compensation Table.
(2)

Of the amounts in this column, the following totals have been reported in the Summary Compensation Tables in this proxy statement and in our proxy statements for previous years: Mr. Montgomery: $4,099,528; Mr. Mansell: $2,104,169; and Mr. McDonald: $382,450.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Upon termination of their employment or a change of control of Kohl’s, Messrs. Montgomery, Mansell, Brennan, Worthington and McDonald will be entitled to various payments and other benefits pursuant to their respective Employment Agreement or Executive Compensation Agreement, our Long Term Compensation Plans, our Executive Bonus Plan and our associate merchandise discount program. These payments and benefits are described below:

Mr. Montgomery

Although Mr. Montgomery retired as of January 30, 2010 and his employment agreement terminated at that time, Mr. Montgomery continues to hold unvested stock options pursuant to the corrective option grant made to him in November 2008. Upon a “change of control” of Kohl’s (as defined in our 2003 Long-Term Incentive Plan) or upon Mr. Montgomery’s death, such stock options shall become fully vested. The value of Mr. Montgomery’s unvested stock options under such corrective option grant if either of these events had occurred on January 30, 2010 would be $4,584,000 (reflective of the $50.37 closing price of our common stock on January 29, 2010 less the exercise price of such unvested options).

In conjunction with his retirement, we entered into a Noncompetition and Consulting Agreement with Mr. Montgomery. The terms of this agreement are described above in the section captioned “Compensation Discussion and Analysis — Noncompetition and Consulting Agreement,” beginning on page 23.

Mr. Mansell

Employment Agreement

We have entered into an amended and restated employment agreement with Mr. Mansell that provides for certain payments and other benefits upon his termination. The agreement does not provide separate or incremental benefits upon a change of control of Kohl’s. The payments and other benefits upon Mr. Mansell’s termination are as follows:

•	If his employment is terminated by us due to his misconduct, or if he voluntarily resigns, he will not receive any severance payments;

•	If his employment is terminated upon his death or disability or due to our non-renewal of his employment agreement:

•

he or his estate is entitled to a pro rata bonus for the current fiscal year, determined on the basis of the average award made to him over the prior three fiscal years and payable at the same time as other executives receive their bonus for that year;

•

he or his estate is entitled to a severance payment in the amount of one half of his then annual base salary, payable over one year in the event of his death, and over six months in the event of his disability;

•

he and his spouse and eligible dependents shall be provided post-retirement health care coverage under our health insurance plan and supplemental executive medical plan, provided he (or the eligible dependents in the event of his death) reimburses us for all premiums paid for such retiree health insurance benefits; and

•	all of his unvested stock options shall immediately vest if the termination is a result of his death.

•

If his employment is terminated as a result of a material reduction in his job status or scope of responsibilities (i.e., for “good reason”), or if we terminate his employment involuntarily during the term of his employment agreement (generally, three years) he will be entitled to:

•

a pro rata bonus for the current fiscal year, determined on the basis of the average award made to him over the prior three fiscal years and paid at the same time as other executives receive their bonus for that year;

•	a lump sum severance payment equal to the sum of:

•	an amount equal to his aggregate base salary for the remaining term of his agreement, but not more than 2.9 years; plus

•

an amount equal to the average of the bonus awards made to him under our annual incentive compensation plan over the prior three fiscal years, multiplied by the then remaining term of his agreement, but not more than 2.9 years;

•

he and his spouse and eligible dependents shall be provided post-retirement health care coverage under our health insurance plan and supplemental executive medical plan, provided he (or the eligible dependents in the event of his death) reimburses us for all premiums paid for such retiree health insurance benefits;

•	outplacement services of up to $20,000;

•	to the extent unvested, continued vesting of his stock options and performance shares for the remaining term of his agreement; and

•	to the extent unvested, accelerated vesting of any outstanding restricted stock awards for the remaining term of his agreement.

•	Mr. Mansell’s Employment Agreement was amended in 2009 to remove a provision that had included an excise tax gross up payment. The amended agreement does not provide any tax gross ups.

•	Following his termination of employment, Mr. Mansell will be prohibited from competing with us for a period of one year.

•

In accordance with Section 409A of the Internal Revenue Code of 1986, as amended, certain payments under the employment agreement are not payable until the six-month anniversary of the date of a termination.

•	In all cases, our obligation to pay severance is contingent upon Mr. Mansell’s execution of a general release of claims against us.

Accelerated Vesting of Equity Awards

•

The terms of our Long Term Compensation Plans provide that in the event of a “change in control” of Kohl’s (as defined in those Plans), all outstanding stock options and restricted stock granted pursuant to awards made before May 2, 2007, shall become immediately vested and fully exercisable. Vesting of stock options and restricted stock granted pursuant to awards made after May 2, 2007 is within the discretion of the Board of Director’s Compensation Committee.

•

Mr. Mansell has outstanding and unvested stock options that will immediately vest, and other outstanding and unvested stock options that could, in the discretion of the Compensation Committee, vest in accordance with these provisions.

•	The performance shares and the outstanding and unvested restricted shares granted to Mr. Mansell in 2008 will immediately vest in the event of a “change of control”.

•

The terms of our stock option award agreements provide that upon the award recipient’s death, if the recipient is still our employee at the time of death, all outstanding stock options granted pursuant to the awards shall become immediately vested and fully exercisable.

•	As described above, there are also provisions in Mr. Mansell’s employment agreement that allows for acceleration or continued vesting of equity awards upon certain terminations of employment.

Non-Contractual Benefit Upon Retirement

In addition to his contractual benefits, upon his retirement, Mr. Mansell will be entitled to participate for his lifetime in our associate merchandise discount program, on such terms and to the extent the program continues to be made available to our senior executives.

Potential Benefit Summary — Mr. Mansell

The following table shows the potential payments to Mr. Mansell upon termination of his employment during the term of his employment agreement. Also shown is the value of Mr. Mansell’s stock options and restricted stock that would vest upon the occurrence of a “change of control” of Kohl’s. The amounts shown in the table assume a January 29, 2010 employment termination date, and do not reflect salary and bonus accrued as of that date. Also assumed is a January 29, 2010 effective date of a “change of control” and a $50.37 “change of control price” of our common stock, which was the January 29, 2010 closing price of our common stock on the New York Stock Exchange. The terms “change of control” and “change of control price” have the meanings given to these terms in our 2003 Long Term Compensation Plan.

	Voluntary Termination by Executive	Involuntary Termination by Kohl’s With Cause	Termination by Executive for Good Reason or Involuntary Termination by Kohl’s Without Cause	Termination due to Disability	Death	Change of Control
Severance Payment — Salary Continuation	—	—	$3,770,000	$650,000	$650,000	—
Severance Payment — Bonus Payments	—	—	$1,618,925	—	—	—
Pro Rated Bonus(1)	—	—	$558,250	$558,250	$558,250	—
Outplacement	—	—	$20,000	—	—	—
Value of Accelerated Restricted Stock(2)	—	—	$4,867,978	—	$6,431,947	$2,522,026
Value of Accelerated Performance Shares(3)	—	—	$1,886,205	—	—	$1,886,205
Value of Accelerated Stock Options(4)	—	—	$587,700	—	$777,500	—

TOTAL	$—	$—	$13,309,058	$1,208,250	$8,417,697	$4,408,231

(1)	The entire hypothetical bonus for 2009 (based on a three-year average) is shown here as this table illustrates the effect of a termination at the end of the year (thus, a full pro-ration applies).
(2)

Reflects the value of Mr. Mansell’s restricted stock at the January 29, 2010 closing price of $50.37 per share that would vest under the following scenarios: 96,644 shares upon termination by Mr. Mansell for Good Reason or involuntary termination by Kohl’s without cause, 127,694 shares upon termination as a result of Mr. Mansell’s death and 50,070 shares upon a “Change of Control” of Kohl’s.

(3)	Reflects the value of Mr. Mansell’s 37,447 unvested performance shares at the January 29, 2010 closing price of $50.37 per share.
(4)

Reflects the value of Mr. Mansell’s stock options at the January 29, 2010 closing price of $50.37 per share that would either accelerate or continue to vest under the following scenarios: 217,500 shares upon termination by Mr. Mansell for Good Reason or involuntary termination by Kohl’s without cause, and 287,500 shares upon termination as a result of Mr. Mansell’s death.

Mr. Brennan and Mr. Worthington

Employment Agreement

Mr. Brennan and Mr. Worthington have substantially similar employment agreements. These agreements provide for certain payments and other benefits upon the executive’s termination or upon a change of control of Kohl’s. These arrangements are as follows:

•	If either executive’s employment is terminated by us due to his misconduct, or if he voluntarily resigns, he will not receive any severance payments;

•	If either executive’s employment is terminated upon his death or disability or due to our non-renewal of his employment agreement:

•

the executive or his estate is entitled to receive a pro rata bonus for the current fiscal year, determined on the basis of the average award made to the executive over the prior three fiscal years, payable at the same time as other executives receive their bonus for that year; and

•

the executive or his estate is entitled to receive severance in the amount of one half of his then annual base salary, payable over one year in the event of his death, and over six months in the event of his disability.

•	all of the executive’s unvested stock options shall immediately vest if the termination is a result of the executive’s death.

•

If either executive terminates his employment as a result of a material reduction in his job status or scope of responsibilities (i.e., for “good reason”), or if we terminate his employment involuntarily during the term of his employment agreement (generally, three years) and the termination is not in connection with a “change of control” (as defined in the agreement), he will be entitled to:

•

a pro rata bonus for the current fiscal year, determined on the basis of the average award made to the executive over the prior three fiscal years, payable at the same time as other executives receive their bonus for that year;

•	a severance payment equal to the sum of:

•	an amount equal to his aggregate base salary for the remaining term of his agreement, but not more than 2.9 years; plus

•	an amount equal to the average of the bonus awards made to him under our annual incentive compensation plan over the prior three fiscal years;

•	reimbursement of that portion of his COBRA monthly payment which is equal to our normal monthly cost of coverage of an executive under our group health insurance plans for a period of up to two years;

•	outplacement services of up to $20,000; and

•	to the extent unvested, continued vesting of his stock options throughout the remainder of the term of his employment agreement.

•

If, within the three months preceding or one year following a “change of control” of Kohl’s (as defined in the agreement) Mr. Brennan’s or Mr. Worthington’s employment is terminated by us during the term of the agreement or by the executive for “good reason”, the terminating executive will be entitled to the following severance benefits:

•

a pro rata bonus for the current fiscal year, determined on the basis of the average award made to the executive over the prior three fiscal years and paid at the same time as other executives receive their bonus for that year;

•	a severance payment equal to the sum of:

•	an amount equal to his aggregate base salary for the remaining term of his agreement, but not more than 2.9 years; plus

•

an amount equal to the average of the bonus awards made to him under our annual incentive compensation plan over the prior three fiscal years, multiplied by the number of years remaining in the term of his agreement, but not more than 2.9 years;

•	reimbursement of that portion of the executive’s COBRA payment which is equal to our normal cost of coverage of an executive under our group health insurance plans for up to one year;

•	outplacement services of up to $20,000; and

•	to the extent unvested, accelerated vesting of any outstanding stock options for the remaining term of his agreement.

•

Messrs. Brennan and Worthington’s Employment Agreements were amended in 2009 to remove a provision that had included an excise tax gross up payment. The amended agreements do not provide any tax gross ups.

•	Following their respective terminations, Mr. Brennan and Mr. Worthington will be prohibited from competing with us for a period of one year.

•

In accordance with Section 409A of the Internal Revenue Code of 1986, as amended, certain payments under the employment agreements are not payable until the six-month anniversary of the date of a termination.

•	In all cases, our obligation to pay severance is contingent upon the executive’s execution of a general release of claims against us.

Accelerated Vesting of Equity Awards

Vesting of Mr. Brennan’s and Mr. Worthington’s stock options and restricted shares granted prior to 2009 would accelerate upon the occurrence of a “change of control” of Kohl’s. For stock options and restricted stock grants awarded to Mr. Brennan and Mr. Worthington in 2009, vesting upon a “change of control” is within the discretion of the Compensation Committee. Upon either executive’s death while employed by us, all outstanding stock options and restricted stock would become immediately vested.

In addition, Mr. Brennan’s and Mr. Worthington’s restricted stock award agreements for grants made to them in 2007 provide for continued vesting of the shares granted pursuant to those agreements for a period of two years following termination of their employment if the executive terminates employment as a result of a material reduction in his job status or scope of responsibilities or if we terminate his employment during the term of his employment agreement. As described above, there are also provisions in Mr. Brennan’s and Mr. Worthington’s employment agreements that allow for acceleration or continued vesting of stock options upon certain terminations of employment.

Non-Contractual Benefit Upon Retirement

In addition to their contractual benefits, upon their retirement, Mr. Brennan and Mr. Worthington will each be entitled to participate for their respective lifetime in our associate merchandise discount program, on such terms and to the extent the program continues to be made available to our senior executives.

Potential Benefit Summary — Mr. Brennan

The following table shows the potential payments to Mr. Brennan upon termination of his employment during the term of his employment agreement. Also shown is the value of Mr. Brennan’s stock options and restricted stock that would vest upon the occurrence of a “change of control” of Kohl’s. The amounts shown in the table assume a January 29, 2010 employment termination date, and do not reflect salary and bonus accrued as of that date. Also assumed is a January 29, 2010 effective date of a “change of control” and a $50.37 “change of control price” of our common stock, which was the January 29, 2010 closing price of our common stock on the New York Stock Exchange. The terms “change of control” and “change of control price” have the meanings given to these terms in our 2003 Long Term Compensation Plan.

	Voluntary Termination by Executive	Involuntary Termination by Kohl’s With Cause	Termination by Executive for Good Reason or Involuntary Termination by Kohl’s Without Cause (No Change of Control)	Termination by Executive for Good Reason or Involuntary Termination by Kohl’s Without Cause (Following Change of Control)	Termination due to Disability	Death	Change of Control
Severance Payment — Salary Continuation	—	—	$2,465,000	$2,465,000	$425,000	$425,000	—
Severance Payment — Bonus Payments	—	—	$200,000	$580,000	—	—	—
Pro Rated Bonus(1)	—	—	$200,000	$200,000	$200,000	$200,000	—
Outplacement	—	—	$20,000	$20,000	—	—	—
Value of Accelerated Restricted Stock(2)	—	—	$820,215	$617,073		$1,231,597	$203,142
Value of Accelerated Stock Options(2)	—	—	$631,299	$870,775	—	$870,775	—
Health Care Benefits			$23,448	$11,724

TOTAL	$—	$—	$4,359,962	$4,764,572	$625,000	$2,727,372	$203,142

(1)	The entire hypothetical bonus for 2009 (based on a three-year average) is shown here as this table illustrates the effect of a termination at the end of the year (thus, a full pro-ration applies).
(2)	Values are calculated at the January 29, 2010 closing price of our common stock on the New York Stock Exchange, which was $50.37 per share.

Potential Benefit Summary — Mr.Worthington

The following table shows the potential payments to Mr. Worthington upon termination of his employment during the term of his employment agreement. Also shown is the value of Mr. Worthington’s stock options and restricted stock that would vest upon the occurrence of a “change of control” of Kohl’s. The amounts shown in the table assume a January 29, 2010 employment termination date, and do not reflect salary and bonus accrued as of that date. Also assumed is a January 29, 2010 effective date of a “change of control” and a $50.37 “change of control price” of our common stock, which was the January 29, 2010 closing price of our common stock on the New York Stock Exchange. The terms “change of control” and “change of control price” have the meanings given to these terms in our 2003 Long Term Compensation Plan.

	Voluntary Termination by Executive	Involuntary Termination by Kohl’s With Cause	Termination by Executive for Good Reason or Involuntary Termination by Kohl’s Without Cause (No Change of Control)	Termination by Executive for Good Reason or Involuntary Termination by Kohl’s Without Cause (Following Change of Control)	Termination due to Disability	Death	Change of Control
Severance Payment — Salary Continuation	—	—	$2,465,000	$2,465,000	$425,000	$425,000	—
Severance Payment — Bonus Payments	—	—	$175,000	$507,500	—	—	—
Pro Rated Bonus(1)	—	—	$175,000	$175,000	$175,000	$175,000	—
Outplacement	—	—	$20,000	$20,000	—	—	—
Value of Accelerated Restricted Stock(2)	—	—	$718,619	$617,073		$1,130,001	$101,546
Value of Accelerated Stock Options(2)	—	—	$663,829	$870,775	—	$903,305	$32,530
Health Care Benefits	—	—	$23,448	$11,724	—	—	—

TOTAL	$—	$—	$4,240,896	$4,667,072	$600,000	$2,633,306	$134,076

(1)	The entire hypothetical bonus for 2009 (based on a three-year average) is shown here as this table illustrates the effect of a termination at the end of the year (thus, a full pro-ration applies).
(2)	Values are calculated at the January 29, 2010 closing price of our common stock on the New York Stock Exchange, which was $50.37 per share.

Mr. McDonald

Executive Compensation Agreement

•	If Mr. McDonald’s employment is terminated by us due to certain misconduct, he shall not receive any severance benefits;

•	If Mr. McDonald voluntarily terminates his employment, he shall receive a severance payment in an amount equal to fifty percent of his then current annual salary, payable over the following year;

•

If Mr. McDonald terminates his employment due to bona fide retirement, he shall receive a severance payment in an amount equal to fifty percent of his then current annual salary, payable over the following year and a prorated bonus award for the current year, if any;

•	If Mr. McDonald’s employment is terminated upon his death, Mr. McDonald’s estate shall be entitled to a prorated portion of his bonus award for the current year, if any;

•

If Mr. McDonald’s employment is terminated as a result of his disability, he will receive salary continuation for a period of six months, plus a prorated portion of his bonus award for the current year, if any;

•

If Mr. McDonald’s employment is involuntarily terminated by us “without cause” or by Mr. McDonald for “good reason” (such as if we require Mr. McDonald to relocate, or significantly reduce Mr. McDonald’s job status, salary or scope of responsibilities) and the termination does not occur in connection with a “change of control” as described below, Mr. McDonald will be entitled to the following severance benefits:

•	salary continuation for a two (2) year period;

•	a prorated portion of his bonus award for the current year, if any;

•	limited outplacement services;

•	reimbursement of that portion of each of his COBRA monthly payments which is equal to our normal monthly costs of coverage under our group health plan for a period of up to two years;

•	accelerated vesting of all outstanding stock options and restricted shares that would have vested during the two years following the date of termination.

•

If, within one year following a “change of control” of Kohl’s (as defined in the Agreement), Mr. McDonald’s employment is involuntarily terminated by us “without cause”, or by Mr. McDonald for “good reason,” Mr. McDonald will be entitled to the following severance benefits:

•	limited outplacement services;

•	reimbursement of that portion of each of his COBRA monthly payments which is equal to our normal monthly costs of coverage under our group health plan for a period of up to one year;

•	a lump sum severance payment equal to two times the sum of:

•	Mr. McDonald’s then current annual salary; and

•	the average annual bonus award payments paid to Mr. McDonald over the prior three fiscal years.

•	to the extent unvested, accelerated vesting of any outstanding stock options and restricted shares.

•

In accordance with Section 409A of the Internal Revenue Code of 1986, as amended, certain payments under the employment agreements are not payable until the six-month anniversary of the date of a termination.

•

In all cases, our obligation to pay severance is contingent upon Mr. McDonald’s execution of a general release of claims against us, and except in the case of termination following a change of control, severance payments are subject to offset for any compensation from other sources received by Mr. McDonald during the period during which the severance is to be paid.

•	Following his termination, Mr. McDonald will be prohibited from competing with us for a period of one year.

Accelerated Vesting of Equity Awards

Vesting of certain of Mr. McDonald’s stock options and restricted shares would accelerate upon the occurrence of a “change of control” of Kohl’s or upon his death, in the event he dies while employed by us in the same manner as described above with respect to Mr. Mansell’s stock options and restricted shares. As described above, there are also provisions in Mr. McDonald’s compensation agreement that accelerate vesting of all or a portion of such awards upon certain terminations of his employment.

Potential Benefit Summary — Mr. McDonald

The following table shows the potential payments to Mr. McDonald upon termination of his employment during the term of his employment agreement. Also shown is the value of Mr. McDonald’s stock options and restricted stock that would vest upon the occurrence of a “change of control” of Kohl’s. The amounts shown in the table assume a January 29, 2010 employment termination date, and do not reflect salary and bonus accrued as of that date. Also assumed is a January 29, 2010 effective date of a “change of control” and a $50.37 “change of control price” of our common stock, which was the January 29, 2010 closing price of our common stock on the New York Stock Exchange. The terms “change of control” and “change of control price” have the meanings given to these terms in our 2003 Long Term Compensation Plan.

	Voluntary Termination by Executive	Involuntary Termination by Kohl’s With Cause	Termination by Executive for Good Reason or Involuntary Termination by Kohl’s Without Cause (No Change of Control)	Termination by Executive for Good Reason or Involuntary Termination by Kohl’s Without Cause (Following Change of Control)	Termination due to Disability	Death	Change of Control	Retirement
Severance Payment — Salary Continuation	$370,300	—	$1,481,200	$1,481,200	$370,300	$370,300	—	$370,300
Severance Payment — Bonus Payments	—	—	—	$450,000	—	—	—	—
Pro Rated Bonus(1)	—	—	$740,600	—	$740,600	$740,600	—	$740,600
Outplacement	—	—	$20,000	$20,000	—	—	—	—
Value of Accelerated Restricted Stock(2)	—	—	$690,700	$1,069,003	—	$1,365,783	$296,780	—
Value of Accelerated Stock Options(2)	—	—	$66,019	$135,037	—	$135,037	—	—
Health Care Benefits	—	—	$13,378	$6,689	—	—	—	—

TOTAL	$370,300	$—	$3,011,897	$3,161,929	$1,110,900	$2,611,720	$296,780	$1,110,900

(1)	Mr. McDonald’s entire bonus for 2009 is shown here as this table illustrates the effect of a termination at the end of the year (thus, a full pro-ration applies).
(2)	Values are calculated at the January 29, 2010 closing price of our common stock on the New York Stock Exchange, which was $50.37 per share.

Equity Compensation Plan Information

The following table provides information as of January 30, 2010 regarding shares outstanding and available for issuance under our existing equity compensation plans.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by security holders	19,847,684	$52.10	14,736,987
Equity compensation plans not approved by security holders(1)	—	—	—

Total	19,847,684	$52.10	14,736,987	(2)

(1)	All of our existing equity compensation plans have been approved by shareholders.
(2)

Of these 14,736,987 available shares, no more than 965,000 shares will be awarded between January 30, 2010 and the May 13, 2010 Annual Meeting of Shareholders, and no more than 465,000 of such 965,000 shares will be used for grants of full value shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers to file reports with the Commission disclosing their ownership, and changes in their ownership, of our stock. Copies of these reports must also be furnished to us. Based solely upon our review of these copies, we believe that during fiscal 2009, all of such forms were filed on a timely basis by reporting persons.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees our financial reporting process on behalf of the Board of Directors and is directly responsible for the compensation, appointment and oversight of our independent registered public accounting firm. Management is responsible for the preparation, presentation and integrity of our financial statements and for the appropriateness of the accounting principles and reporting policies that are used. Management is also responsible for testing our system of internal controls, and reports to the audit committee on any deficiencies found. Our independent registered public accounting firm, Ernst & Young LLP (“Ernst & Young”), is responsible for auditing our financial statements and expressing an opinion as to their conformity with U.S. generally accepted accounting principles, as well as examining and reporting on the effectiveness of our internal controls over financial reporting.

Under its written charter, the Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, has direct access to our independent registered public accounting firm as well as any of our employees, and has the ability to retain, at our expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

The Audit Committee reviewed and discussed our audited financial statements with management and Ernst & Young. The Audit Committee has also discussed and reviewed with Ernst & Young the matters required to be discussed by Statements on Auditing Standards No. 61, as amended, “Communications with Audit Committees,” as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee obtained from Ernst & Young the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants’ communications with the Audit Committee concerning independence. The Audit Committee discussed with the auditors any relationships that may impact their objectivity and independence, and also considered whether the provision of non-audit services by Ernst & Young is compatible with maintaining their independence, and has satisfied itself with respect to Ernst & Young’s independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended January 30, 2010 for filing with the Securities and Exchange Commission.

Audit Committee:

Stephen E. Watson, Chair
Peter Boneparth
John F. Herma
Stephanie A. Streeter

ITEM TWO

RATIFICATION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Ernst & Young as our and our subsidiaries’ independent registered public accounting firm for fiscal 2010. This selection is being presented to you for your ratification. Proxies solicited by the Board of Directors will, unless otherwise directed, be voted to ratify the appointment by the Board of Directors of Ernst & Young as our and our subsidiaries’ independent registered public accounting firm for fiscal 2010. We have been advised by Ernst & Young that they are independent certified public accountants with respect to us within the meaning of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated under such act.

A representative from Ernst & Young is expected to be at the annual meeting and will have the opportunity to make a statement if such representative so desires and will be available to respond to appropriate questions during the meeting.

Fees Paid to Ernst & Young

We paid the following fees to Ernst & Young for fiscal 2009 and fiscal 2008:

	Fiscal 2009	Fiscal 2008
Audit Fees	$721,833	$714,872
Audit-Related Fees	—	20,000
Tax Fees	133,520	4,505
All Other Fees	—	—

Total	$855,353	$739,377

Audit Fees. Audit fees include fees associated with the annual audit, reviews of our quarterly reports on Form 10-Q and various consultation topics. Included in Audit Fees are fees for services related to the certification of our internal controls, as required by Section 404 of the Sarbanes-Oxley Act of 2002.

Audit-Related Fees. In fiscal 2008, audit-related fees were for an International Financial Reporting Standards (IFRS) conversion diagnostic.

Tax Fees. Tax fees for fiscal 2009 include consultations related to a change in our inventory valuation method and gift card consulting.

All Other Fees. We did not pay any fees to Ernst & Young during the last two fiscal years for any other services not included in the categories listed above.

Pre-approval Policies and Procedures

Our Audit Committee has adopted procedures for pre-approving all audit and permitted non-audit services provided by our independent registered public accounting firm. The Audit Committee pre-approves a list of specific services and categories of services, subject to a specified cost level. Part of this approval process includes making a determination on whether non-audit services are consistent with the SEC’s rules on auditor independence. The Audit Committee may delegate pre-approval authority to the Chairman of the Audit Committee. The Audit Committee periodically monitors the services rendered and actual fees paid to the independent registered public accounting firm to ensure such services are within the parameters approved.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT

SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT

OF ERNST & YOUNG AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

ITEM THREE

APPROVAL OF THE KOHL’S CORPORATION 2010 LONG TERM COMPENSATION PLAN

The following discussion is qualified in its entirety by the text of the 2010 Long Term Compensation Plan (the “Plan”) which is attached to this proxy statement as Annex A.

Our 2010 Long Term Compensation Plan was adopted by our Board of Directors and its Compensation Committee (the “Committee”) on February 24, 2010, subject to shareholder approval. The Board of Directors believes that long-term incentive compensation programs align the interests of management and our shareholders to create long-term shareholder value and helps us recruit, reward, motivate and retain talented personnel.

General Description of the Plan

Key features of the Plan include the following:

•	The Plan provides for the following types of awards to our current and former employees and non-employee members of our Board of Directors:

•	options to purchase shares of our Common Stock,

•	stock appreciation rights (“SARs”),

•	stock awards,

•	performance units; and

•	performance shares.

•

The aggregate number of shares of Common Stock authorized under the Plan is 18,500,000, which will be reduced by one (1) share for every share of Common Stock subject to a stock option or SAR Award granted under the Plan and 1.5 shares for every share of Common Stock subject to a “Full Value Award” granted under the Plan. “Full Value Awards” mean awards that are not stock options or stock appreciation rights and are settled by the issuance of Common Stock;

•

The Plan would provide the flexibility to grant performance-based awards designed to satisfy the requirements for deductibility of compensation under Section 162(m) of the U.S. Internal Revenue Code. In order to qualify certain awards granted to our executive officers under the Plan as performance-based compensation for purposes of Section 162(m), we are seeking shareholder approval of a number of specified performance goals under the Plan;

•	The Plan is administered by the Committee, which is comprised solely of independent directors;

•	No participant may receive options or stock appreciation rights for more than 1,500,000 shares in any twelve-month period;

•	No participant may receive grants of Full Value Awards which are subject to performance goals for more than 750,000 shares of Common Stock during any twelve-month period;

•	No participant may receive a grant of performance units during any fiscal year with a maximum cash payout in excess of $10,000,000;

•	The aggregate number of shares of Common Stock subject to awards granted to nonemployee directors may not exceed 500,000;

•	The exercise price of options may not be less than the fair market value of the Common Stock on the date of grant;

•	Options may not be repriced after the date of grant without shareholder approval, except as provided in the Plan for stock splits, recapitalization and similar events;

•	Upon a change of control of Kohl’s where awards are assumed, a “double trigger” provision in the Plan allows accelerated vesting only upon the participant’s involuntary termination of employment; and

•

The Plan includes “clawback” provisions that allow the Committee to terminate outstanding awards, and in some circumstances recover awards that have already been paid, to participants who are found to have engaged in fraudulent or dishonest behavior.

Administration

The Board of Directors has delegated administration of the Plan to the Committee, which is comprised solely of independent directors. The Committee has final authority, subject to the express provisions of the Plan, to: (a) interpret the Plan; (b) establish such rules and regulations as it deems necessary for the proper operations and administration of the Plan; (c) select persons to receive awards under the Plan; (d) determine the form of awards and the number of shares or other units subject to awards, (e) determine the terms, conditions, restrictions and/or limitations, if any, of awards, including the time and conditions of exercise or vesting, (f) determine the performance goals, if any, which will be applicable to awards, (g) grant waivers of Plan terms, conditions, restrictions, and limitations as deemed appropriate, (h) accelerate the vesting, exercise, or payment of awards or the performance period of awards when such action or actions would be in the best interest of the Company, and (i) take any and all other action the Committee deems necessary or advisable for the proper operation or administration of the Plan. The Committee, in its discretion, may delegate its authority and duties under the Plan to the chief executive officer and/or to other senior officers of the Company; provided, however, only the Committee may select and grant awards to senior officers and directors.

General Terms and Conditions of Awards

Under the Plan, the Committee may grant various forms of incentive awards, including: (i) stock options, (ii) stock appreciation rights, (iii) stock awards, (iv) performance units, or (v) performance shares. The term of the awards may be up to 10 years from the date the award is granted, with the exception of incentive stock options, where the term shall not exceed five years in the case of an award to a holder of greater than ten percent of the Company’s common stock. The general terms and conditions of these awards are described below:

Stock options

Stock options granted under the Plan may be incentive stock options (“ISOs”) within the meaning of Section 422 of the Internal Revenue Code or nonqualified stock options, which are options that do not qualify as ISOs. Stock options entitle the holder to purchase shares of common stock during a specified period at a purchase price set by the Committee, which must be at least 100% of the fair market value of the common stock on the grant date.

Stock appreciation rights

A stock appreciation right (“SAR”), is the right, denominated in shares of common stock, to receive upon exercise, without payment to the Company, an amount equal to the excess of the fair market value of the common stock on the exercise date over the fair market value of the stock on the grant date. The Committee may grant SARs to participants as either freestanding awards or as awards related to stock options. For SARs related to an option, the terms and conditions of the grant will be substantially the same as the terms and conditions applicable to the related option, and exercise of either the SAR or the option will cause the cancellation of the other. The Committee will determine the terms and conditions applicable to awards of freestanding SARs.

Stock awards

Stock awards may be in the form of shares of common stock, restricted shares of common stock or stock “units”, which are bookkeeping entries representing such shares. Restricted shares of common stock are shares that are transferred by us to a participant and that are subject to a substantial risk of forfeiture and to restrictions on sale or transfer for a period of time. The Committee will determine the amounts, terms, and conditions (including the attainment of performance goals, restrictions on transfer and continued employment) of any grant of restricted stock. The Committee may, in its discretion, grant to the participants to whom restricted shares have been awarded all or any of the rights of a shareholder with respect to such shares, including the right to vote such shares and to receive dividends. Stock “units” are similar to shares of restricted common stock, except that the shares of stock are not issued to the participant until after the end of the restriction period and any other applicable conditions are satisfied.

Performance units

Performance units are the right to receive a payment upon the attainment of specified criteria. The Committee will establish the applicable criteria and all other terms applicable to the grant at the time the performance units are awarded.

Performance shares

Performance shares represent the right to receive a payment at a future date based on the value of common stock in accordance with the terms of the grant and upon the attainment of specified performance goals. The Committee shall establish the applicable criteria and all other terms applicable to the grant at the time the performance shares are awarded.

Shares Of Common Stock Available

The aggregate number of shares of Common Stock authorized under the Plan is 18,500,000, which will be reduced by one (1) share for every share of Common Stock subject to a Stock Option or Stock Appreciation Right Award granted under the Plan and 1.5 shares for every share of Common Stock subject to a Full Value Award granted under the Plan.

Following shareholder approval of the Plan, no awards of any type may be granted pursuant to the Kohl’s Corporation 1997 Long -Term Compensation Plan, the Kohl’s Corporation 1997 Stock Option Plan for Outside Directors or the Kohl’s Corporation 2003 Long -Term Compensation Plan, as amended (the “Prior Plans”). As of January 30, 2010, 14,736,987 stock options and full value shares were authorized and available for grant under the Prior Plans. Of these available shares, no more than 965,000 shares will be awarded between January 30, 2010 and the May 13, 2010 Annual Meeting of Shareholders, and no more than 465,000 of such 965,000 shares will be used for grants of full value shares.

If there is any change in our outstanding Common Stock by reason of any extraordinary transaction such as a reorganization, recapitalization, merger, consolidation, stock split, stock dividend, spin-off, combination or exchange of shares or other corporate exchange, or any distribution to shareholders of Common Stock other than regular cash dividends, the number of shares available for awards, the shares subject to any award and the option prices or exercise prices of awards shall be automatically adjusted. In the event of other changes in our capital structure, the Compensation Committee shall make appropriate adjustments in the maximum number of shares of Common Stock which may be issued under the Plan and any adjustments and/or modifications to outstanding awards as it deems appropriate.

Material Terms of the Performance Goals

Section 162(m) of the Internal Revenue Code generally does not allow a publicly held company to obtain a tax deduction for compensation of more than $1 million paid in any year to its chief executive officer or its three most highly paid executive officers (other than the chief executive officer and the chief financial officer) unless such payments are “performance-based” as defined in that section. One of the requirements for compensation to be “performance-based” under Section 162(m) is that the company must obtain shareholder approval of the material terms of the performance goals for such compensation. The material terms which the shareholders approve constitute the framework within which the actual performance goals are set by the Committee.

Accordingly, to enable us to receive tax deductions for compensation earned by our chief executive officer and executive officers under awards made from the Plan that are subject to performance goals, the Board of Directors is requesting shareholder approval of the material terms of the performance goals for those types of awards.

The performance goals we are requesting the shareholders to approve for awards granted under the Plan include the following business criteria:

•	total sales levels;

•	comparable store sales levels;

•	net income;

•	earnings before or after taxes, interest, depreciation, and/or amortization;

•	net operating profit;

•	earnings per share;

•	gross or operating margins;

•	return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales or revenue);

•	cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment);

•	productivity ratios;

•	expense or expense rate targets;

•	working capital targets or change in working capital;

•	economic value added or EVA (net operating profit after tax minus the sum of capital multiplied by the cost of capital);

•	inventory metrics;

•	market share gains;

•	shareholder return;

•	shareholder value;

•	attraction, retention and satisfaction of employees;

•	customer satisfaction survey scores;

•	total shareholder value; and

•	market value of the Common Stock.

The performance goals based on these business criteria may be set on a pre-tax or after-tax basis, may be applied on an absolute or relative basis, may be valued on a growth or fixed basis, and may be determined with or without regard to changes in accounting or extraordinary, unusual or nonrecurring events, as specified by the Committee at the time an award is granted.

If approved by the shareholders, this proposal would not limit our right to award or pay other forms of awards under the Plan to the company’s executive officers that are not performance-based, including restricted stock and restricted stock units that vest based upon the continued employment of a participant.

Effect of Change of Control

Unless the Committee or the Board of Directors specifies otherwise prior to the change of control of Kohl’s (as defined in the Plan), and assuming the assumption of awards by a successor, a participant who is involuntarily terminated by Kohl’s or its successor without cause or who terminates his or her employment for “Good Reason” (as defined in the Plan) within six months before or twelve months following a change of control shall have the ability to exercise any awards previously granted to the participant under the Plan (whether or not then vested) in full until the earlier of the award’s original expiration term or a date two years following the termination of employment. In addition, upon any such termination, all unvested portions of Full Value Awards (other than awards subject to performance-based vesting criteria) shall immediately vest. In the event outstanding awards are not assumed by a successor, participants will be entitled to accelerated vesting and continued exercisability as if the awards had been assumed and the participant’s employment had been involuntarily terminated as of the date of the change in control.

With respect to awards subject to performance-based vesting criteria, unless the Committee or the Board of Directors specifies otherwise prior to the change of control, upon the occurrence of the change of control each participant shall be deemed to have satisfied any performance-based vesting criteria at the target level, and following the change of control any such award will continue to vest based on the time-based vesting criteria, if any, to which the award is subject and will be treated for all purposes (including accelerated vesting upon an involuntary termination as described above) as if such award had only been subject to such time-based vesting criteria.

Suspension or Termination of Awards; Clawback Provisions

If at any time the Committee determines a participant’s employment has been validly terminated for certain reasons or has engaged in dishonest or unethical behavior constituting “Acts of Misconduct” (as defined in the Plan), then except as otherwise provided by the Committee, the participant shall not be permitted to exercise any rights under any outstanding awards or otherwise receive payment of any awards. For any awards subject to performance goals which have previously vested, been paid or were exercised by the participant, if such performance goals would not have been achieved but for the participant’s Act of Misconduct, we will be entitled to recover some or all of the value of any such previously paid, vested or exercised awards.

Other provisions with respect to Acts of Misconduct may be included in any awards as deemed appropriate by the Committee from time to time. Such provisions may allow us to recover some or all of the value of any previously paid Awards from a participant if it is determined that the participant has engaged in such behavior.

Amendments

Except where shareholder approval is required by law, the Plan may be suspended or terminated by the Board of Directors or the Committee at any time, but the termination or suspension shall not, without the consent of a participant, adversely affect the rights of such participant under an outstanding Award. The Committee may at any time unilaterally amend or terminate and cash out any unexercised or unpaid award, whether earned or unearned, including awards earned but not yet paid, or substitute another award of the same or different type, to the extent it deems appropriate; provided, however, that any amendment to (but not termination of) an outstanding award which, in the opinion of the Committee, is materially adverse to the participant, or any amendment or termination which, in the opinion of the Committee, may subject the participant to liability under Section 16 of the Exchange Act, shall require the participant’s consent. The exercise price of a stock option shall not be reduced by the Committee without the consent of our shareholders, other than in the event of changes in our capital structure, as set forth above.

Certain Federal Income Tax Consequences

The following is a summary of U.S. federal income tax consequences relating to awards granted under the plan. The summary below does not contain a complete analysis of all the potential tax consequences relating to awards granted under the plan, including state, local or foreign tax consequences.

Non-qualified Options

The grant of a non-qualified option will have no federal income tax consequences to us or to a participant. A participant will recognize taxable ordinary income at the time of exercise of the option in an amount equal to the excess of the fair market value of the shares acquired at the time of exercise over the option price, and we will ordinarily be entitled to a deduction for such amount. The holder of shares acquired upon exercise of a non-qualified option will, upon a subsequent disposition of such shares, generally recognize a short-term or long term capital gain or loss, depending upon the holding period of the shares, equal to the difference between the amount realized on the sale and the basis in such shares (the sum of the option price and the amount taxed as ordinary income at the time of exercise).

ISOs

Neither the grant nor exercise of an ISO will generally have any federal income tax consequences for a participant. The amount by which the fair market value of the shares acquired upon the exercise of any ISO exceeds the option price as of the date of exercise, however, is an item of “tax preference” for purposes of computing the alternative minimum tax on individuals. If a participant has held the shares acquired on the exercise of an ISO for at least two years from the date of the grant of the option and at least one year from the date of exercise, the participant will recognize taxable long-term capital gain or loss upon a subsequent disposition of the shares. In such circumstances, no deduction would be allowed to us for federal income tax purposes in connection with the grant or exercise of the option or the transfer of shares acquired upon such exercise. If, however, the participant disposes of his or her shares within the holding periods described above, (i) the participant will recognize ordinary income in an amount equal to the difference between the fair market value of such shares on the date of exercise and the option price, provided that, if the disposition is a sale or exchange with respect to which a loss (if sustained) would be recognized by the participant and the amount realized from such sale or exchange is less than the fair market value on the exercise date, then the ordinary income will be limited to the excess of the amount realized upon the sale or exchange of the shares over the option price; (ii) we will be entitled to a deduction for such year in the amount of the ordinary income so recognized; and (iii) the participant will recognize capital gain or loss, as the case may be, in an amount equal to the difference between the amount realized upon such sale or exchange of the shares and the sum of the option price plus the amount of ordinary income, if any, recognized upon such disposition.

SARs

The grant of a SAR will have no federal income tax consequences to us or to a participant. Upon the exercise of a SAR, a participant generally will be deemed to have received income, taxable for federal income tax purposes at ordinary income rates, equal to the fair market value at the time of exercise of any of our common stock received plus the amount of any cash received, and we will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income recognized by the participant as a result of such exercise. The basis of shares received upon the exercise of a SAR will equal the fair market value of the shares at the time of exercise. Gain or loss recognized by the participant on a subsequent disposition of any such shares will be capital gain or loss if such shares constitute a capital asset in the hands of the participant.

Stock Awards

The grant of restricted shares is not a taxable event to a participant, absent an election under Section 83(b) of the Internal Revenue Code. If no election is made, the participant will recognize income, taxable for income tax purposes at ordinary rates, upon the lapse of the restrictions governing the shares. The amount of the income will equal the fair market value of the shares when the restriction lapse, less any amount paid by the participant for the shares. If the participant makes a Section 83(b) election within 30 days of the date of grant, he or she will be deemed to have received ordinary income at the time of the grant of the restricted shares equal to their fair market value at the date of grant less any amount paid by the participant for the shares, determined without regard to the restrictions imposed thereon. If the restricted shares are subsequently forfeited after a Section 83(b) election and before the restrictions lapse, the participant is not entitled to claim the loss for income tax purposes. We or one of our subsidiaries will be entitled to a deduction for income tax purposes when the participant recognizes ordinary income, either as a result of a Section 83(b) election or because of the lapse of the restrictions. The amount of the deduction will equal the amount of ordinary income recognized by the participant.

Performance Units and Performance Shares

A participant will not be deemed to have received taxable income upon the grant of performance units or performance shares. Upon distribution of common stock or cash in respect of the performance units or performance shares, a participant will be deemed to have received taxable ordinary income in an amount equal to the fair market value of the shares of common stock received on the date they are distributed to the participant or the amount of cash received. The basis of the shares of common stock received will equal the amount of taxable ordinary income recognized by the participant upon receipt of such shares. Gain or loss recognized by the participant on a subsequent disposition of any such shares will be capital gain or loss if such shares constitute a capital asset in the hands of the participant. Upon the distribution of such shares of common stock or cash, we or one of our subsidiaries will generally be entitled to a deduction for federal income tax purposes in an amount equal to the taxable ordinary income recognized by the participant.

Plan Benefits

No determination has been made as to the types or amounts of awards that will be granted to specific individuals under the Plan. While not necessarily indicative of the types or amounts of future awards, information on equity-based awards recently granted under our existing plans to each of our named executive officers is provided above under the headings “Summary Compensation Table” and “Grants of Plan-Based Awards in 2009.” Information on equity-based awards recently granted under our existing non-employee director compensation plan to each of our non-employee directors is provided above under the heading “Director Compensation Table.”

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE 2010 LONG TERM COMPENSATION PLAN.

ITEM FOUR

SHAREHOLDER PROPOSAL: ADOPT SIMPLE MAJORITY VOTE

The following shareholder proposal was submitted by John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, California 90278 (the “Proponent”). The Proponent claims to beneficially own not less than 150 shares of Kohl’s stock. If a representative of the Proponent who is qualified under state law is present and submits the proposal for a vote at the Annual Meeting, then the proposal will be voted upon. In accordance with federal securities regulations, the proposal is set forth below exactly as submitted by the Proponent.

4- Adopt Simple Majority Vote

RESOLVED, Shareholders request that our board take the steps necessary so that each shareholder voting requirement in our charter and bylaws, that calls for a greater than simple majority vote, be changed to a majority of the votes cast for and against the proposal in compliance with applicable laws. This includes each 80% supermajority provision in our charter and bylaws.

Currently a 1%-minority can frustrate a 79%-shareholder majority. Also our supermajority vote requirements can be almost impossible to obtain when one considers abstentions and broker non-votes. Supermajority requirements are arguably most often used to block initiatives supported by most shareowners but opposed by management. For example, a Goodyear (GT) management proposal for annual election of each director failed to pass even though 90% of votes cast were yes-votes.

This proposal topic won from 74% to 88% support at the following companies in 2009: Weyerhaeuser (WY), Alcoa (AA), Waste Management (WM), Goldman Sachs (GS), FirstEnergy (FE), McGraw-Hill (MHP) and Macy's (M). The proponents of these proposals included Nick Rossi, William Steiner, James McRitchie and Ray T. Chevedden.

The merits of this Simple Majority Vote proposal should also be considered in the context of the need for improvements in our company's 2009 reported corporate governance status:

The Corporate Library www.thecorporatelibrary.com, an independent investment research firm, rated our company “D” with “High Governance Risk” and “Moderate Concern” for executive pay. Our company primarily used stock options as equity pay. This raised concerns over the link between executive pay and company performance since small increases in our company's share price can result in large increases in the award value. Plus stock options can encourage management to manipulate results for a short-term stock price spike.

Our named executive officers can elect to have up to 50% of their annual long-term pay awards in restricted stock. The disadvantage of restricted stock is that it provides rewards whether the stock price is rising or falling. Meanwhile, Steven Burd and Frank Sica were our entire executive pay committee. Mr. Burd was a fellow CEO whose company (Safeway) did business with our company and Mr. Sica had 21-years long-tenure that goes against independence.

Frank Sica, John Herma, Peter Sommerhauser and William Kellogg each had 21-years long-tenure as directors — independence concern. Plus each of these directors (except Mr. Sica) was inside-related, another strike against independence.

Our board was the only significant directorship for six of our directors. This could indicate a lack of current transferable director experience for more than half of our board.

We also had no shareholder right to act by written consent, cumulative voting, an independent board chairman or an independent lead director. Shareholder proposals to address all or some of these topics have received majority votes at other companies and would be excellent topics for our next annual meeting.

The above concerns show there is need for improvement. Please encourage our board to respond positively to this proposal: Adopt Simple Majority Vote — Yes on 4.

STATEMENT OF THE BOARD OF DIRECTORS IN

OPPOSITION TO THIS SHAREHOLDER PROPOSAL

After careful consideration, our Board of Directors has determined that this shareholder proposal would not enhance shareholder value and would not be in the best interests of Kohl’s and its shareholders. The Board therefore recommends that you vote AGAINST this proposal.

A simple majority vote requirement already applies to virtually all matters typically submitted to a vote of our shareholders. Our Articles of Incorporation and Bylaws (collectively, our “Organizational Documents”) do, however, provide that if certain actions are to be taken by shareholders, those actions will require more than a simple majority vote. These enhanced voting standards were implemented in connection with our formation as a corporation and were designed to require broad shareholder consensus to effect corporate governance changes and to provide minority shareholders with a measure of protection against self-interested actions by one or more large shareholders. The particular actions to which these enhanced voting standards apply are:

•

Amendment of the articles specifying the procedures for the election of directors, the permissible number of directors constituting the Board, the term of each director, procedures to be followed in the event of vacancies on the Board, removal of directors, and shareholder nominations for directors;

•	Amendment of the articles and bylaws regarding shareholders’ meetings and shareholder actions without a meeting; and

•	Amendment of the bylaws regarding indemnification of directors who have not breached or failed to perform certain duties owed to Kohl’s.

Some of these provisions were included in our Organizational Documents to ensure greater deliberation and transparency in our shareholder voting process. Others were included to help us attract and retain qualified directors. The holders of eighty percent of our outstanding shares of common stock must agree to make changes with respect to these fundamental elements of our corporate governance structure. Importantly, the enhanced voting standards in our Organizational Documents do not preclude changes to our corporate governance structure. They simply help to ensure that certain fundamental changes are made only with a broad consensus of shareholders, rather than by a “simple majority” of shareholders who vote on a particular issue.

We have a strong history of responding to shareholder sentiment on corporate governance issues when circumstances warrant. For example, in 2005, in recognition of stockholder sentiment and corporate governance trends, we adopted amendments to our Organizational Documents that eliminated our classified Board structure and provided for the annual election of all directors. In 2007, we again amended our Organizational Documents and implemented a majority vote standard for the election of directors in uncontested elections, coupled with a director resignation policy for those directors who do not receive a majority of votes cast. Prior to this amendment, election of our directors had been subject to a plurality vote standard. Importantly, both of these actions required approval of the holders of at least 80 percent of our outstanding shares and were in fact approved by holders of approximately 81 percent and 83 percent, respectively, of our outstanding shares.

Notwithstanding our willingness to respond to requests for change in appropriate circumstances, the Board believes that there are important reasons for requiring a broad consensus of shareholders to amend certain fundamental governance provisions in the Organizational Documents. Requiring an enhanced voting standard for such important changes protects shareholders against the actions of one or more large shareholders whose interests may diverge from those of other shareholders.

On an ongoing basis, the Board will continue to consider whether changes to our Organizational Documents are appropriate and in the best interests of Kohl’s and our shareholders. For the reasons set forth above, however, the Board believes that implementation of this proposal at this time would not serve the best interests of Kohl’s or our shareholders.

FOR THE ABOVE REASONS, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE AGAINST THE ADOPTION OF THIS SHAREHOLDER PROPOSAL.

ITEM FIVE

SHAREHOLDER PROPOSAL: INDEPENDENT CHAIRMAN OF THE BOARD

The following shareholder proposal was submitted by the Trowel Trades S&P 500 Index Fund (the “Proponent”). The Proponent claims to beneficially own 9,305 shares of Kohl’s stock. If a representative of the Proponent who is qualified under state law is present and submits the proposal for a vote at the Annual Meeting, then the proposal will be voted upon. In accordance with federal securities regulations, the proposal is set forth below exactly as submitted by the Proponent.

RESOLVED: The shareholders of Kohl's Corporation ("Company") urge the Board of Directors to amend the Company's by laws, effective upon the expiration of current employment contracts, to require that an independent director — as defined by the rules of the New York Stock Exchange ("NYSE") — be its Chairman of the Board of Directors. The amended by laws should specify (a) how to select a new independent chairman if a current chairman ceases to be independent during the time between annual meetings of shareholders, and (b) that compliance is excused if no independent director is available and willing to serve as chairman.

SUPPORTING STATEMENT

The wave of corporate scandals at such companies as Enron, WorldCom and Tyco resulted in renewed emphasis on the importance of independent directors. For example, both the NYSE and the NASDAQ have adopted new rules that would require corporations that wish to be traded on them to have a majority of independent directors.

All of these corporations also had a Chairman of the Board who was also an insider, usually the Chief Executive Officer (“CEO”), or a former CEO, or some other officer. We believe that no matter how many independent directors there are on a board, that board is less likely to protect shareholder interests by providing independent oversight of the officers if the Chairman of that board is also the CEO, former CEO or some other officer or insider of the company.

Andrew Grove, former chairman and CEO of Intel Corporation, recognized this, and relinquished the CEO's position. “The separation of the two jobs goes to the heart of the conception of a corporation. Is a company a sandbox for the CEO, or is the CEO an employee? If he’s an employee, he needs a boss, and that boss is the board. The chairman runs the board. How can the CEO be his own boss?” (Business Week, November 11, 2002).

We also believe that it is worth noting that many of the companies that were embroiled in the financial turmoil stemming from the recent crisis in the financial services industry — Bank of America, Citigroup, Merrill Lynch, Morgan Stanley, Wachovia and Washington Mutual did not have an independent Chairman of the Board of Directors.

We anticipate that the Company will argue that since it has a Lead Director there is no need for an independent director being Chairman. We disagree and note that the companies cited above as being embroiled in the financial turmoil in the financial services industry all had some form of Lead Director position. In our opinion, the position of Lead Director is not an adequate substitute for an independent director having the full powers and authority of the Chairman for providing oversight of the Company's officers.

We respectfully urge the board of our Company to change its corporate governance structure by having an independent director serve as its Chairman.

STATEMENT OF THE BOARD OF DIRECTORS IN

OPPOSITION TO THIS SHAREHOLDER PROPOSAL

After careful consideration, our Board of Directors has determined that this shareholder proposal would not enhance shareholder value and would not be in the best interests of Kohl’s and its shareholders. The Board therefore recommends that you vote AGAINST this proposal.

Under our Corporate Governance Guidelines, the Board has the flexibility to determine whether it is in the best interests of Kohl’s and our shareholders to separate or combine the roles of the Chairman of the Board and Chief Executive Officer at any point in time. This proposal would remove this flexibility and narrow the governance arrangements that the Board may consider, which could be contrary to the best interests of our shareholders. The Board believes that it should be permitted to use its business judgment to decide who is the best person to serve as Chairman of the Board, based on what is in the best interests of Kohl’s and our shareholders on a case-by-case basis.

While the Board does not believe that separation of the roles of Chairman and Chief Executive Officer is necessary for effective board leadership, we do acknowledge the importance of independent Board oversight. Accordingly, the Company’s Corporate Governance Guidelines provide for an independent Lead Director to be elected annually by the independent directors. The role of our Lead Director closely parallels the role of an independent chairman. Specifically, our independent Lead Director:

•	presides at all meetings of the Board at which the Chairman is not present, including executive sessions of the non-management directors;

•	serves as liaison between the Chairman and the independent directors;

•	approves information sent to the Board;

•	approves meeting agendas for the Board;

•	approves meeting schedules to assure that there is sufficient time for discussion of all agenda items;

•	has the authority to call meetings of the independent directors; and

•	is available for consultation and direct communication with major shareholders upon request.

We believe that the existence of an independent Lead Director with this scope of responsibilities supports strong corporate governance principles and allows the Board to effectively fulfill its fiduciary responsibilities to our shareholders.

Moreover, we have adopted strong and effective corporate governance policies and procedures to promote effective and independent corporate governance. Among these policies and procedures are the following:

•	The Board is composed of a majority of independent directors, as determined under the standards of the New York Stock Exchange;

•	The Board’s Audit Committee, Compensation Committee and Nominating and Governance Committee are composed solely of independent directors;

•

Non-management directors meet privately in executive sessions presided over by the Lead Director in conjunction with each regular Board meeting — following these executive sessions, the Lead Director provides the Board’s guidance and feedback to the Chairman;

•	Independent directors communicate regularly with the Lead Director and the Chairman regarding appropriate Board agenda topics and other Board related matters; and

•	All Board members have complete access to management and outside advisors, so the Chairman is not the sole source of information for the Board.

In view of our highly independent board structure and our strong corporate governance guidelines and practices, the Board believes that this shareholder proposal is an unnecessary limitation on the Board’s flexibility and would not strengthen the Board’s independence or oversight functions. On an ongoing basis, the Board will continue to consider whether changes to our corporate governance practices are appropriate and in the best interests of Kohl’s and our shareholders.

FOR THE ABOVE REASONS, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE AGAINST THE ADOPTION OF THIS SHAREHOLDER PROPOSAL.

COPIES OF OUR ANNUAL REPORT ON FORM 10-K FOR FISCAL 2009 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ARE POSTED ON OUR WEBSITE AT www.kohls.com, AND ARE ALSO AVAILABLE TO YOU WITHOUT CHARGE UPON WRITTEN REQUEST TO OUR SECRETARY AT N56 W17000 RIDGEWOOD DRIVE, MENOMONEE FALLS, WISCONSIN 53051. EXHIBITS TO THE FORM 10-K WILL BE FURNISHED UPON PAYMENT OF THE REASONABLE EXPENSES OF FURNISHING THEM.

By Order of the Board of Directors

Richard D. Schepp,
Secretary

Menomonee Falls, Wisconsin

March 26, 2010

ANNEX A

KOHL’S CORPORATION

2010 LONG-TERM COMPENSATION PLAN

1.	Purpose

The purpose of the Plan is to allow the Company to attract and retain key employees and directors of the Company and its subsidiaries and to provide motivation to these individuals to put forth maximum efforts toward the continued growth, profitability, and success of the Company and its Subsidiaries by providing incentives through the ownership and performance of the Company's Common Stock. Toward this objective, the Committee may grant various equity-based Awards to Participants on the terms and subject to the conditions set forth in the Plan. These Awards will provide Participants with a proprietary interest in the growth and performance of the Company.

2.	Definitions

2.1. “Act of Misconduct” shall have the meaning set forth in Paragraph 23 below.

2.2. “Award” means any form of Stock Option, Stock Appreciation Right, Stock Award, Performance Unit, Performance Shares or other incentive award granted under the Plan, whether singly, in combination, or in tandem, to a Participant by the Committee pursuant to such terms, conditions, restrictions, and/or limitations, if any, as the Committee may establish by the Award Agreement or otherwise.

2.3. “Award Agreement” means either:

(a) a written agreement between the Company and a Participant; or

(b) a written or electronic statement issued by the Company to a Participant,

establishing the terms, conditions, restrictions, and/or limitations applicable to an Award in addition to those established by this Plan and by the Committee's exercise of its administrative powers. The Committee may provide for the use of electronic, internet, intranet or other non-paper Award Agreement, and the use of electronic, internet, intranet or other non-paper means for the acceptance of Awards and other desired or required actions by a Participant.

2.4. “Board” means the Board of Directors of the Company;

2.5. “Change of Control” shall have the meaning set forth in Paragraph 19 below.

2.6. “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.7. “Committee” means the Compensation Committee of the Board, or such other committee of directors designated by the Board, authorized to administer the Plan under Paragraph 3 hereof. Membership of the Committee shall consist of not less than two (2) independent directors and shall otherwise comply with the requirements of the rules and regulations of the Securities and Exchange Commission, the stock exchange on which the Company's Common Stock is traded, Rule 16b-3 of the Exchange Act and Code Section 162(m).

2.8. “Common Stock” means $.01 par value common shares of Kohl’s Corporation.

2.9. “Company” means Kohl’s Corporation, a Wisconsin corporation, and any of its direct or indirect subsidiaries.

2.10. “Disability” means the inability of a Participant to perform his or her normal duties as a full-time employee of the Company for a continuous period of ninety (90) days by reason of physical or mental illness or incapacity. If there is any dispute as to whether the termination of the Participant's employment was due to his or her physical or mental illness or incapacity, such question shall be submitted to a licensed physician for the purpose of making such determination. An examination of the Participant shall be made within thirty (30) days after written notice by the Committee or the Participant by a licensed physician selected by the Committee. The Participant shall submit to such examination and provide such information as such physician may request and the determination of such physician as to the question of the Participant's physical or mental condition shall be binding and conclusive on all parties concerned for purposes of this Plan. The disability shall be deemed to be continuing unless the Participant performs his or her regular duties for his or her employer for a continuous period of ninety (90) days. Notwithstanding the foregoing definition, if the Participant and Company are parties to any employment agreement, executive compensation agreement or similar agreement containing a different definition of “Disability”, the definition in the employment agreement, executive compensation agreement or similar agreement shall control.

2.11 “Effective Date” means the date this Plan is duly approved by the Company’s shareholders.

2.12. “Exchange Act” means the Securities and Exchange Act of 1934, as amended.

2.13 “Full Value Awards” mean Awards that are not Stock Options or Stock Appreciation Rights and are settled by the issuance of Common Stock.

2.14. “Market Value” of Common Stock shall mean the closing sale price of Common Stock on the New York Stock Exchange — Composite Transactions.

2.15 “Nonemployee Director” shall mean a member of the Board of Directors who is not a current employee of the Company.

2.16. “Participant” means a current or former employee of the Company or a Nonemployee Director chosen by the Committee to receive an Award under this Plan.

2.17. “Performance Goal” shall have the meaning set forth in Paragraph 13 below.

2.18. “Performance Share” means an award granted pursuant to Paragraph 12 hereof.

2.19. “Performance Unit” means an award granted pursuant to Paragraph 11 hereof.

2.20. “Plan” means this Kohl’s Corporation 2010 Long-Term Compensation Plan, as amended from time to time.

2.21. “Prior Plans” means the Kohl's Corporation 1997 Long-Term Compensation Plan, the Kohl’s Corporation 1997 Stock Option Plan for Outside Directors and the Kohl's Corporation 2003 Long-Term Compensation Plan, as amended.

2.22. “Retirement” means a Participant's voluntary termination of employment other than for Cause after the later to occur of (a) attainment of age sixty (60); or (b) employment with the Company for a continuous period of ten (10) years.

2.23. “Rule 16b-3” means Rule 16b-3 promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, as it may be amended from time to time, and any successor rule.

2.24. “Stock Appreciation Rights” or “SARs” shall mean stock appreciation rights Awards granted pursuant to Paragraph 9 below.

2.25. “Stock Award” means an award granted pursuant to Paragraph 10 hereof in the form of shares of Common Stock, restricted shares of Common Stock, and/or Units of Common Stock.

2.26. “Stock Option” shall mean stock option Awards granted pursuant to Paragraph 8 below.

2.27 “Unit” means a bookkeeping entry used by the Company to record and account for the grant of the following Awards until such time as the Award is paid, cancelled, forfeited or terminated, as the case may be: Units of Common Stock, Performance Units, and Performance Shares which are expressed in terms of Units of Common Stock.

3.	Administration

The Plan shall be administered by the Committee. Subject to the terms of the Plan, the Committee shall have the authority to:

(a) interpret the Plan;

(b) establish such rules and regulations as it deems necessary for the proper operation and administration of the Plan;

(c) select Participants to receive Awards under the Plan;

(d) determine the form of an Award, whether a Stock Option, Stock Appreciation Right, Stock Award, Performance Unit, Performance Share, or other incentive award established by the Committee in accordance with the Plan, the number of shares or Units subject to the Award, all the terms, conditions, restrictions and/or limitations, if any, of an Award, including the time and conditions of exercise or vesting, and the terms of any Award Agreement;

(e) determine whether Awards will be granted singly, in combination or in tandem;

(f) determine the Performance Goals, if any, which will be applicable to the Award;

(g) grant waivers of Plan terms, conditions, restrictions, and limitations;

(h) accelerate the vesting, exercise, or payment of an Award or the performance period of an Award when such action or actions would be in the best interest of the Company; and

(i) take any and all other action it deems necessary or advisable for the proper operation or administration of the Plan.

In addition, in order to enable Participants who are foreign nationals or are employed outside the United States or both to receive Awards under the Plan, the Committee may adopt such amendments, procedures, regulations, subplans and the like as are necessary or advisable, in the opinion of the Committee, to effectuate the purposes of the Plan.

Subject to Paragraph 24, the Committee shall also have the authority to grant Awards in replacement of Awards previously granted under this Plan or any other executive compensation plan of the Company.

All determinations of the Committee shall be made by a majority of its members, and its determinations shall be final, binding and conclusive on the Company, Participants and any persons claiming an interest through a Participant. The Committee, in its discretion, may delegate its authority and duties under the Plan to the Chief Executive Officer and/or to other senior officers of the Company under such conditions and/or limitations as the Committee may establish; provided, however, that only the Committee may select and grant Awards to Participants who are subject to Section 16 of the Exchange Act.

4.	Eligibility

Any current or former employee or Nonemployee Director of the Company chosen by the Committee shall be eligible to receive an Award.

5.	Awards Available

(a) Aggregate Limit. Subject to adjustment as provided in Paragraph 21 hereof, the aggregate number of shares of Common Stock which may be issued under the Plan pursuant to the exercise or grant of Awards shall not exceed 18,500,000 shares of Common Stock, which shall be reduced by one (1) share of Common Stock for every one (1) share of Common Stock that was subject to a Stock Option or Stock Appreciation Right Award granted under the Plan and 1.5 shares of Common Stock for every one (1) share of Common Stock that was subject to a Full Value Award granted under the Plan. On and after the Effective Date, no awards of any type may be granted pursuant to the Prior Plans but awards granted pursuant to the Prior Plans prior to the Effective Date shall continue to be effective in accordance with their terms.

Shares of Common Stock issued under this Plan may be treasury shares or authorized but unissued shares, or a combination of the two.

(b) Award Limits. In no event:

(i)	shall any Participant be eligible to receive grants of Stock Options or SARs for more than 1,500,000 shares during any twelve-month period (subject to adjustment as provided in Paragraph 21 hereof);

(ii)	shall any one Participant be eligible to receive grants of Full Value Awards which are subject to Performance Goals for more than 750,000 shares of Common Stock during any twelve-month period (subject to adjustment as provided in Paragraph 21 hereof);

(iii)	shall any one Participant be eligible to receive grants of an aggregate amount of Awards of Performance Units during any fiscal year with a maximum cash payout in excess of $10,000,000; and

(iv)	shall the aggregate number of shares of Common Stock subject to Awards granted to Nonemployee Directors exceed 500,000 (subject to adjustment as provided in Paragraph 21 hereof).

(c) Re-granting Shares. Notwithstanding anything herein to the contrary, any shares related to Awards which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares, are settled in cash in lieu of shares, or are exchanged with the Committee’s permission, prior to the issuance of shares, for Awards pursuant to which shares of Common Stock may not be issued, shall be available again for grant under this Plan. Shares subject to an Award under the Plan may not again be made available for issuance under the Plan if such shares:

(i)	were subject to a Stock Option or a stock-settled Stock Appreciation Right and were not issued upon the net settlement or net exercise of such Stock Option or Stock Appreciation Right;

(ii)	were delivered to or withheld by the Company to pay the exercise price of a Stock Option or the withholding taxes related to any Award; or

(iii)	were repurchased on the open market with the proceeds of a Stock Option exercise.

6.	Term

The Plan shall become effective as of the Effective Date. Awards shall not be granted pursuant to the Plan after the tenth anniversary of the Effective Date, but Awards granted prior to that date shall continue to be effective in accordance with their terms.

7.	Participation, Maximum Term of Awards and Minimum Vesting Periods

The Committee shall select, from time to time, those Participants who, in the opinion of the Committee, can further the Plan's purposes. Once a Participant is so selected, the Committee shall determine the type or types of

Awards to be made to the Participant and shall establish in the related Award Agreements the terms, conditions, restrictions and/or limitations, if any, applicable to the Awards in addition to those set forth in this Plan and the administrative rules and regulations issued by the Committee. Notwithstanding the foregoing:

(a)	the term of any Award shall not exceed ten (10) years, with the exception of incentive stock options in the case of a greater than 10% shareholder, where the term shall not exceed five (5) years, and

(b)	Except with respect to a maximum of five percent (5%) of the total share authorization set forth above in Paragraph 5 and any awards to Nonemployee Directors, Full Value Awards which are not subject to Performance Goals shall not provide for vesting which is any more rapid than annual pro rata vesting over a three (3) year period and any Full Value Awards which vest upon the attainment of Performance Goals shall provide for a performance period of at least twelve (12) months. Notwithstanding the foregoing, the Committee may permit acceleration of vesting of any Full Value Awards as otherwise permitted by the terms of this Plan, including Paragraphs 18 and 19.

8.	Stock Options

(a) Grants. Awards may be granted in the form of Stock Options. These Stock Options may be incentive stock options within the meaning of Section 422 of the Code or nonqualified stock options (i.e., stock options which are not incentive stock options), or a combination of both.

(b) Terms and Conditions of Options. A Stock Option shall be exercisable in whole or in such installments and at such times as may be determined by the Committee. The price at which a share of Common Stock may be purchased upon exercise of a Stock Option shall be established by the Committee, but shall be no less than 100% of the Market Value of a share of Common Stock, as determined by the Committee, on the date of grant. The exercise price of a Stock Option shall not be reduced by the Committee other than pursuant to Paragraph 21 hereof, without the consent of the Company's shareholders.

(c) Restrictions Relating to Incentive Stock Options. Stock Options issued in the form of incentive stock options shall, in addition to being subject to all applicable terms, conditions, restrictions and/or limitations established by the Committee, comply with Section 422 of the Code. Further, the per share option price of an incentive stock option shall not be less than 100% (or 110% in the case of a greater than 10% shareholder) of the fair market value of a share of Common Stock, as determined by the Committee, on the date of the grant. All or any portion of a Stock Option designated as an incentive stock option which does not meet the requirements of Section 422 of the Code, including those set forth herein, will be treated as a nonqualified stock option.

(d) Additional Terms and Conditions. The Committee may, by way of the Award Agreement or otherwise, establish such other terms, conditions, restrictions and/or limitations, if any, of any Stock Option Award, provided they are not inconsistent with the Plan.

(e) Exercise Payment. At the election of the Committee, upon exercise, the option price of a Stock Option may be paid in cash, shares of Common Stock either directly or by attestation, a combination of the foregoing, or such other consideration as the Committee may deem appropriate. The Committee shall establish appropriate methods for accepting Common Stock and may impose such conditions as it deems appropriate on the use of such Common Stock to exercise a Stock Option.

9.	Stock Appreciation Rights

(a) Grants. Awards may be granted in the form of SARs. A SAR may be granted in tandem with all or a portion of a related Stock Option under the Plan (a “Tandem SAR”), or may be granted separately (a “Freestanding SAR”). A Tandem SAR may be granted either at the time of the grant of the related Stock Option or any time thereafter during the term of the Stock Option. SARs shall entitle the recipient to receive a payment equal to the appreciation in Market Value of a stated number of shares of Common Stock from the exercise price to the Market Value on the date of exercise. In the case of SARs granted in tandem with Stock Options granted prior to the grant of such SARs, the appreciation in value is from the option price of such related Stock Option to the Market Value on the date of exercise.

(b) Terms and Conditions of Tandem SARs. A Tandem SAR shall be exercisable to the extent, and only to the extent, that the related Stock Option is exercisable, and the “exercise price” of such a SAR (the base from which the value of the SAR is measured at its exercise) shall be the option price under the related Stock Option. If a related Stock Option is exercised as to some or all of the shares covered by the Award, the related Tandem SAR, if any, shall be cancelled automatically to the extent of the number of shares covered by the Stock Option exercise. Upon exercise of a Tandem SAR as to some or all of the shares covered by the Award, the related Stock Option shall be cancelled automatically to the extent of the number of shares covered by such exercise, and such shares shall again be eligible for grant in accordance with Paragraph 5 hereof, except to the extent any shares of Common Stock are issued to settle the SAR.

(c) Terms and Conditions of Freestanding SARs. The “exercise price” of a Freestanding SAR shall be established by the Committee, but shall be no less than 100% of the Market Value of a share of Common Stock, as determined by the Committee, on the date of grant. A Freestanding SAR shall be exercisable in whole or in such installments and at such times as may be determined by the Committee.

(d) Deemed Exercise. The Committee may provide that a SAR shall be deemed to be exercised at the close of business on the scheduled expiration date of such SAR, if at such time the SAR by its terms remains exercisable and, if so exercised, would result in a payment to the holder of such SAR.

(e) Additional Terms and Conditions. The Committee may, by way of the Award Agreement or otherwise, determine such other terms, conditions, restrictions and/or limitations, if any, of any SAR Award, provided they are not inconsistent with the Plan.

10.	Stock Awards

(a) Grants. Awards may be granted in the form of Stock Awards. Stock Awards shall be awarded in such numbers and at such times during the term of the Plan as the Committee shall determine.

(b) Award Restrictions. Stock Awards shall be subject to such terms, conditions, restrictions, and/or limitations, if any, as the Committee deems appropriate including, but not by way of limitation, Performance Goal requirements, restrictions on transferability and continued employment. The Committee may modify or accelerate the delivery of a Stock Award under such circumstances as it deems appropriate.

(c) Rights as Shareholders. During the period in which any restricted shares of Common Stock are subject to the restrictions imposed under Paragraph 10(b), the Committee may, in its discretion, grant to the Participants to whom such restricted shares have been awarded all or any of the rights of a shareholder with respect to such shares, including, but not by way of limitation, the right to vote such shares and to receive dividends.

(d) Evidence of Award. Any Stock Award granted under the Plan may be evidenced in such manner as the Committee deems appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates.

11.	Performance Units

(a) Grants. Awards may be granted in the form of Performance Units. Performance Units, as that term is used in this Plan, shall refer to Units valued by reference to designated criteria established by the Committee, other than Common Stock.

(b) Performance Criteria. Performance Units shall be contingent on the attainment during a performance period of certain Performance Goals. The length of the performance period, the Performance Goals to be achieved during the performance period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Committee in the exercise of its absolute discretion. Where the Committee has determined to qualify an Award of Performance Units as “performance-based compensation” under Section 162(m) of the Code, the Committee shall set such Performance Goals on or before the latest date permissible to enable the Performance Unites to qualify as “performance-based compensation” under Section 162(m) of the Code and the Committee shall follow any procedures determined by it from time to time to be necessary to ensure qualification of the Performance Units under Section 162(m) of the Code.

(c) Additional Terms and Conditions. The Committee may, by way of the Award Agreement or otherwise, determine such other terms, conditions, restrictions, and/or limitations, if any, of any Award of Performance Units, provided they are not inconsistent with the Plan.

12.	Performance Shares

(a) Grants. Awards may be granted in the form of Performance Shares. Performance Shares, as that term is used in this Plan, shall refer to shares of Common Stock or Units which are expressed in terms of Common Stock.

(b) Performance Criteria. Performance Shares shall be contingent upon the attainment during a performance period of certain Performance Goals. The length of the performance period, the Performance Goals to be achieved during the performance period, and the measure of whether and to what degree such goals have been attained shall be conclusively determined by the Committee in the exercise of its absolute discretion. Where the Committee has determined to qualify an Award of Performance Shares as “performance-based compensation” under Section 162(m) of the Code, the Committee shall set such Performance Goals on or before the latest date permissible to enable the Performance Unites to qualify as “performance-based compensation” under Section 162(m) of the Code and the Committee shall follow any procedures determined by it from time to time to be necessary to ensure qualification of the Performance Shares under Section 162(m) of the Code.

(c) Additional Terms and Conditions. The Committee may, by way of the Award Agreement or otherwise, determine such other terms, conditions, restrictions and/or limitations, if any, of any Award of Performance Shares, provided they are not inconsistent with the Plan.

13.	Performance Goals

Notwithstanding any other provision of this Plan, the Committee may establish performance goals (“Performance Goals”) in connection with the grant of any Award hereunder. Performance Goals established by the Committee may be based upon any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit, either individually, alternatively or in any combination, and measured either annually (or such shorter period specified by the Committee or cumulatively over a period of years, on an absolute basis or relative basis, on a per-share basis or against a target, past performance or peer group performance, in each case as specified by the Committee:

•	total sales levels;

•	comparable store sales levels;

•	net income;

•	earnings before or after taxes, interest, depreciation, and/or amortization;

•	net operating profit;

•	earnings per share;

•	gross or operating margins;

•	return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales or revenue);

•	cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment);

•	productivity ratios;

•	expense or expense rate targets;

•	working capital targets or change in working capital;

•	economic value added or EVA (net operating profit after tax minus the sum of capital multiplied by the cost of capital);

•	inventory metrics;

•	market share gains;

•	shareholder return;

•	shareholder value;

•	attraction, retention and satisfaction of employees;

•	customer satisfaction survey scores;

•	total shareholder value; or

•	Market Value of the Common Stock.

Such Performance Goals may be set on a pre-tax or after-tax basis, may be applied on an absolute or relative basis, and may be determined with or without regard to changes in accounting or extraordinary, unusual or nonrecurring items, as specified by the Committee upon the grant of an Award. The Committee may, in its discretion, determine whether an Award will be paid under any one or more of the Performance Goals. Such Performance Goals shall be set by the Committee so as to comply with the performance-based compensation provisions under Code 162(m), and may be (but need not be) different for each performance period. The Committee may set different goals for different Participants and for different Awards, and Performance Goals may include standards for minimum attainment, target attainment, maximum attainment and any other performance standards deemed appropriate by the Committee. In all cases, however, Performance Goals shall include a minimum performance standard below which no part of the relevant Award will be earned. After the end of a performance period but prior to payment of the Award, the Committee shall certify the extent to which the relevant Performance Goals and any other material terms of the Award were in fact satisfied.

14.	Nonemployee Director Awards

Nonemployee Directors may only be granted Awards under the Plan in accordance with this Paragraph 14 and such Awards shall not be subject to management’s discretion. From time to time, the Board shall set the amount(s) and type(s) of equity awards that shall be granted to all Nonemployee Directors on a periodic, nondiscriminatory basis pursuant to the Plan, but which may be based upon the number of committees of the Board on which a Nonemployee Director serves, service of a Nonemployee Director as the chair of a Committee of the Board, service of a Nonemployee Director as Chairman of the Board or as Lead Director, or the first selection or appointment of an individual to the Board as a Nonemployee Director. Subject to the limits set forth in Paragraph 5 above, the Board shall grant such Awards determined pursuant to this Paragraph 14 to Nonemployee Directors and grant New Nonemployee Director Awards, as it shall from time to time determine.

If a Nonemployee Director subsequently becomes an employee of the Company while remaining a member of the Board, any previously issued Awards held by such individual shall not be affected and shall continue to be effective in accordance with their terms.

15.	Payment of Awards

At the discretion of the Committee, payment of Awards may be made in cash, Common stock, a combination of cash and Common Stock, or any other form of property as the Committee shall determine, other than Stock Options and Stock Awards, which shall be made in Common Stock. In addition, payment of Awards may include such terms, conditions, restrictions and/or limitations, if any, as the Committee deems appropriate, including, in the case of Awards paid in the form of Common Stock, restrictions on transfer and forfeiture provisions. Further, payment of Awards may be made in the form of a lump sum or installments, as determined by the Committee.

16.	Dividends and Dividend Equivalents

With respect to Full Value Awards, the Committee may choose, at the time of the grant of the Award or any time thereafter up to the time of the Award's payment, to include as part of such Award an entitlement to receive dividends or dividend equivalents, subject to such terms, conditions, restrictions, and/or limitations, if any, as the Committee may establish. Dividends and dividend equivalents shall be paid in such form and manner (i.e., lump sum or installments), and at such time as the Committee shall determine. All dividends or dividend equivalents which are not paid currently may, at the Committee's discretion, accrue interest or be reinvested into additional shares of Common Stock. Notwithstanding the foregoing, any dividends or dividend equivalents payable with respect to any Performance Share Award shall be credited as additional Performance Shares, and paid to the Participant only if and when, and to the extent that, payment is made pursuant to such Award.

For any Award that is governed by Section 409A of the Code regarding nonqualified deferred compensation, the Committee shall establish the schedule of any payments of dividends or dividend equivalents in accordance with the requirements of Section 409A of the Code or any guidance promulgated thereunder.

17.	Deferral of Awards

At the discretion of the Committee, payment of a Stock Award, Performance Share, Performance Unit, dividend, dividend equivalent, or any portion thereof may be deferred by a Participant until such time as the Committee may establish. All such deferrals shall be accomplished by the delivery of a written, irrevocable election by the Participant on a form provided by the Company. Further, all deferrals shall be made in accordance with administrative guidelines established by the Committee to ensure that such deferrals comply with all applicable requirements of Section 409A of the Code or any guidance promulgated thereunder. Deferred payments shall be paid in a lump sum or installments, as determined by the Committee in accordance with the requirements of Section 409A of the Code or any guidance promulgated thereunder. The Committee may also credit interest, at such rates to be determined by the Committee, on cash payments that are deferred and credit dividends or dividend equivalents on deferred payments denominated in the form of Common Stock.

18.	Termination of Service

If a Participant's employment with the Company or service as a member of the Board terminates for a reason other than death, Disability, Retirement, or any approved reason, all unexercised, unearned, and/or unpaid Awards, including, but not by way of limitation, Awards earned, but not yet paid, all unpaid dividends and dividend equivalents, and all interest accrued on the foregoing shall be cancelled or forfeited, as the case may be, unless the Participant's Award Agreement provides, or the Committee determines, otherwise. The Committee shall have the authority to promulgate rules and regulations to (a) determine what events constitute Disability, Retirement, or termination for an approved reason for purposes of the Plan, and (b) determine the treatment of a Participant under the Plan in the event of the Participant's death, Disability, Retirement, or termination for an approved reason.

19.	Change of Control

(a) Effect of Change of Control upon Certain Awards. Unless the Committee or the Board specifies otherwise in the terms of an Award Agreement, an employment agreement, executive compensation agreement or similar agreement prior to a Change of Control event, this Paragraph 19(a) shall govern the treatment upon or following a Change of Control of any Award, the vesting and/or settlement of which is based solely upon continued employment or the passage of time. In the case of an Award subject to this Paragraph 19(a) that the acquiring or surviving company in the Change of Control assumes upon and maintains immediately following the Change of Control (which Award shall be adjusted as to the number and kind of shares as may be determined appropriate by the Committee prior to the Change of Control), if there occurs an involuntary termination without cause (as defined in the Award Agreement) of the Participant holding such Award or a voluntary termination of the Participant’s employment for Good Reason within twelve months following the Change of Control or six months prior to the Change of Control, such Award shall be treated as provided in clause (i) or (ii) of this Paragraph 19(a), as applicable. In the case of an Award subject to this Paragraph 19(a) that the acquiring or surviving company in the Change of Control does not assume upon the Change of Control, immediately prior to the Change of Control such Award shall be treated as provided in clause (i) or (ii) of this Paragraph 19(a), as applicable. The treatment provided for under this Paragraph 19(a) is as follows:

(i) in the case of a Stock Option or an SAR, the Participant shall have the ability to exercise such Stock Option or SAR, including any portion of the Award not previously exercisable, until the earlier of the expiration of the Stock Option or SAR under its original term and a date that is two years (or such longer post-termination exercisability term as may be specified in the applicable Award Agreement) following such date of termination of employment; and

(ii) in the case of a Full Value Award, the Award shall become fully vested and shall be settled in full.

The Committee may also, through the terms of an Award or otherwise, provide for an absolute or conditional exercise, payment or lapse of conditions or restrictions on an Award as it deems appropriate in connection with any proposed Change of Control.

(b) Effect of Change of Control upon Performance-Based Awards. Unless the Committee or the Board specifies otherwise in the terms of an Award Agreement, an employment agreement, executive compensation agreement or similar agreement prior to a Change of Control event, the treatment of any Award in which the grant, issuance, retention, vesting and/or settlement of such Award is based in whole or in part on achievement of a Performance Goal shall be as specified in this Paragraph 19(b).

In the case of an Award subject to this Paragraph 19(b), upon the occurrence of the Change of Control, the Participant shall be deemed to have satisfied any performance-based vesting criteria at the target level (as determined by the Committee prior to the Change of Control), and following the Change of Control any such Award shall continue to vest based on the time-based vesting criteria, if any, to which the Award is subject. In addition, any Award subject to this Paragraph 19(b) that the acquiring or surviving company in the Change of Control assumes and maintains immediately following the Change of Control (which Award shall be adjusted as to the number and kind of shares as may be determined appropriate by the Committee prior to the Change of Control), if there occurs an involuntary termination without cause (as defined in the Award Agreement) of the Participant holding such Award or a voluntary termination of such Participant’s employment for Good Reason within twelve months following the Change of Control or six months prior to the Change of Control, such Award shall be treated as provided in clause (i) or (ii) of Paragraph 19(a), as applicable. In the case of an Award subject to this Paragraph 19(b) that the acquiring or surviving company in the Change of Control does not assume upon the Change of Control, immediately prior to the Change of Control such Award shall be treated as provided in clause (i) or (ii) of Paragraph 19(a), as applicable.

(c) Other provisions may be made by the Committee or the Board relating to any Award which the Committee or the Board deems equitable, including but not limited to, adjusting the terms of an Award to reflect the Change of Control or causing the Award to be assumed, or new rights to be substituted therefore, by another entity.

(d)	Definitions.

(i) “Change of Control” means the occurrence of (1) the acquisition (other than from the Company) by any person, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), other than the Company, a subsidiary of the Company, or any employee benefit plan or plans sponsored by the Company or any subsidiary of the Company, directly or indirectly, of beneficial ownership (within the meaning of Exchange Act Rule 13d-3) of 33% or more of the then outstanding shares of common stock of the Company or voting securities representing 33% or more of the combined voting power of the Company's then outstanding voting securities ordinarily entitled to vote in the election of directors unless the Incumbent Board (as defined below), before such acquisition or within 30 days thereafter, deems such acquisition not to be a Change of Control; or (2) individuals who, as of the date this Plan is adopted by the Board, constitute the Board (as of such date, the "Incumbent Board") ceasing for any reason to constitute at least a majority of such Board; provided, however, that any person becoming a director subsequent to the date this Plan is adopted by the Board whose election, or nomination for election by the shareholders of the Company, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be for purposes of the Plan, considered as though such person were a member of the Incumbent Board but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest which was (or, if threatened, would have been) subject to Exchange Act Rule 14a-12(c); or (3) the consummation of any merger, consolidation or share exchange of the Company with any other corporation, other than a merger, consolidation or share exchange which results in more than 60% of the outstanding shares of the common stock, and voting securities representing more than 60% of the combined voting power of then outstanding voting securities entitled to vote generally in the election of directors, of the surviving, consolidated or resulting corporation being then beneficially owned, directly or indirectly, by the persons who were the Company's shareholders immediately prior to such transaction in substantially the same proportions as their ownership, immediately prior to such transaction, of the Company's then outstanding Common Stock or then outstanding voting securities, as the case may be; or (4) the consummation of any liquidation or dissolution of the Company or a sale or other disposition of all or substantially all of the assets of the Company.

(ii) “Good Reason,” unless the Committee or the Board specifies otherwise in the terms of an Award Agreement, means, without the Participant’s consent, (1) a material reduction in the Participant’s base salary as in effect immediately prior to the Change of Control (excluding, however, any made in connection with, and proportionate to, a company-wide pay reduction), (2) a material reduction in the Participant’s position or responsibilities or (3) Participant being required to relocate his or her place of employment from his or her place of employment immediately prior to the relocation (excluding any required relocation within a 50-mile radius of such place of employment).

20.	Nonassignability

No Awards or any other payment under the Plan shall be subject in any manner to alienation, anticipation, sale, transfer (except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code), assignment, pledge, or encumbrance, and during the lifetime of the Participant, only the Participant may exercise rights under the Plan. Following the death of the Participant, such individual, trust or estate who or which by designation of the Participant or operation of law succeeds to the rights of the Participant under the Plan upon the Participant's death, may exercise the Participant's rights to the extent they are exercisable under the Plan following the death of the Participant. All beneficiary designations shall be made in such form and subject to such limitations as may from time to time be acceptable to the Committee and delivered to and accepted by the Committee.

21.	Adjustment Provisions

In the event of any change in the outstanding Common Stock by reason of any reorganization, recapitalization, merger, consolidation, stock split, stock dividend, spin-off, combination or exchange of Shares or other corporate exchange, or any distribution to shareholders of Common Stock other than regular cash dividends or any transaction similar to the foregoing, the number of shares available for Awards, the shares subject to any Award and the option prices or exercise prices of Awards shall be automatically adjusted. If there is any change in the number of outstanding shares of Common Stock through any change in the capital of the Company, or through any other transaction referred to in Section 424(a) of the Code, the Committee shall make appropriate adjustments in the maximum number of shares of Common Stock which may be issued under the Plan and any adjustments and/or modifications to outstanding Awards as it deems appropriate. In the event of any other change in the capital structure or in the Common Stock of the Company, or in the event of a merger, consolidation, combination or exchange of shares, or the like, as a result of which Common Stock is changed into another class, or securities of another person, cash or other property, the exercise price, consideration to be received, and other terms of an Award shall be adjusted as deemed equitable by the Committee, in its sole discretion. The Committee shall have authority to provide for, in appropriate cases upon the effectiveness of the transaction, (a) waiver, in whole or in part, of remaining restrictions for vesting or earning, and (b) the conversion of outstanding Awards into cash or other property to be received in the transactions immediately or over the periods the Award would have vested or been earned. Any adjustment, waiver, conversion or the like carried out by the Committee under this Paragraph shall be conclusive and binding for all purposes of the Plan. Notwithstanding the foregoing, any increase in the number of shares of Common Stock subject to the Plan shall, if required under Rule 16b-3 or Code Section 162(m), be subject to approval of the Company's shareholders.

22.	Withholding Taxes

The Company shall be entitled to deduct from any payment under the Plan, regardless of the form of such payment, the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment or may require the Participant to pay to it such tax prior to and as a condition of the making of such payment. In no event shall the Company withhold, or allow the Participant to pay more than the minimum amount required by law. In accordance with any applicable administrative guidelines it establishes, the Committee may allow a Participant to pay the amount of taxes required by law to be withheld from an Award by withholding from any payment of Common Stock due as a result of such Award, or by permitting the Participant to deliver to the Company, shares of Common Stock having a fair market value, as determined by the Committee, equal to the amount of such required withholding taxes.

23.	Suspension or Termination of Awards; Clawback Provisions.

(a)	Effect of Act of Misconduct or Termination for Cause on Awards.

Except as otherwise provided by the Committee, if at any time (including after a notice of exercise has been delivered or an Award has vested) the Committee reasonably determines that a Participant may have committed an Act of Misconduct, the Committee may suspend the Participant’s rights to exercise any Stock Option, to vest in an Award, and/or to receive payment for or receive Shares in settlement of an Award pending a determination of whether an Act of Misconduct has been committed.

If the Committee determines a Participant has been terminated for Cause or the Participant has committed an Act of Misconduct, then except as otherwise provided by the Committee:

(i)	neither the Participant nor his or her estate nor transferee shall be entitled to exercise any Stock Option whatsoever, vest in or have the restrictions on an Award lapse or Performance Goal satisfied or waived, or otherwise receive payment of an Award;

(ii)	the Participant will forfeit all outstanding Awards;

(ii)

for any Awards subject to Performance Goals which have previously vested, been paid or were exercised by the Participant, if such Performance Goals would not have been determined by the Committee to have been achieved but for the Participant’s Act of Misconduct, the Company shall be entitled to recover some or all of the value of any such previously paid, vested or exercised Awards. In making such determination, the Committee may give the Participant an opportunity to submit written comments, documents, information and arguments to be considered by the Committee.

In addition to the foregoing, other provisions with respect to Acts of Misconduct may be included in any Awards as deemed appropriate by the Committee or the Board from time to time. Such provisions may allow the Company to recover some or all of the value of any previously paid Awards from a Participant if it is determined that the Participant has engaged in certain Acts of Misconduct.

(b)	Definitions.

(i) “Act of Misconduct.” An “Act of Misconduct” shall occur where a Participant has violated “Kohl’s Ethical Standards and Responsibilities” or has committed an act of embezzlement, fraud, dishonesty, disloyalty, nonpayment of any material obligation owed to the Company (other than an obligation related to the Participant’s Kohl’s retail charge account), breach of fiduciary duty or deliberate disregard of Company rules resulting in loss, damage or injury to the Company, or if a Participant makes an unauthorized disclosure of any Company trade secret or confidential information or breaches any non-competition agreement, induces any Company supplier to breach a contract with the Company, or induces any principal for whom the Company acts as agent to terminate such agency relationship.

(ii) “Cause.” Except as otherwise provided in a Participant’s Award Agreement, for purposes of this Paragraph 23, “Cause” shall mean termination of employment upon: (1) a Participant's refusal to perform duties as directed in good faith by the Company’s Chief Executive Officer or the Company officer to whom Participant reports , which failure is not cured within ten (10) calendar days after written notice thereof from the Company’s Chief Executive Officer or Company officer to whom Participant reports, (2) a Participant's conviction of a crime which substantially relates to the circumstances of his or her position with the Company or which has material adverse effect on the Company, or (4) the willful engaging by a Participant in conduct which is demonstrably and materially injurious to the Company. Notwithstanding the foregoing definition, except as otherwise provided in a Participant’s Award Agreement, if the Participant and Company are parties to any employment agreement, executive compensation agreement or similar agreement containing a different definition of “Cause”, the definition in the employment agreement, executive compensation agreement or similar agreement shall control for purposes of this Paragraph 23.

24.	Amendments to Awards

The Committee may at any time unilaterally amend or terminate and cash out any unexercised or unpaid Award, whether earned or unearned, including, but not by way of limitation, Awards earned but not yet paid, and/or substitute another Award of the same or different type, to the extent it deems appropriate; provided, however, that without the prior approval of the Company's shareholders and except as provided in Paragraph 19, Stock Options or SARs issued under this Plan will not be repriced, replaced, repurchased for cash at any time when the Market Value of a share of Common Stock is lower than the exercise price of a previously granted Stock Option or the “exercise price” of a previously granted SAR or regranted through cancellation, or by lowering the exercise price of a previously granted Stock Option or the “exercise price” of a previously granted SAR; and provided further that any amendment to (but not termination of) an outstanding Award which, in the opinion of the Committee, is materially adverse to the Participant, or any amendment or termination which, in the opinion of the Committee, may subject the Participant to liability under Section 16 of the Exchange Act, shall require the Participant's consent.

25.	Regulatory Approvals and Listings

Notwithstanding anything contained in this Plan to the contrary, the Company shall have no obligation to issue or deliver certificates of Common Stock evidencing Stock Awards or any other Award resulting in the payment of Common Stock prior to:

(a)	the obtaining of any approval from any governmental agency which the Company shall, in its sole discretion, determine to be necessary or advisable;

(b)	the admission of such shares to listing on the stock exchange on which the Common Stock may be listed; and

(c)	the completion of any registration or other qualification of said shares under any state or federal law or ruling of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable.

26.	No Rights to Continued Service or Grants

Participation in the Plan shall not give any Participant any right to remain in the employ of the Company or to continue as a director of the Company. The Company reserves the right to terminate any Participant at any time. Further, the adoption of this Plan shall not be deemed to give any Participant or any other person any right to be selected as a Participant or to be granted an Award or additional Awards.

27.	Amendment

The Board may suspend or terminate the Plan at any time, but the termination or suspension shall not, without the consent of a Participant, adversely affect the rights of such Participant under an outstanding Award then held by the Participant, except to the extent permitted by Paragraph 24. In addition, the Board may, from time to time, amend the Plan in any manner, but may not without shareholder approval adopt any amendment that requires shareholder approval under Rule 16b-3, Code Section 162(m), any applicable stock exchange rule, or any other applicable provision of securities and/or tax law.

28.	Governing Law

The Plan shall be governed by and construed in accordance with the laws of the State of Wisconsin without regard to its conflicts of law provisions.

29.	No Right, Title, or Interest in Company Assets

No Participant shall have any right in any fund or in any specific asset of the Company by reason of being a Participant under this Plan, nor any rights as a shareholder as a result of participation in the Plan until the date of issuance of a stock certificate in the Participant's name, and, in the case of restricted shares of Common Stock, such rights are granted to the Participant under Paragraph 10(c) hereof. To the extent any person acquires a right to receive payments from the Company under this Plan, such rights shall be no greater than the rights of an unsecured creditor of the Company.

KOHL’S CORPORATION N56 W17000 RIDGEWOOD DRIVE MENOMONEE FALLS, WI 53051

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M19234-P88301                     KEEP THIS PORTION FOR YOUR RECORDS

 — — — — — —  — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

KOHL’S CORPORATION

ITEM 1. Election of Directors

The Board of Directors recommends that you vote FOR the following nominees:

Nominees:		For	Against	Abstain

1a.	Peter Boneparth	O	O	O

1b.	Steven A. Burd	O	O	O			For	Against	Abstain

1c.	John F. Herma	O	O	O	1j.	Nina G. Vaca	O	O	O

1d.	Dale E. Jones	O	O	O	1k.	Stephen E. Watson	O	O	O

1e.	William S. Kellogg	O	O	O	Vote on Proposals:

1f.	Kevin Mansell	O	O	O	ITEM 2. Ratify Appointment of Ernst & Young LLP as Independent Registered Public Accounting Firm. The Board of Directors Recommends a Vote FOR Item 2.		O	O	O

1g.	Frank V. Sica	O	O	O

1h.	Peter M. Sommerhauser	O	O	O	ITEM 3. Approval of the Kohl’s Corporation 2010 Long Term Compensation Plan. The Board of Directors Recommends a Vote FOR Item 3.		O	O	O

1i.	Stephanie A. Streeter	O	O	O

For address changes and/or comments, please check this box and write them on the back where indicated.				O	ITEM 4. Shareholder Proposal: Adopt Simple Majority Vote. The Board of Directors Recommends a Vote AGAINST Item 4.		O	O	O

Please indicate if you plan to attend this meeting.		O	O

		Yes	No		ITEM 5. Shareholder Proposal: Independent Chairman of the Board of Directors. The Board of Directors Recommends a Vote AGAINST Item 5.		O	O	O
NOTE: In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

ANNUAL MEETING ADMISSION TICKET

Kohl’s Corporation

Annual Meeting of Shareholders

Thursday, May 13,

2010

1:00 P.M., Local Time

The Pilot House at Pier Wisconsin

500 N. Harbor Drive

Milwaukee, Wisconsin 53202

This Admission Ticket will be required to admit you to the meeting

Please write your name and address in the space provided below and present this ticket when you enter

Name:

Address:

City, State and Zip Code:

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

— —	— — — — — — — — —
— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — M19235-P88301

KOHL’S CORPORATION

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The shareholder(s) hereby appoint Richard D. Schepp and Kevin Mansell or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Kohl’s Corporation that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 1:00 P.M., Local Time on May 13, 2010 at The Pilot House at Pier Wisconsin, 500 N. Harbor Drive, Milwaukee, Wisconsin 53202 and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, FOR THE RATIFICATION OF ERNST & YOUNG AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, FOR THE APPROVAL OF THE KOHL’S CORPORATION 2010 LONG TERM COMPENSATION PLAN, AGAINST THE SHAREHOLDER PROPOSAL REGARDING ADOPTION OF A SIMPLE MAJORITY VOTE, AND AGAINST THE SHAREHOLDER PROPOSAL REGARDING AN INDEPENDENT CHAIRMAN OF THE BOARD OF DIRECTORS. PROPOSALS 1, 2 AND 3 ARE BEING PROPOSED BY KOHL’S CORPORATION AND PROPOSALS 4 AND 5 ARE BEING PROPOSED BY SHAREHOLDERS OF KOHL’S CORPORATION.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) CONTINUED AND TO BE SIGNED ON REVERSE SIDE